EXHIBIT (10)(IV)

OUTPARCEL GROUND LEASE

between

JPC MONROE, LLC, Landlord

and

BANK OF OAK RIDGE, Tenant

Dated: June 1, 2002

i

TABLE OF CONTENTS

Page No.
EXHIBIT A	Legal Description of the Land
EXHIBIT B	Shopping Center Site Plan
EXHIBIT B-l	Legal Description of Parcel
EXHIBIT C	Declaration
EXHIBIT D	Procedure for Construction of Improvements
EXHIBIT E	Landlord's Rules and Regulations
EXHIBIT F	Title Insurance Policy

GROUND LEASE

THIS GROUND LEASE, dated this 1 day of June, 2002, by and between JPC MONROE, LLC, a North Carolina limited liability company (“Landlord”), and Bank of Oak Ridge, a North Carolina banking corporation (“Tenant”).

RECITALS:

A. Landlord is the owner of that certain tract of land located at the northwest corner of the intersection of N.C. Hwy. 150 and N.C. Hwy. 68, in the Town of Oak Ridge, Oakridge Township, Guilford County, North Carolina, which is more particularly described on Exhibit A attached hereto (the “Land”), upon which is situated the shopping center known as “Oak Ridge Commons” (the “Shopping Center”). A site plan of the Shopping Center dated (undated) is attached hereto as Exhibit B.

B. Landlord and Tenant desire: (1) for Landlord to lease to Tenant an outparcel that is a portion of the Shopping Center and is hereinafter more particularly described; (2) for Landlord to lease to Tenant the Premises, as hereinafter defined, and to permit Tenant to construct improvements thereon pursuant to the Landlord-approved Plans and Specifications (as such term is hereinafter defined); and (3) to provide Tenant with certain appurtenant rights and easements with respect to the use and enjoyment of the Premises, including, without limitation, (a) certain non-exclusive parking rights, (b) access easements over the all driveways and drive aisles accessing the Shopping Center and the Premises, (c) easements for all utilities which may be necessary for the use and enjoyment of the Premises, (d) the right to use all common areas of the Shopping Center which are used by the tenants of the Shopping Center, and (e) to provide such other rights, privileges and easements as is hereinafter set forth. The Easements are hereinafter defined and described in detail on Exhibit C attached hereto.

NOW, THEREFORE, in consideration of the Premises, the rent to be paid, the mutual covenants and agreements herein contained and of other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged by the parties hereto, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the Premises, together with the Easements, as such terms are defined and described on Exhibit C attached hereto. Tenant hereby accepts this Lease and the Premises upon the covenants and conditions set forth herein and subject to any encumbrances, covenants, conditions, restrictions and other matters of record as of the date hereof (the “Permitted Encumbrances”) and all applicable zoning, municipal, county, state and federal laws, ordinances and regulations governing and regulating the use of the Premises.

TO HAVE AND TO HOLD THE SAME for an initial term of 20 years commencing on the Rent Start Date, as hereinafter defined, subject to the terms and conditions set forth herein.

ARTICLE 1 - PREMISES AND COMMON AREAS

1.1 Premises. For and in consideration of the rents, taxes and insurance and other charges and expenses to be paid by Tenant, and in consideration of the performance by Tenant of the covenants set forth herein, Landlord does hereby demise and lease to Tenant all that certain real property consisting of approximately 52,272 square feet of land, located at the Shopping Center, in the Town of Oak Ridge, Guilford County, North Carolina, shown as Parcel D (the “Premises”) on the plat attached hereto as Exhibit B, and more particularly defined in Exhibit B-1, together with the Improvements, as hereinafter defined, to be constructed thereon pursuant to the terms of this Lease and together with all the rights and easements appurtenant thereto as described in the Declaration recorded in Book 5483, Page 1142, Guilford County Registry, a copy of which is attached hereto as Exhibit C (the “Declaration”). The description of the Premises as shown on Exhibit B and described in Exhibit B-1 controls over the description in the site plan attached as an exhibit to the Declaration.

1.2 Common Areas.

a. Definition of Common Areas. Landlord shall make available within the Shopping Center such common areas, including, but not limited to, parking areas, driveways, truckways, delivery passages, loading docks, pedestrian sidewalks and ramps, access and egress roads, and other facilities, as Landlord in its sole discretion shall deem appropriate (“Common Area” or “Common Areas”). It is hereby expressly understood and agreed by Landlord and Tenant that Landlord shall operate, manage, equip, light, repair and maintain said Common Areas such that the Common Areas are reasonably fit for their intended purposes in such manner as Landlord in its sole discretion shall determine, and Landlord reserves the right to change from time to time the size, location, nature and use of any Common Area, to sell or lease any portion thereof, and to make additional installations therein and to move and remove the same. The community well and spray irrigation field do not constitute Common Area. The outparcels do not constitute Common Areas. For purposes of this Lease, “outparcel” shall have the meaning provided in the Declaration.

b. Use of Common Areas. Tenant and its concessionaires, officers, employees, agents, customers and invitees shall have the non-exclusive right in common with Landlord and all others to whom Landlord has or may hereafter grant rights, to use the Common Areas as designated from time to time by Landlord, subject to such reasonable rules and regulations as Landlord may from time to time impose, as more particularly described in Section 5.1. Tenant agrees after notice thereof to abide by such rules and regulations and to use its best efforts to cause its concessionaires, officers, employees, agents, customers and invitees to conform thereto. Landlord may at any time close temporarily any Common Area to make repairs or changes, to prevent the acquisition of public rights in such area or to discourage non-customer parking; and Landlord may do such other acts in and to the Common Areas as in its judgment may be desirable to improve the convenience thereof. Landlord may designate specific areas in which automobiles owned by Tenant, its concessionaires, officers, employees and agents must be parked. Tenant shall, upon request, furnish to Landlord the license numbers of the cars operated by Tenant and its concessionaires, officers,

2

employees and agents. Tenant shall not at any time interfere with the rights of Landlord and other tenants, its and their concessionaires, officers, employees, agents, customers and invitees, to use any part of the parking areas and other Common Areas. Tenant and Tenant’s concessionaires, officers, employees or agents shall not solicit business in the parking or other Common Areas; shall not distribute any flyers, pamphlets, brochures, handbills or other advertising matter in the parking or other Common Areas; and shall not place any flyers, pamphlets, brochures, handbills or other advertising matter in or on any automobiles parked therein without Landlord’s written consent.

Landlord reserves the right to grant to third persons the non-exclusive right to cross over and use in common with Landlord and all tenants of the Shopping Center the Common Areas as designated from time to time by Landlord.

c. Management Agreements for Common Areas. At any time hereafter, Landlord shall have the right to employ any person, firm or corporation to manage, operate and maintain the Common Areas or any part or parts thereof or any particular function or functions operated in connection therewith, on such terms and conditions and for such time as Landlord shall, in its sole judgment, deem reasonable and proper.

d. Contributions to Costs of Maintaining and Operating the Common Areas.

(i) Determination of Cost. Tenant shall pay to Landlord, in addition to all other payments to be made by Tenant to Landlord under this Lease, Tenant’s pro rata share of the cost of managing, maintaining and operating the Common Areas. Tenant’s share will be determined by multiplying the total cost of managing, maintaining and operating the Common Areas by a fraction the numerator of which is the total number of square feet in the Premises (not the Improvements) and the denominator of which is the total square footage of the Land. Tenant’s share of such costs shall be paid as set forth in subsection (d)(ii) below and shall be Additional Rent. The term “cost of managing, maintaining and operating the Common Areas” shall mean the actual gross costs and expenses of every kind incurred by Landlord by reason of Landlord’s ownership or operation of the Common Areas, plus a charge of fifteen percent (15%) of such gross costs and expenses, which latter amount shall represent the cost of Landlord’s administering the Common Areas. Such costs and expenses shall include all sums expended by Landlord concerning the Common Areas for the maintenance and operation thereof and repairs thereto, and may include, by way of example but without imposing a requirement on Landlord, resurfacing, repainting, restriping, cleaning, sweeping, janitorial services, the purchase, construction and maintenance of trash and refuse receptacles, replanting and relandscaping, directional signs and other markers, patrol of and other security measures related to the Common Areas, supervision of traffic direction when required, car stops, lighting and other utilities, depreciation allowance on improvements therein and machinery and equipment used in connection therewith, ad valorem property taxes on the Common Areas, salaries, all insurance costs, and all fringe benefits on employees performing the

3

services herein described, and adequate public liability and property damage insurance thereon in an amount to be determined by Landlord, and all other things necessary in Landlord’s judgment for the operation and maintenance of the Common Areas in a state of good and sanitary order, condition and repair. The cost of the original construction, installation or decoration of the Common Areas shall not be a part of the cost of maintenance and operation of the Common Areas.

(ii) Amount of Payments. Tenant shall pay to Landlord, in advance, on the first day of each and every month during the term of this Lease, an amount which Landlord shall estimate is Tenant’s pro rata share of the “costs of maintaining and operating the Common Areas.” Landlord shall notify Tenant, in writing, of Tenant’s estimated monthly payment. In the event the term hereof shall commence on a date other than the first day of a month, Tenant also shall make a prorated payment on the commencement date of the term for such part of the first month. Tenant’s initial monthly contribution through December 31 of the first calendar year of this Lease shall be $261.37.

Within one hundred twenty (120) days after the end of any calendar year during which any portion of the term of this Lease occurs, Landlord shall deliver to Tenant a written statement showing the total cost of maintaining and operating the Common Areas for the calendar year ending and Tenant’s pro rata share of such expenses, together with any adjustment to the initial monthly payment made necessary by any increase in Common Area expenses. If during any calendar year for which the charges are made the number of days of the term hereof expiring is less than the number of days during which such Common Areas were maintained and operated by Landlord, Tenant’s pro rata share shall be determined by multiplying that amount which Tenant would otherwise have been liable to pay under the foregoing provisions thereof by a fraction, the numerator of which shall be the number of days of the term hereof expiring during such year, and the denominator of which shall be the number of days such Common Areas were maintained and operated by Landlord during such year. If the monthly amount paid by Tenant for such calendar year under the foregoing provisions of this Section (d) shall exceed Tenant’s pro rata share of such annual costs, Landlord shall refund such excess to Tenant or Landlord may, if it shall so elect, apply such excess as a credit against any existing or future liability of Tenant to Landlord. If the monthly amount paid by Tenant for such calendar year under the provisions of this Section (b) shall be less than Tenant’s pro rata share of such annual cost, Tenant shall pay to Landlord the amount of such deficiency within thirty (30) days after the receipt of such statement from Landlord.

(iii) Records. Landlord shall keep and maintain reasonable records of all expenses for the maintenance and operation of the Common Areas, and the same shall upon request by Tenant be made available annually to Tenant by appointment during reasonable business hours at the office of Landlord for inspection by Tenant.

4

ARTICLE 2 - TERM

2.1 Term. Subject to the provisions of Exhibit D, the term of this Lease shall commence on the Rent Start Date, as defined in Section 3.1 below, and shall expire twenty (20) years thereafter (the “Term”); provided, however, if the Rent Start Date falls on a day other than the first day of a calendar month, then the Term shall expire twenty (20) years from the last day of the calendar month in which the Rent Start Date occurs. Within thirty (30) days after the Rent Start Date, Landlord and Tenant shall execute an addendum to this Lease setting forth the actual Rent Start Date and scheduled expiration date of the Term. The executed addendum shall be attached to this Lease and shall be a part hereof.

2.2 Options to Extend Term. Landlord further hereby grants Tenant two (2) successive options to extend the Term, each for an additional period often (10) years, as follows: Provided it is not then in default under this Lease beyond any applicable cure period, Tenant shall have the option to extend the Term for each successive ten (10) year period (“Extended Term”) by giving notice to Landlord of its exercise of the option at least one hundred eighty (180) days prior to the expiration of the Term or the then-expiring Extended Term, as the case may be. All of the terms and conditions of this Lease shall apply during each Extended Term, except the provisions relating to the initial construction of the Improvements and expired options to extend the Term. Failure to exercise any option to extend shall nullify any future options to extend the Term. Unless otherwise specified in this Lease, references to “Extended Term” shall mean and refer to all two (2) Extended Terms and references to “Term” shall be deemed to include any and all Extended Terms.

ARTICLE 3 - RENT

3.1 Minimum Monthly Rent. In consideration of leasing the Premises, Tenant agrees to pay Landlord, or Landlord’s designated agent, at the address provided in Article 21 of this Lease or such other address as Landlord from time to time may designate in writing, the following annual rent (“Minimum Annual Rent”), due and payable monthly, in advance during the Term of this Lease, in equal monthly installments in the following amounts (“Minimum Monthly Rent”):

	Lease Year	Minimum Monthly Rent	Minimum Annual Rent
	Year l	$3,484.83/mo.	$41,818.00/yr.
	Year 2	$3,920.42/mo.	$47,045.00/yr.
	Years 3-5	$4,356.00/mo.	$52,272.00/yr.
	Years 6-10	$7,105.21/mo.	$60,116.00/yr.
	Years 11-15	$5,760.83/mo.	$69,130.00/yr.
	Years 16-20	$6,625.00/mo.	$79,500.00/yr.
First Extended Term:	Years 21-30	Market Rent	(to be determined as provided below)
Second Extended Term:	Years 31 -40	Market Rent	(to be determined as provided below)

5

If the Tenant and the Landlord are not able to agree upon what rent increase should apply to reflect the current market rent (“Market Rent”) to calculate the new Minimum Monthly Rent and Minimum Annual Rent within thirty (30) days after the delivery of the written notice by Tenant of Tenant’s exercise of its option for a first or second Extended Term, the parties will endeavor to agree upon an appraiser to provide an appraisal of the Market Rent for the Premises (excluding improvements) as of the date of the written notice. If such an appraiser is agreed upon, the appraisal of such appraiser shall be binding on the parties with regard to the Market Rent. The cost of a single appraiser shall be borne equally between the parties.

If the parties cannot agree upon an appraiser within the thirty (30) day period specified above, then either party may send notice to the other party designating the commencement of the appraisal process. During the ten (10) day period following the delivery of such notice, each party shall be entitled to designate an appraiser, with each party bearing the cost of the appraiser selected by that party. Any appraiser so designated shall not be an affiliate of either party. The two appraisers so selected shall have thirty (30) days following the designation of the second appraiser to prepare their appraisals. After each has prepared an appraisal, the appraisers shall provide each other with their respective appraisals in writing. If the lower appraisal is equal to or greater than ninety percent (90%) of the higher appraisal, the average of the two appraisals shall be the Market Rent. If the lower appraisal is less than ninety percent (90%) of the higher appraisal, the two appraisers shall endeavor to agree jointly, within ten (10) days after the conclusion of their initial appraisals, to designate a third appraiser with similar qualifications. The cost of a third appraisal shall be borne equally between the parties.

In the event a third appraiser is designated to determine the Market Rent, the initial appraisers shall not inform the third appraiser of the results of their appraisals, and the third appraiser shall make its own independent appraisal. After such appraisal is complete, each of the three appraisers shall provide to the parties in writing the results of their respective appraisals. In such an event, the parties hereby agree that the Market Rent shall be deemed to be the average of (i) the appraisal of the third appraiser and (ii) that appraisal of the two initial appraisals which is the closest to the appraisal of the third appraiser; provided, however, that if the appraisal of the third appraiser is within two percent (2%) of the average of the initial two appraisals, the Market Rent shall be equal to the average of the initial two appraisals.

Each party shall bear its own legal expenses, if any, associated with the appraisal process. Notwithstanding anything in this Lease to the contrary, in no event shall the Market Rent for the second Extended Term be equal to or less than the first Extended Term, and in no event shall the Market Rent for the first Extended Term be equal to or less than the rent in effect at the end of the initial term of the Lease. The annual Market Rent for the first Extended Term shall increase at least three percent (3%) over the Minimum Annual Rent then in effect for original term. The annual Market Rent for the second Extended Term period shall increase at least three percent (3%) over the Minimum Annual Rent established for the first Extended Term.

The term “Lease Year” as used herein shall mean each consecutive twelve (12) month period from and after the Rent Start Date until the expiration of the Term; provided, however, if the Rent Start Date falls on a day other than the first day of a calendar month, then the first Lease Year shall be longer than one calendar year and shall end on the last day of the twelfth (12th) full calendar month

6

after the Rent Start Date. Each subsequent Lease Year shall end on the last day of that same calendar month. Subject to the provisions of Exhibit D, the date on which Minimum Monthly Rent first becomes payable (the “Rent Start Date”) shall be the earlier of (a) the date Tenant opens for business or (b) June 12, 2003. If the Rent Start Date is other than the first day of a calendar month, the Minimum Monthly Rent for that month shall be prorated based upon a thirty (30) day month and the actual number of days from the Rent Start Date to the end of that calendar month.

3.2 Security Deposit. Tenant, contemporaneously with the execution of this Lease, has deposited with Landlord the Security Deposit in the amount of $3,484.83, receipt of which is hereby acknowledged by Landlord. This deposit shall be held by Landlord without liability for interest as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease by Tenant to be kept and performed during the term. If at any time during the term of this Lease any of the rent shall be overdue and unpaid, or any other sum payable by Tenant to Landlord shall be overdue and unpaid, then Landlord may at its option appropriate and apply the entire Security Deposit, or so much thereof as may be necessary to compensate the Landlord for loss or damage sustained or suffered by Landlord due to such breach on the part of Tenant. Should the entire deposit, or any portion thereof, be appropriated and applied by Landlord for the payment of overdue rent or other sums due and payable to Landlord by Tenant, then Tenant shall upon the written demand of Landlord remit to Landlord as additional rental a sufficient amount in cash to restore said security to the original sum deposited, and Tenant’s failure to do so within five (5) days after receipt of such demand shall constitute a breach of this Lease. Should Tenant comply with all of the terms, covenants and conditions and shall promptly pay all of the rental herein provided for as it falls due, and all other sums payable by Tenant to Landlord, the Security Deposit shall be returned in full to Tenant at the end of this Lease, or upon the earlier termination of this Lease.

3.3 Late Charge. If Tenant fails to pay any installment of Minimum Monthly Rent, Additional Rent, or any other charge that Tenant is obligated to pay hereunder within ten (10) days after the same is due and payable, then, without limiting Landlord in the exercise of any other right or remedy of Landlord with respect to such failure, Tenant shall pay Landlord a late charge equal to four percent (4%) of the amount of the late payment to compensate Landlord for any inconvenience or damage resulting therefrom; provided, however, such late charge shall not be imposed more than once for any particular late payment and shall not be applicable to any payment which becomes due on or after the date on which Landlord elects to pursue any remedy set forth in Article 14. In addition to the late fee provided herein, Tenant shall pay interest on any amount not paid within five (5) business days after the same is due and payable at the rate of the lower of fourteen percent (14%) per annum or the maximum amount per annum permitted under North Carolina law. Interest shall begin to accrue on any unpaid amount on the day that such amount is due and payable.

3.4 Rent Independent. Tenant’s covenants to pay Minimum Monthly Rent, Additional Rent and any other sums payable to Landlord under this Lease are independent of any other covenant, condition, provision, or agreement contained herein. Nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time that the same becomes due and payable hereunder, or limit any other remedy of Landlord. Minimum Monthly Rent and Additional Rent are sometimes collectively referred to as “Rent.” Rent shall be payable without deduction, offset, or prior notice or demand in lawful money of the United States.

7

ARTICLE 4 - TAXES; UTILITIES; DECLARATION; MONUMENT SIGN

4.1 Real Property Taxes and Assessments. From and after the Rent Start Date, Tenant shall pay directly to the taxing authority all real property taxes and assessments, or installments thereof, whether general or special, or ordinary or extraordinary, every nature, name and kind whatever, including all governmental charges of whatever nature or kind, which are levied, assessed, charged or imposed against the Premises or any part of the Premises, the Improvements, the leasehold of Tenant under this Lease or against Tenant by reason of ownership of the Improvements and become due during the Term, at least ten (10) days before the date on which payment of such taxes or assessments would be delinquent. The amount of such taxes and assessments shall constitute Additional Rent hereunder. If any tax or assessment is payable in installments, Tenant may pay the tax or assessment in the maximum number of installments permitted by the applicable taxing authority as each becomes due and prior to the delinquency date therefor. In no event shall Tenant be required to pay any taxes or assessments attributable to any period before the Rent Start Date or after the expiration of the Term.

4.2 Utilities.

a. Expenses. Tenant shall make all arrangements for obtaining, and during the Term shall pay for, all utilities and services furnished to, or to be used on, the Premises, including, without limitation, electricity, water, gas, sewer, telephone service and trash collection, and for all service commencement charges and meter reading fees. Such charges and expenses shall be paid directly to the utility companies or other entities to which such charges and fees are payable.

b. Furnishing of Utility Services. Any utility or related service, including a privately owned water and spray irrigation sewage disposal system, which Landlord elects to provide or cause to be provided to the Premises may be furnished by any agent employed by Landlord or by an independent contractor selected by Landlord, and Tenant shall contract to receive those services to the exclusion of all other suppliers so long as the rates charged by the Landlord or by the supplier of such utility or related service are approved by the appropriate governmental authorities. Interruption or impairment of any such utility or related service, caused by or necessitated by repairs or improvements, or by hazards beyond the reasonable control of Landlord, shall not give rise to a right or cause of action by Tenant against Landlord in damages or otherwise.

Tenant acknowledges that Landlord has imposed a cap on water usage by Tenant, which is 200 gallons per day based on the average water usage of Tenant calculated over a rolling twelve (12) month period. For purposes of this usage limitation, water usage for irrigation landscape shall be separately metered and is not included within the cap. Landlord will install a meter and reserves the right periodically to read Tenant’s water meter and to inspect and repair the meter, the water and sewer

8

connections, and the water and sewer lines. At Landlord’s option, a violation of these provisions, including the water cap, shall constitute an event of default. Furthermore, any violation by Tenant of the utilities contract between Landlord (or its private utility provider) and Tenant shall constitute an event of default.

Landlord and Tenant agree that in the event that (1) the water usage for the Bank increases such that the 200 gallons per day water usage limitation is not sufficient to accommodate the needs of the Bank in order to reasonably conduct its business and accommodate its employees and (2) Landlord has any available water capacity for the Shopping Center that is not allocated to a tenant or to a space within the Center or an outparcel, then to the extent that Landlord has any available water capacity, Landlord and Tenant will negotiate in good faith to agree upon an increased water cap for the Premises.

Tenant agrees to use reasonable efforts to conserve water, and specifically agrees to use only low flow water fixtures and appliances when available. Tenant shall not install any fixture or appliance using water without first having the fixture or appliance approved by Landlord, which approval will not be withheld unreasonably. Upon reasonable notice and during regular business hours except in the case of an emergency, Landlord reserves the right periodically to inspect Tenant’s use of fixtures and appliances using water to monitor compliance. At Landlord’s option, Tenant’s failure to comply with these provisions shall constitute an event of default.

Tenant agrees to use reasonable efforts to prevent grease or other incompatible products from being released into the spray irrigation sewage disposal system serving the Premises. Tenant agrees to install grease traps and filters to prevent damage to the spray irrigation sewage disposal system if Tenant’s permitted use of the Premises generates grease. Landlord reserves the right periodically to inspect the Tenant’s grease traps and filters to monitor compliance. Landlord reserves the right to install or cause to be installed appropriate signs in restrooms, at sinks and at other drains leading to the sewage disposal system warning of appropriate precautions necessary to protect the sewage disposal system from damage. At Landlord’s option, Tenant’s failure to comply with any of these provisions shall constitute an event of default.

4.3 Personal Property Taxes. During the Term, Tenant shall pay all personal property taxes levied upon the personal property on the Premises, before the date on which such taxes would be delinquent.

4.4 Assessment. Tenant acknowledges that the Premises are subject to the Declaration attached hereto as Exhibit C. Tenant acknowledges receipt of a copy of the Declaration. Tenant further acknowledges that under the Declaration certain assessments may be levied to cover common area and other expenses. Tenant agrees that during the Term Tenant shall pay all charges arising under the Declaration which are attributable to the Premises and shall be paid by Tenant as Additional Rent under the Lease. If Tenant fails to pay any assessment levied pursuant to the Declaration as and when due, Landlord shall have the right to make such payment for the account of Tenant, and Tenant shall reimburse Landlord therefor, including any interest or late charges paid by Landlord on account thereof, within ten (10) days after Tenant’s receipt of an invoice therefor. Landlord hereby grants to Tenant the benefit of all

9

easements, rights, licenses, privileges, and other appurtenances granted under the Declaration to Landlord as fee owner of the Premises. Tenant shall at all times operate the Premises in accordance with the Declaration.

4.5 Proration. All of the costs, expenses and charges referred to in this Article 4 (“Impositions”), except personal property taxes and utility or other charges attributable solely to the operation of Tenant’s business on the Premises, shall be prorated between the parties for the first year of the Term, as of the Rent Start Date, and for the last year of the Term, as of the expiration or termination date. Landlord and Tenant agree that until such time as Guilford County assigns the Premises a separate tax lot number and assesses taxes against the Premises separate from the remainder of the Land, Tenant shall pay Landlord on demand as Additional Rent a pro-rata share of the ad valorem taxes assessed against the Land based on the relationship of the square footage of the Premises to the total square footage of the Land.

4.6 Contest. Tenant may, at its expense, contest any Impositions levied or charged against the Premises in any manner permitted by law, in Tenant’s name and, whenever necessary, in Landlord’s name. Landlord shall cooperate with Tenant and execute any documents or pleadings required for such purpose. Such contest may include appeals from any judgments, decrees or orders until a final determination is made by a court or governmental department or authority having final jurisdiction in the matter. Before commencing any such contest, Tenant shall obtain a surety bond in favor of Landlord sufficient to cover the amount of the possible Imposition which would be due if the decision were adverse to Tenant.

ARTICLE 5 - USE OF PREMISES

5.1 Permitted Use. The Premises shall be used for the purpose of conducting thereon the business of a bank and related services thereto, and for incidental purposes related thereto; and shall not be used for any other purpose without the prior written consent of Landlord. If Tenant is a retail tenant, the days and hours of operation shall generally be with the Tenant’s discretion and in accordance with applicable law. The Premises shall not be used in such manner as to knowingly violate any applicable law, rule, ordinance, or regulation of any governmental body. In addition, the Premises shall not be used for a purpose which would result in a breach or violation of any right of exclusive use granted to any owner or tenant of any other premises or space within the Shopping Center; provided, however, that Tenant shall have no liability to Landlord or any other owner, tenant, or occupant in the Shopping Center on account of a claimed violation of an exclusive use unless either (1) the right to such exclusive use was set forth in a document recorded prior to the date of this Lease, or (2) Tenant was given written notice of any exclusive use granted after the date of this Lease at least thirty (30) days prior to the date on which Tenant is claimed to have first violated the exclusive use. Any exclusive use right granted after the date of this Lease shall not prohibit Tenant’s permitted or then current use of the Premises. Tenant further agrees that, notwithstanding any provision of this Section 5.1 to the contrary, the Premises shall not be used for any purpose which would violate any use restriction created under the Declaration referred to in Section 4.4 above. Landlord may enforce this use provision by cancellation of this Lease or injunctive or other equitable relief in addition to any other legal remedies available to Landlord and in the event of any such legal or equitable action, Landlord shall, among other things, be entitled to recover reasonable attorney’s fees and costs.

10

Tenant’s use of the Leased Premises shall be subject, at all times during the Term, to Landlord’s right to adopt from time to time, modify and/or rescind reasonable rules and regulations not in conflict with any of the express provisions hereof governing the use of the parking areas, walks, driveways, passageways, signs, exteriors of buildings, lighting and other matters affecting other tenants in and the general management and appearance of the Shopping Center of which the Premises are a part, but no such rule or regulation shall discriminate against Tenant. Tenant agrees to comply with all such rules and regulations upon notice to Tenant from Landlord. The initial set of Landlord’s rules and regulations effective as of the date of this Lease is attached hereto as Exhibit E.

5.2 Landlord’s Recapture Right. If Tenant abandons, vacates or otherwise ceases to conduct business from the Premises for more than sixty (60) consecutive days (the “Non-use Period”), then Landlord, at its option, may terminate this Lease upon thirty (30) days written notice to Tenant provided Landlord gives such notice within thirty (30) days after expiration of the Non-use Period; and provided further that:

a. The Non-use Period shall be extended by periods during which business cannot be conducted from the Premises because of damage to or destruction of the Improvements, the repair and restoration thereof, or causes beyond the control of Tenant, and by periods during which the Premises are closed for remodeling or alterations in connection with the on-going operation of the business provided that Tenant must begin such repairs, restoration or alterations and promptly and work diligently to complete the same; and

b. Tenant may nullify Landlord’s termination of the Lease by tendering to Landlord, within thirty (30) days after Tenant’s receipt of notice of termination, a proposed assignee or subtenant of the Premises, subject to the provisions of Article 11 below and reasonably acceptable to Landlord.

5.3 Exclusive Use. Landlord covenants and agrees that, commencing with the date this Lease is executed and continuing during the Term of this Lease, Landlord shall not sell, lease, rent, use or occupy or suffer or permit to be used or occupied, any part of the Shopping Center (other than the Premises) for the operation of (i) a national bank or savings bank, state bank or savings bank, state bank, savings and loan, credit union or other federally insured financial institution, a trust company, a stand-alone “ATM” located outside a Tenant’s business location, a loan production office, mortgage broker or other mortgage office or company, or a bank holding company (the “Bank Exclusive Use”); provided, however, Tenant acknowledges and agrees that the Bank Exclusive Use applies only to traditional retail banking services conducted at a branch office and does not apply to financial and other services which may be provided by a bank or another financial services institution, such as insurance services or stock brokerage services; the Bank Exclusive Use shall not apply to the use of an indoor stand-alone “ATM” machine by a tenant. Tenant further acknowledges that Landlord has already entered into certain leases, including a lease with Lowe’s Food Stores, Inc., which leases are not bound

11

by the Bank Exclusive Use. Therefore, it is possible that Lowe’s Food Stores, Inc. may operate a bank within its leased premises or locate an ATM machine outside its premises and any such use by Lowe’s Food Stores, Inc. shall not constitute a breach of the Bank Exclusive Use. The Bank Exclusive Use shall terminate if Tenant ceases to operate traditional retail banking services for a period of 120 days, except when such failure to operate is caused by renovations, strikes, labor disputes, casualty or conditions beyond the control of Tenant.

If there is a breach of this Section 5.3, Tenant shall provide Landlord written notice of such breach and Landlord shall have thirty (30) days in which to act to discontinue or enjoin the conflicting use. If the Landlord does not institute and proceed diligently with a suit to enjoin such conflicting use or promptly take other reasonable actions to discontinue such use within such thirty (30) day period, Tenant, in addition to all other rights and remedies available to Tenant, shall have the right to institute proceedings to enjoin the violation, either in its name or in the name of Landlord and Landlord shall be liable to Tenant for all costs and expenses, including reasonable counsel fees based on actual hours worked and billed at normal hourly rates, sustained or incurred in connection with any proceeding instituted by Tenant. In the event of Landlord’s failure to take reasonable actions within the 30 day period to discontinue the use and if Landlord is solely at fault for such conflicting use, then, in addition to all other rights and remedies available to Tenant for a breach of this Lease by Landlord, Tenant may hold Landlord liable for any other damages sustained or to be sustained by reason of the violation of such covenant; provided, however, that if the conflicting use arises as the result of a breach by another tenant of the Shopping Center of the use provision of such tenant’s lease, then Landlord shall only be liable for reasonable attorney’s fees and expenses incurred by Tenant in acting to discontinue the conflicting use.

ARTICLE 6 - CONSTRUCTION OF IMPROVEMENTS; REPAIRS AND

MAINTENANCE; ALTERATIONS AND IMPROVEMENTS

6.1 Construction of Improvements. The parties contemplate that Tenant will construct or cause to be constructed on the Premises a building for use as a bank, subject to and in accordance with the Declaration, Exhibit D and in accordance with plans and specifications, which will be submitted to Landlord and all governmental agencies having jurisdiction therefor for review in accordance with the terms of this Lease (the “Improvements”).

Tenant shall perform all construction, including alterations and improvements referenced below, in compliance with the terms and provisions of Exhibit D and with all applicable ordinances, laws and regulations and only after obtaining and maintaining in full force and effect all necessary licenses and permits. The construction shall be performed in such a manner as not to interfere with the use and access to other portions of the Shopping Center. The construction and/or installation of the Improvements by Tenant shall be completed in a good and workmanlike manner and in compliance with building code requirements and zoning ordinances, as applicable, including, but not limited to, the Americans with Disabilities Act (“ADA”). The cost of the Improvements and any fines imposed for failure of Tenant to comply with applicable ordinances or restrictions shall be borne solely by Tenant. Tenant agrees to defend and hold Landlord forever harmless from any and all claims and liabilities of any kind and description which may arise out of or be connected in any way with said improvements, alterations, or installations performed by or on behalf of Tenant. Upon

12

completion of the Improvements and any subsequent alterations, repairs or improvements, Tenant will furnish Landlord with contractor’s affidavits, full and final waivers of liens and receipted bills covering all labor and materials expended and used.

6.2 Repairs and Maintenance. Tenant agrees that, subject to the provisions of Article 9 below, during the Term it will, at its expense and without any expense to Landlord, make all necessary repairs to or replacements of the Improvements, including all parking areas, sidewalks, curbs, lawns and landscaping on the Premises, and maintain the Premises in good, sanitary and neat order, condition and repair, including repairs and replacement of the electrical, plumbing, heating, air conditioning and other equipment of all types on or in the Premises. Tenant shall, at its sole expense, keep any sidewalks and parking areas on the Premises free from snow, ice, rubbish and other obstructions.

6.3 Alterations and Improvements. Tenant shall have the right, at any time and from time to time during the Term, at its expense, to (a) make changes or alterations, structural or otherwise, to the Improvements, (b) erect, construct or install upon the Premises buildings and improvements in addition to or in substitution for those now or hereafter located thereon, and (c) demolish and remove the Improvements or any other structures hereafter located on the Premises for the purpose of replacing the same; provided, however, that the fair market value of all improvements on the Premises following each such change, alteration, construction or installation shall be at least equal to the fair market value of all improvements on the Premises immediately prior to such change, alteration, construction or installation. Notwithstanding the foregoing, Tenant shall make no changes at any given time costing in excess of Five Thousand Dollars ($5,000.00) without first obtaining the consent of Landlord, which consent shall not be unreasonably withheld or delayed.

6.4 Maximum Size of Improvements. Landlord has disclosed to Tenant and Tenant is aware that the current zoning classification to which the Land and Shopping Center are subject provide that the Shopping Center may not contain more than 124,585 square feet of combined office and retail space. Tenant acknowledges that Landlord has disclosed that the square footage of the Improvements to be constructed by Tenant may not exceed 6,686 square feet (the “Maximum Square Footage”) without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion. The Maximum Square Footage applies to both the Initial Improvements, as defined in Exhibit D, constructed by Tenant and all alterations, repairs, restorations or improvements constructed at any time during the Term of this Lease. Tenant is authorized by Landlord to have up to, but no more than, 0 restaurant seats.

6.5 Title to Improvements. At all times while this Lease is in force and effect, title to the Improvements shall belong solely to Tenant. Upon the termination or expiration of this Lease, title to the Improvements shall pass to Landlord, without payment therefor to Tenant, and Tenant shall have no further rights therein.

6.6 Landlord Improvements. Landlord hereby reserves the right at any time to make alterations or additions to the Shopping Center. Landlord also reserves the right to construct other buildings or improvements in the Shopping Center or Common Areas from time to time and to make alterations thereof and additions thereto and to build additional stories on any such building or buildings so constructed.

13

ARTICLE 7 - LIENS

Tenant shall keep the Premises and the Shopping Center free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant, and shall indemnify, protect and hold harmless Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant.

If, at any time during the Term, any interest of Landlord in the Premises becomes subject to a lien for labor or materials furnished to Tenant in the repair or improvement of the Premises, within thirty (30) days after Tenant’s receipt of written notice informing Tenant of the recording of such lien, Tenant shall cause the lien to be bonded or discharged, and shall otherwise save Landlord harmless on account thereof; provided, however, that if Tenant desires in good faith to contest the validity or correctness of any such lien, it may do so, and Landlord shall cooperate to whatever extent may be necessary, provided only that Tenant shall indemnify Landlord against any costs, loss, liability or damage on account thereof, including reasonable attorneys’ fees, which amounts shall constitute Additional Rent and shall be payable on demand with interest at the rate set forth in Article 3.4 accruing from the date paid or incurred by Landlord until reimbursed to Landlord by Tenant.

ARTICLE 8 - LIABILITY INSURANCE

8.1 Tenant’s Insurance. Tenant agrees that on or before the Rent Start Date it will obtain for the mutual benefit of Landlord and Tenant commercial general liability insurance covering the Premises, providing occurrence-basis coverage, from an insurance company licensed to do business in the state in which the Premises are located. Such insurance shall provide coverage of at least Two Million Dollars ($2,000,000) combined single limit for death or injury to one or more persons and property damage, and shall name Landlord as an additional insured thereunder. Tenant agrees to maintain such insurance in full force and effect during the Term at its sole cost and expense. Tenant shall provide Landlord with a certificate of the company issuing the policy endorsed “Premium Paid,” certifying that the same is in full force and effect and providing that Landlord shall be given at least thirty (30) days notice prior to cancellation of the policy. Tenant may, at its option, bring its obligation to insure hereunder under a “blanket” policy of insurance; provided, however, that the interests of Landlord shall be as fully protected thereby as if Tenant obtained individual policies of insurance. At such time as insurance limits required of tenants in similar properties in the area in which the Shopping Center is located are generally increased to greater amounts, Landlord shall have the right to require such greater amounts of coverage as may then be customary. Any coverage shall be deemed primary to any liability coverage incurred by Landlord.

8.2 Exculpation of Landlord. It is expressly understood and agreed by and between Landlord and Tenant that Landlord shall have no liability for damage or injury to any person or property in, on or about the Premises caused by or resulting from acts or omissions of any tenant, occupant, licensee or invitee of the Shopping Center, electricity, gas, rain, ice, snow, or leakage or flow

14

of water from or into any part of the Improvements, or from any other cause or occurrence, unless such damage or injury is caused by or results from the gross negligence or willful misconduct of Landlord or Landlord’s agents, employees, representatives, or contractors or Landlord’s failure to comply with its obligations under this Lease or the Declaration.

8.3 Tenant’s Indemnification of Landlord. Tenant agrees to indemnify, protect, defend and hold Landlord and Landlord’s partners, shareholders, employees, lender and managing agent harmless from and against any and all claims, losses, costs, liabilities, actions and damages, including, without limitation, reasonable attorneys’ fees and costs by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from any breach or default on the part of Tenant in the performance of any representation, warranty, covenant or other agreement on the part of Tenant to be performed, pursuant to the terms of this Lease, or arising from gross negligence or willful misconduct on the part of Tenant or its agents, contractors, servants, employees or licensees, or arising from any accident, injury or damage to the extent caused by Tenant or its agents or employees to any person, firm or corporation occurring during the Term of this Lease or any renewal thereof, in or about the Premises and the Shopping Center, and from and against all costs, reasonable attorneys’ fees, expenses and liabilities actually incurred in or about any such claim or action or proceeding brought thereon; provided Tenant is given written notice of any such claims, losses, costs, liabilities, actions and damages and the opportunity to participate in the defense thereof; and in case any action or proceeding be brought against Landlord or its managing agent by reason of any such claim, Tenant, upon notice from Landlord, covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Landlord.

8.4 Landlord’s Indemnification of Tenant. Landlord agrees to indemnify, protect, defend and hold Tenant and Tenant’s partners, shareholders, and employees harmless from and against any and all claims, losses, costs, liabilities, actions and damages, including, without limitation, reasonable attorneys’ fees and costs by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from any breach or default on the part of Landlord in the performance of any representation, warranty, covenant or other agreement on the part of Landlord to be performed, pursuant to the terms of this Lease, or arising from the gross negligence or willful misconduct of Landlord or its agents, contractors, servants, employees or licensees occurring during the term of this Lease or any renewal thereof, in or about the Premises and the Shopping Center, and from and against all costs, reasonable attorney fees, expenses and liabilities actually incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Tenant or its managing agent by reason of any such claim, Landlord, upon notice from Tenant, covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Tenant or assist or cooperate in the defense thereof.

8.5 Tenant’s Property. All property in the Shopping Center or on the Premises belonging to Tenant or its agents, employees, invitees or otherwise located at the Premises, shall be at the risk of Tenant only, and Landlord shall not be liable for damage thereto or theft, misappropriation or loss thereof and Tenant agrees to defend and hold Landlord and Landlord’s agents, employees and servants harmless and indemnify them against claims and liability for injuries to such property; provided, however; the foregoing shall not apply to any intentional act or negligent act or omission of Landlord, its employees, agents or independent contractors or to a breach of this Lease or failure to perform obligations under this Lease by Landlord.

15

ARTICLE 9 - PROPERTY INSURANCE

9.1 Tenant to Obtain “All Risk” Insurance. Tenant will, at its cost and expenses, carry and maintain so-called “All Risk” property insurance with an extended coverage endorsement, with an insurance company licensed to do business in North Carolina for the mutual benefit of Tenant, Landlord, and its mortgagee, if any, covering the Improvements and all Tenant’s equipment, machinery, furniture, and other personal property located on the Premises in an amount equal to at least one hundred percent (100%) of the full replacement cost thereof, excluding footings, foundation and excavation costs. Such “All-Risk” insurance shall insure the Premises against loss for damage by fire and other perils commonly covered under an extended coverage endorsement. As often as any such policy expires or terminates, a renewal or replacement policy providing similar coverage shall be obtained by Tenant. In the event of fire or other casualty, proceeds of any such policy shall be payable to Tenant, Landlord, and its mortgagee, as their respective interests may appear, and in accordance with the terms of Article 10 below. Tenant shall provide Landlord with a certificate of the company issuing the policy, endorsed “Premium Paid,” certifying that the same is in full force and effect and providing that Landlord shall be given at least thirty (30) days notice prior to cancellation of the policy.

During any construction, the policy shall include a Builder’s Risk Computed Value Non-reporting Form, which shall include the aforementioned coverage.

9.2 Blanket Policy. Tenant may, at its option, bring its obligations to insure under this Article 9 within the coverage of a “blanket” policy of insurance which it may now or hereafter carry, by appropriate amendment, rider, endorsement, or otherwise; provided, however, that the interest of Landlord shall thereby be as fully protected as if Tenant obtained individual policies of insurance.

ARTICLE 10 - DAMAGE AND DESTRUCTION

10.1 No Abatement of Rent. Notwithstanding any statute or rule of law of the state in which the Premises are located to the contrary, if the Improvements or any part thereof are damaged or destroyed by fire or other casualty, this Lease shall continue in full force and effect and such damage or destruction shall not affect, abate or mitigate Tenant’s obligation to pay rental or other sums due hereunder.

10.2 Restoration of Improvements. In the event of damage to or destruction of the Improvements, then, within a reasonable period of time after the date of the damage or destruction, Tenant shall proceed to repair, restore, and replace the Improvements. The proceeds received from Tenant’s property insurance on the Premises and Improvements shall be placed in an escrow account and shall be applied exclusively to the costs of repairs and replacements. The escrow account shall be maintained by Landlord or by Tenant’s leasehold mortgagee, if required, and shall be disbursed during the course of the repairs. If the insurance proceeds are insufficient to pay the costs of the repair work, Tenant shall pay any and all deficiency. Except as expressly provided to the contrary

16

in this Lease, Landlord shall not be obligated to make any payment, disbursement or contribution towards the cost of the repairs or replacements. If the proceeds exceed the cost of such work, Tenant may retain the excess, except that, where any leasehold mortgage contains a contrary provision regarding the excess, such provision shall govern the application of the excess insurance proceeds. Notwithstanding the foregoing, if such damage or destruction occurs within two (2) years prior to the end of the Term, then Tenant may elect to terminate this Lease by giving Landlord written notice of the same within thirty (30) days following such damage or destruction, in which event all insurance proceeds by reason of such damage or destruction shall be payable to Landlord. Promptly following any fire or other casualty damage to the Improvements, Tenant shall remove any debris or other materials that may interfere with or create a hazard with respect to the Shopping Center.

ARTICLE 11 - CONDEMNATION

11.1 Complete Taking. If, at any time during the Term, the whole of the Premises is taken for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain, including any such taking by “inverse condemnation,” then this Lease shall terminate as of the earlier of the date that title vests in the condemnor or the date that the condemnor takes possession of the property so taken (“Date of Taking”). In such event, Minimum Monthly Rent, all Additional Rent, and all other charges payable hereunder shall be prorated and paid to such date of termination.

11.2 Partial Taking. If, at any time during the Term, more than fifteen percent (15%) of the square footage of the Improvements including parking areas on the Premises, or any part of a driveway or other access way which is reasonably necessary for access to Tenant’s business on the Premises is taken for the purposes set forth in Section 11.1 and Landlord cannot provide an alternative parking areas, driveway or access, and such taking materially, adversely affects the operation of the business on the Premises, Tenant shall have the right to terminate this Lease as of the Date of Taking, by giving written notice of such termination to Landlord within ninety (90) days after the date of Tenant’s receipt of notice of such taking. In such event, Minimum Monthly Rent, all Additional Rent, and all other charges payable hereunder shall be prorated and paid to the date of termination.

11.3 Allocation of Condemnation Award. If the whole or a part of the Premises is taken by condemnation, Landlord shall have the unqualified right to pursue its remedies against the condemnor for the full value of Landlord’s fee interest and other property interests in and to the Premises. Similarly, Tenant shall have the unqualified right to pursue its remedies against the condemnor for the full value of Tenant’s leasehold interest and other property interests in and to the Premises. If the laws of the state in which the Premises are located allow or require the recovery from the condemnor to be paid into a common fund or to be paid to Landlord only, and if such recovery is so paid into a common fund or to Landlord only, then the recovery so paid shall be apportioned between the parties according to the value of their respective property interests as they existed on the date of the condemnation, giving due consideration for the number of years remaining in the Term and the condition of the buildings and other Improvements comprising the Premises. Tenant shall not be entitled to share in any awards to Landlord for the value of any land owned by Landlord, which is the subject of the taking. The provisions of this Section 11.3 shall survive any termination of this Lease pursuant to the provisions of Section 11.1 or 11.2.

17

11.4 Rent Reduction in Case of Partial Taking; Restoration. If, at any time during the Term, a part of the Premises is taken by condemnation and Tenant is not entitled to or does not exercise its right to terminate, this Lease shall continue in full force and effect, except that Minimum Monthly Rent shall be reduced as of the Date of Taking, so that for the remainder of the Term, Tenant shall pay only such portion of the Minimum Monthly Rent as the rental value of the part remaining after condemnation bears to the rental value of the entire Premises at the date of condemnation. The rental value of the part of the Premises remaining after the Condemnation and rental value of the entire Premises as of the date of the Condemnation shall be determined using the appraisal procedure set forth in Section 3.1 above, unless otherwise agreed by Landlord and Tenant. Tenant shall perform the construction, repair, alteration or restoration of the remaining part of the Premises so the same shall continue a complete unit suitable for the use made by Tenant immediately prior to the condemnation; provided, however, that the condemnation award shall be made available to pay for such repairs and Tenant shall not be obligated to expend an amount greater than the amount awarded to Landlord and Tenant on account of the taking of the Improvements, exclusive of that portion of the award attributable to real property taken. If the amount awarded to Landlord and Tenant on account of the taking is not sufficient to permit Tenant to so alter, repair, and restore the Premises, Tenant shall notify Landlord of such deficiency within thirty (30) days after the Date of Taking and Landlord may elect to contribute the amount of the deficiency to the cost of the repair and restoration or to terminate this Lease. Landlord shall notify Tenant of its election within thirty (30) days after the date on which Landlord receives the notice of deficiency from Tenant. If Landlord elects to terminate the Lease, the termination shall be effective as of the Date of Taking and all Minimum Monthly Rent, Additional Rent and other charges payable hereunder shall be prorated and paid to such date of termination. The condemnation award received by Landlord and Tenant shall be allocated as set forth in Section 11.3 above.

ARTICLE 12 - BANKRUPTCY

If, at any time during the Term, bankruptcy, insolvency or other similar proceedings shall be instituted by or against Tenant, whether or not such proceedings result in an adjudication against Tenant, or should a receiver of the business or assets of Tenant be appointed, such proceedings or adjudication shall not affect the validity of this Lease so long as the Minimum Monthly Rent and Additional Rent reserved hereunder continues to be paid to Landlord when due, and the other terms, covenants and conditions of this Lease on the part of Tenant to be performed are performed, and in such event this Lease shall remain in full force and effect in accordance with its terms.

ARTICLE 13 - ASSIGNMENT AND SUBLETTING

13.1 Assignment and Subletting. Tenant may not assign this Lease or sublet the Premises, in whole or in part, without obtaining the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed; provided, however, that any assignment or subletting shall be subject to the provisions of Section 5.1 above. If Tenant assigns this

18

Lease as set forth herein or sublets the Premises, Tenant shall remain fully liable hereunder for any obligation whether past, present or future. Consent to any assignment or subletting for which Landlord’s consent is required shall not be deemed consent to any subsequent assignment or subletting. Any assignee or subtenant hereunder shall expressly assume in writing all obligations on Tenant’s part to be performed under this Lease from and after the effective date of the assignment or subletting.

ARTICLE 14 - REMEDIES IN THE EVENT OF DEFAULT

14.1 Events of Default. The occurrence of any one or more of the following events (in this Article sometimes called “Event of Default”) shall constitute a default and breach of this Lease by Tenant:

a. If Tenant fails to pay any Minimum Monthly Rent or Additional Rent payable under this Lease or fails to pay any obligation required to be paid by Tenant and such failure shall continue for a period of ten (10) days after written notice from Landlord to Tenant that the same is due and payable or if notice has been given on two (2) occasions of default within a twelve (12) month period, then the failure of Tenant to pay Rent or other charges for a period of ten (10) days without notice.

b. If Tenant fails to perform any of Tenant’s nonmonetary obligations or breaches any covenant or representation or warranty under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more time is required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion without interruptions. The notice required by this subsection is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

c. If Landlord discovers that any financial statement, warranty, representation or other information given to Landlord by Tenant, any assignee of Tenant, any subtenant of Tenant, any successor in interest of Tenant or any guarantor of Tenant’s obligation hereunder, and any of them, in connection with this Lease, was materially false or misleading when made or furnished.

d. Abandonment of the Premises, Improvements or the leasehold estate.

14.2 Remedies. Upon the occurrence of an Event of Default by Tenant, and at any time thereafter, at Landlord’s option, and without limiting Landlord in the exercise of any other rights or remedies which Landlord may have at law or in equity by reason of such breach, with or without notice or demand, Landlord may:

a. Without terminating this Lease, re-enter the Premises with or without service of notice or resort to process of law, take possession of the same, and expel or remove Tenant and all other parties occupying the Premises, and remove all property of Tenant and store such property in a public warehouse or other suitable location at the costs of and for the account of

19

Tenant without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby, and Landlord may, at its option, at any time and from time to time repair, alter, remodel and/or change the character of the Premises as it may deem fit and/or relet the Premises or any part thereof for the account of Tenant, for such term, upon such conditions, and at such rental as Landlord may deem proper. In such event, Landlord may receive and collect the rent from such reletting and shall apply it against any amounts due from Tenant hereunder, including, without limitation, such expenses as Landlord may have incurred in recovering possession of the Premises, placing the same in good order and condition, altering or repairing the same for reletting, and all other expenses, commissions and charges, including reasonable attorneys’ fees, which Landlord may have paid or incurred in connection with such repossession and reletting. Landlord may execute any lease made pursuant hereto in Landlord’s name or in the name of Tenant, as Landlord may see fit, and the Tenant thereunder shall be under no obligation to see to the application by Landlord of any rent collected by Landlord, nor shall Tenant have any right to collect any rent thereunder. Whether or not the Premises are relet, Tenant shall pay to Landlord all amounts required to be paid by Tenant up to the date of Landlord’s reentry, and thereafter Tenant shall pay to Landlord, until the end of the Term, the amount of all rent and other charges required to be paid by Tenant hereunder, less the proceeds of such reletting as provided above. Such payments by Tenant shall be due at such times as are provided elsewhere in this Lease, and Landlord need not wait until the termination of this Lease to recover them by legal action or otherwise. Landlord shall not be deemed to have terminated this Lease or the liability of Tenant for the total rent hereunder by any reentry or other act, unless Landlord shall give Tenant written notice of Landlord’s election to terminate this Lease.

b. Terminate this Lease by giving written notice to Tenant of Landlord’s election to so terminate, re-enter the Premises with or without process of law and take possession of the same, and expel or remove Tenant and all other parties occupying the Premises, and remove all property of Tenant and store such property in a public warehouse or other suitable location at the costs of and for the account of Tenant without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. In such event, Landlord shall thereupon be entitled to recover from Tenant:

(i) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

20

(iv) Any other amount reasonably necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom, including but not limited to reasonable attorney’s fees.

As used in Subsections (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at the rate of ten percent (10%) per annum. As used in Subsection (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Atlanta at the time of award.

14.3 Limitation on Landlord’s Liability. In the event of a default or breach by Landlord in the performance of Landlord’s obligations hereunder or a violation by Landlord of any of the provisions of this Lease and subject to the provisions of Section 8.4 of this Lease, there shall be no personal liability of Landlord and Tenant shall look solely to the equity of Landlord in the Premises for satisfaction of Tenant’s remedies.

ARTICLE 15 - SURRENDER OF THE PREMISES

At the expiration or earlier termination of this Lease pursuant to the provisions hereof; Tenant shall quit and surrender the Premises to Landlord without delay, and in good order, condition and repair, ordinary wear and tear (and damage and destruction or condemnation if this Lease is terminated pursuant to either Article 10 or 11) excepted. Such surrender of the Premises shall be accomplished without the necessity for any payment therefor by Landlord. Upon such event, title to the Improvements shall automatically vest in Landlord without the execution of any further instrument; provided, however, Tenant covenants and agrees, upon either such event, to execute (at no cost or expense to Tenant) such appropriate documentation as may be reasonably requested by Landlord to transfer title to the Improvements to Landlord. Notwithstanding anything to the contrary contained in Article 18 below, no such surrender shall cause or be deemed to cause a merger of Landlord’s Estate and Tenant’s Estate (both as hereinafter defined), unless Landlord, and any Mortgagee holding a permitted mortgage, the lien of which was not reconveyed upon such surrender, expressly so agree in writing.

ARTICLE 16 - QUIET ENJOYMENT AND TITLE

16.1 Covenant of Quiet Enjoyment. Subject to the terms of this Lease, upon paying the Minimum Monthly Rent and Additional Rent and performing the other terms, covenants and conditions of this Lease on Tenant’s part to be performed, Tenant shall and may peaceably and quietly have, hold, occupy, possess and enjoy the Premises during the Term, subject to the rights, if any, of the parties under easements or encumbrances of record or pursuant to the Declarations.

16.2 Right to Possession. Landlord covenants, warrants and represents that: (a) the Premises are now unoccupied and tenant-free, (b) absolute, tenant-free possession of the Premises will be delivered to Tenant on the Construction Start Date as set forth in Exhibit D, and (c) the Premises will thereafter remain tenant-free up to and including the date of Tenant’s acceptance of possession of the Premises on the Rent Start Date.

21

16.3 Ownership; Authority; Restrictions. Landlord covenants, warrants and represents that: (a) Landlord alone has the full right and authority to lease the Premises for the Term and as set forth in this Lease; (b) in reliance on the title insurance policy attached hereto as Exhibit F, there are no restrictions or encumbrances affecting the Premises which would prohibit the construction of the Improvements or the use and occupancy of the Premises for the use described in Article 5; (c) there is no underlying or superior lease with respect to the Premises; and (d) Landlord has not granted any other tenant the exclusive right to operate a bank

ARTICLE 17 - TRADE FIXTURES

Anything contained in this Lease to the contrary notwithstanding, Landlord acknowledges, consents and agrees that all furniture, fixtures and equipment which are installed or placed in, on or about the Improvements or other parts of the Premises by Tenant or its affiliate (“Trade Fixtures”), whether affixed to the Premises or otherwise (excluding heating, ventilating, and air conditioning system, and all electrical, mechanical, and plumbing systems and components thereof that constitute an integral part of the Building), shall be and at all times remain the property of Tenant or its affiliate and provided that Tenant is not in default under the terms of this Lease, may be removed at any time during the Term or upon the expiration or earlier termination of this Lease, whether or not such Trade Fixtures may be regarded as property of Landlord by operation of law or otherwise. Tenant shall cause any damage to the Improvements caused by such removal to be repaired at no cost to Landlord, including performing any work that may be required to restore the Improvements to a complete architectural unit, such as, by way of example only, restoring an exterior wall section left open after removal of equipment that theretofore served to complete the wall section. Provided that Tenant is not at such time in default under the terms of this Lease, Landlord further agrees that, upon expiration or earlier termination of this Lease, Tenant shall have the right to remove from the Premises all signs and other distinctive features of the business on the Premises. Tenant shall, at its expense, repair any damage caused by such removal.

ARTICLE 18 - SUBORDINATION AND LEASEHOLD MORTGAGE

18.1 Subordination. This Lease and all of Tenant’s rights hereunder are and shall be subordinate to any mortgages or deeds of trust which Landlord may place on the Land and/or Shopping Center, provided that Landlord delivers to Tenant an agreement in writing and in recordable form from any future mortgagee or holder of a deed of trust or other encumbrance with respect to the Premises to the effect that:

a. Such person shall not for any reason disturb the possession, use or enjoyment of the Premises by Tenant, its successors and assigns, so long as all of the obligations of Tenant are fully performed in accordance with the terms of this Lease; and

b. Such person shall permit application of any insurance proceeds and condemnation proceeds in accordance with Articles 13 and 14 above, respectively, in the event of damage to or destruction of the Improvements, or condemnation of the Improvements or any part of the Premises, Tenant agrees that this Lease is subject and subordinate to the lien of such

22

mortgage, deed of trust or other encumbrance which may hereafter affect the Premises. Provided such agreement is obtained, Tenant shall promptly execute and deliver to Landlord such instrument as may be reasonably necessary to effect such subordination, form and content reasonably acceptable to Landlord.

18.2 Leasehold Mortgage. Tenant may encumber by deed of trust its leasehold interest and estate in the Premises, together with all Improvements placed on the Premises by Tenant, as security for indebtedness of Tenant, provided that (a) the beneficiary of any such deed of trust is a reputable institutional lender, (b) the proceeds of any notes or other indebtedness secured by such deed of trust shall be disbursed solely for payment of obligations incurred by Tenant in effecting this Lease and constructing the Improvements on the Premises and otherwise only as Landlord and Tenant agree, and (c) Tenant shall refrain from encumbering or purporting to encumber, by means of any such deed of trust or otherwise (i) any portion of the Land other than Tenant’s interest in easements and covenants or (ii) any portion of the Landlord’s Estate, as hereinafter defined. The deed of trust and note or other indebtedness shall, without limitation by reason of specification, contain provisions to the following effect:

a. Shall provide that any assignment to the mortgagee of any rents due and payable to Tenant under any sublease of this Lease shall be effective only on default in payment or performance of any obligations imposed by the terms of the deed of trust or note or other indebtedness secured by the deed of trust; and

b. Shall provide that a copy of any notice to Tenant under the deed of trust or note or other indebtedness secured by the deed of trust shall be provided to Landlord at the address set forth in Section 21 of this Lease and that Tenant consents to Landlord being provided a copy of any such notice.

If Landlord shall consent to a leasehold deed of trust on the Premises and shall be provided the name and address of the mortgagee, Landlord shall mail or deliver to the mortgagee, at the mortgagee’s address, a duplicate copy of all notices in writing which Landlord may, from time to time, give to or serve on Tenant under and pursuant to the terms and provisions of this Lease. The copies shall be mailed or delivered to the mortgagee at, or as near as possible to, the same time that the notices are given to or served on the Tenant. The mortgagee may, at its option, at any time before the rights of Tenant shall be terminated as provided in this Lease, pay any of the rents or other charges due under this Lease or do any act or thing required of Tenant by the terms of this Lease or do any act or thing that may be necessary or proper to be done in observance of the covenants and conditions of the Lease or to prevent termination of the Lease. All payments so made and all things so done and performed by the mortgagee shall be as effective to prevent a termination of the rights of Tenant under this Lease as if the same would have been done or performed by Tenant.

“Landlord’s Estate” means all of Landlord’s right, title, and interest in its fee estate in the Premises, its reversionary interest in the Improvements pursuant thereto, and all other rent and benefits due Landlord hereunder. “Tenant’s Estate” means all of Tenant’s right, title and interest under this Lease.

23

ARTICLE 19 - HAZARDOUS SUBSTANCE OR WASTE

19.1 Landlord’s Liability. Landlord hereby represents and warrants that, to the best of its actual knowledge without investigation, there does not exist on, in or under the Premises any “hazardous substance” or “hazardous waste” as those terms are used under the various applicable federal and state environmental laws, including, without limitation, petroleum, petroleum products and asbestos-containing materials (“Hazardous Material”). If any such Hazardous Material is discovered at any time during the Term under circumstances in which it is clear that such Hazardous Material was present on or before the date hereof, Landlord shall indemnify, defend with counsel reasonably satisfactory to Tenant, and hold and save Tenant harmless, from and against all claims, liabilities, actions, judgments, responsibilities, damages and costs of every kind and nature arising from or related to the presence of such Hazardous Material, including investigation costs, engineering fees, remediation costs and reasonable attorney fees.

19.2 Tenant’s Liability. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials on or from the Premises. Tenant shall not allow the storage or use of such substances or materials in or on the Premises in any manner not sanctioned by law and by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into or on the Premises, any such materials or substances except to use in the ordinary course of business. If any such Hazardous Material is discovered at any time during the Term or any time thereafter under circumstances in which it is reasonably clear that such Hazardous Material became present at any time between the Construction Start Date and the expiration or earlier termination of this Lease, Tenant shall indemnify, defend with counsel reasonably satisfactory to Landlord, and hold and save Landlord harmless from and against all claims, liabilities, actions, judgments, responsibilities and damages of every kind and nature arising from or related to the presence of such Hazardous Material during said period, including investigation costs, engineering fees, remediation costs and reasonable attorney’s fees.

19.3 Hazardous Material. Without limitation, “hazardous substances and materials” shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.; any applicable state or local laws and the regulations which have been or may be enacted for the purpose of regulating or governing the environment or any aspect thereof. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials in violation of Tenant’s obligations under this Section 19.3, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as Additional Rent if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord’s request concerning Tenant’s best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of Hazardous Materials on the Premises occurring while Lessee is in possession, or on the Land or on any property adjoining or in the vicinity of the Land if caused by Tenant or persons acting under Tenant. The covenants in this Section 19.3 shall survive the expiration or earlier termination of the term of this Lease.

24

ARTICLE 20 - REAL ESTATE COMMISSIONS

Tenant represents that it has dealt only with Steve Ellis, David Couch and Chris Dunbar with Easter & Eisenman as broker for Landlord with respect to the Premises. Landlord hereby indemnifies Tenant and agrees to hold Tenant harmless from any other commission, finder’s fee or similar claims and any liability, damages, judgments and costs related thereto, including reasonable attorney’s fees and costs, arising through actions of Landlord. Tenant hereby indemnifies Landlord and agrees to hold Landlord harmless from any commission, finder’s fee or similar claims and any liability, damages, judgments and costs related thereto, including reasonable attorney’s fees and costs, arising through actions of Tenant in contravention of the representations contained herein.

ARTICLE 21 - NOTICES AND DEMANDS

Any notice, demand or other communication required or permitted by law or any provision of this Lease to be given or served on either party shall be in writing, addressed to the party at the address set forth below, or such other address as the party may designate from time to time by notice, and (a) deposited in the United States mail, registered or certified, return receipt requested, postage prepaid, (b) delivered by an overnight private mail service which provides delivery confirmation such as, without limitation, Federal Express, Airborne or UPS, or (c) personally delivered at such address. All communications delivered as set forth herein shall be deemed received at the earlier of actual delivery, forty-eight (48) hours after deposit in registered or certified United States mail, postage prepaid or twenty-four (24) hours after deposit with an institutional overnight delivery service, and addressed to the parties as follows:

To Landlord:	To Tenant:

JPC Monroe, LLC	Mr. Ron Black, President
Attn: Philip M. Cooke	Bank of Oak Ridge
1690 N.C. Highway 68 North	P.O. Box 2
Oak Ridge, NC 27310	Oak Ridge, NC 27310

with a copy to:	with a copy to:

Margaret Shea Burnham	Kathryn V. Purdom, Esq.
Adams Kleemeier Hagan Hannah & Fouts, PLLC	Brooks Pierce McLendon Humphrey & Leonard
701 Green Valley Road, Suite 100 (27408)	230 N. Elm Street, Suite 2000 (27401)
P.O. Box 3463	P.O. Box 26000
Greensboro, NC 27402	Greensboro, NC 27420

25

ARTICLE 22 - ATTORNEY’S FEES

If any action or proceeding, whether judicial or non-judicial, is commenced with respect to any claim or controversy arising from a breach of this Lease or seeking the interpretation or enforcement of this Lease, including any exhibits attached hereto, in addition to any and all other relief, the prevailing party or parties in such action or proceeding shall receive and be entitled to recover from the other party all reasonable costs and expenses, including reasonable attorney’s fees and costs, incurred by it on account of or related to such action or proceeding.

ARTICLE 23 - TENANT REPRESENTATIONS AND WARRANTIES

If Tenant violates any one of these representations and covenants and such violation is not cured within fifteen (15) days after written notice from Landlord of the violation, such violation shall constitute a default under Article 14 hereof:

a. If Tenant exceeds the agreed upon cap for water usage. Tenant agrees that its cap for water use shall be 200 gallons per day as provided in Section 4.2(b) above for a bank facility or building of 6,686 square feet; provided, however, that if Tenant’s violation does not cause Landlord to violate the conditions of its spray irrigation permit or otherwise jeopardize Landlord’s spray irrigation permit, Landlord agrees that an occasional and inadvertent violation by Tenant of its water cap will not be used by Landlord to terminate the Lease; if Tenant exceeds its cap on restaurant seats of 0 seats;

b. If Tenant fails to comply with the Design Guidelines imposed by the Town of Oak Ridge or otherwise fails to comply with the Certificate of Appropriateness issued by the Guilford County Historic Preservation Commission for the Shopping Center or any subsequently issued Certificates of Appropriateness for additional features not covered by the initial application; and

c. If Tenant fails to comply with the conditions imposed on Tenant’s use by the Conditional Use Zoning Permit as defined in and attached as an Exhibit to the Declaration.

Upon written request from Tenant and to the extent that Landlord has such information, Landlord agrees to provide Tenant information regarding any facts, circumstances, events or occurrences which cause or may cause Tenant to fail to comply with the provisions of this Articles 23.

ARTICLE 24 - LEASE CONTINGENCIES

If any one of the following does not occur, this Lease shall be null and void and neither the Landlord nor the Tenant shall have any further obligation to the other and neither shall be liable to the other for any damages:

a. Approval by the Utilities Commission for Landlord or its designee to become qualified to operate private utilities for a spray irrigation septic field to both the Center and the Outparcels and by the Division of Water Quality for the well; and issuance of the appropriate permits to provide the capacity needed for the Shopping Center and the Outparcels; or

26

b. Approval of this Lease by Landlord’s lender; or

c. Applicable regulatory approvals for the Bank of Oak Ridge to operate within Oak Ridge Commons.

ARTICLE 25 - GENERAL PROVISIONS

25.1 Binding on Successors. All of the covenants, agreements, provisions and conditions of this Lease shall inure to the benefit of and be binding upon the parties hereto, their successors, legal representatives and assigns.

25.2 Severability. If any term or provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable, to any extent, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the maximum extent permitted by law.

25.3 Entire Agreement. This Lease and the exhibits attached hereto contain the entire agreement between the parties and shall not be modified in any manner except by a document executed by the parties hereto or their respective successors in interest.

25.4 Lien of Landlord for Rent, Taxes and Other Sums. Landlord shall have, and Tenant hereby grants, a security interest in any furnishings, equipment, fixtures, inventory, accounts receivable or other personal property of any kind belonging to Tenant, or the equity of Tenant therein, on the Premises. The security interest is granted for the purpose of securing the payment of rent, assessments, charges, penalties and damages herein covenanted to be paid by Tenant hereunder. Upon default or breach of any covenants of this Lease, Landlord shall have all remedies available under the Uniform Commercial Code enacted in the state where the Premises are located including, but not limited to, the right to take possession of the above-mentioned property and dispose of it by sale in a commercially reasonable manner. Tenant hereby agrees to sign a financing statement upon a request to do so by Landlord, for the purpose of serving notice to third parties of the security interest herein granted. In addition to the security interest granted to Landlord, Landlord shall also have a landlord’s lien on all the personal property of Tenant located in the Premises.

25.5 Captions. The captions used in this Lease are inserted as a matter of convenience only, and in no way define, limit or describe the scope of this Lease or the intentions of the parties hereto, and shall not in any way affect the interpretation or construction of this Lease.

27

25.6 Gender and Number. Words of any gender in this Lease shall be held to include any other gender, and words in the singular shall be held to include the plural, and vice versa, as the context permits or requires.

25.7 “Affiliate” Defined. The term “affiliate” as used in this Lease shall mean and be understood to encompass any direct or indirect corporate parent of Tenant, and any direct or indirect corporate subsidiary of Tenant, in addition to any corporation that is an actual affiliate of Tenant in the commonly used meaning of the term.

25.8 Approvals. Wherever Landlord’s or Tenant’s approval or consent is required herein, such approval or consent shall not be unreasonably withheld or delayed, unless this Lease expressly provides to the contrary.

25.9 No Waiver. A waiver by Landlord or Tenant of any breach of any provision of this Lease shall not be deemed a waiver of any breach of any other provision hereof or of any subsequent breach by Tenant or Landlord of the same or any other provision.

25.10 Holdover. If Tenant holds over after the Term with the consent, express or implied, of Landlord, such holding over shall be construed to be a tenancy from month-to-month only, and Tenant shall pay the Minimum Monthly Rent, Additional Rent and other sums as herein required for such further time as Tenant continues in occupancy. The foregoing provision shall not affect Landlord’s right of reentry or any rights of Landlord hereunder or as otherwise provided by law.

25.11 Time of Essence. Time is of the essence with regard to every provision of this Lease and the exhibits attached hereto.

25.12 Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of North Carolina.

25.13 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same document.

25.14 No Third Party Rights. The terms and provisions of this Lease shall not be deemed to confer any rights upon, nor obligate any party hereto to, any person or entity other than the parties hereto.

25.15 Unexecuted Lease. The submission of this Lease for review or execution does not constitute a reservation of, or option for, the rights conferred herein. This Lease shall become effective only upon its execution and delivery by both Landlord and Tenant.

25.16 Landlord’s Right of Entry. Landlord reserves the right to enter upon the Premises at any tune during construction or repair of Improvements or regular business hours to inspect the same or for the purpose of exhibiting the same to prospective purchasers or mortgagees or, during the last six (6) months of the Term, to prospective lessees. Landlord may post any customary sign stating “for lease” or “for sale” during the last six (6) months of the Term.

28

25.17 Short Form Lease. The parties shall execute and record a short form of this Lease, which shall identify the parties and the Premises, specify the Term and any options to extend the Term and be recorded in the Guilford County, North Carolina Registry. In no event shall this Lease be recorded in its entirety.

25.18 Estoppel Certificates. Landlord and Tenant agree that within fifteen (15) days after receipt of a written request from either to the other, the party receiving the request will execute and deliver to the other a certificate certifying (a) that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of the modifications and that, as so modified, this Lease is in full force and effect, (b) the date to which the rent and other charges hereunder are paid in advance, if any, (c) the then-scheduled expiration date of the Term and the number and duration of any unexercised, unexpired options to extend the Term, (d) that to the certifying party’s knowledge, as of the date of the certificate, there are no uncured defaults hereunder on the part of the requesting party or specifying such defaults as are claimed by the certifying party, and (e) as to such other matter as may be reasonably requested by the certifying party.

25.19 Due Authorization. Each person executing this Lease on behalf of Landlord and Tenant, respectively, warrants and represents that the partnership, joint venture, limited liability company or corporation, as the case may be, for whom he or she is acting, has been duly formed, is in good standing, and has duly authorized the transactions contemplated herein and the execution of this Lease by him or her and that, when so executed, this Lease shall constitute a valid and binding obligation of the party on whose behalf it is so executed.

25.20 Relationship of Parties. Nothing contained in this Lease shall be deemed to create a partnership or joint venture between Landlord and Tenant, and Landlord and Tenant’s relationship in this Lease shall be deemed to be one of landlord and tenant only.

25.21 Incorporation of Exhibits. All exhibits attached to this Lease are hereby incorporated herein as though set forth in full in this Lease itself.

(This Space Intentionally Left Blank)

29

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

LANDLORD:

JPC MONROE, LLC, a North Carolina limited liability company

By:		(SEAL)
Its:	Manager

TENANT:

BANK OF OAK RIDGE, a North Carolina banking corporation

By:
Its:	President

30

EXHIBIT A

Legal Description of the Land

INVESTORS TITLE INSURANCE COMPANY

A Stock Company

P.O. Drawer 2687

Chapel Hill, North Carolina 27515-2687

SCHEDULE A - CONTINUED

The land referred to is described as follows:

Being a portion of property previously owned by Jerry M. Cooke and Phyllis H. Cooke as recorded in Deed Book 2737, Page 767, Guilford County Registry and more particularly described as follows:

Tract 1:

Beginning at a point in the centerline of NC Hwy 150, thence N30° 28’ 4.6”W, 29,74’ to an existing iron pipe, said, pipe being the Southeast corner of property owned, by Ronald L. Hedrick as recorded in Deed Book 4490, Page 29, thence continuing with Hedrick N30° 28’ 4.6”W, 191.95’ to an existing iron pipe (bent), the Northeast corner of the said Hedrick tract, thence with Hedrick’s North line, S85° 55’ 30”W, 1,85, 14’ to an existing iron pipe, the Northeast corner of property owned by Lawrence C. Smith and Laura J. Smith as recorded in Deed Book 4512, Page 1158, thence with said Smith, S85° 47’ 44”W, 339.98’ to an existing iron pipe, the Southeast’ corner of property owned by Kurt H. Kusche’ and Cindy L. Kusche’ . as recorded in Deed Book 5125, Page 1937, thence with Kusche N14° 54’ 04”W, 766.87’ to an existing iron pipe, the Northeast corner of said Kusche’ thence with Kusche’, N83° 31’ 03”W, 60.79’ to a new iron rod, thence new lines through property previously owned by Jerry M. Cooke and Phyllis H. Cooke as recorded in Deed Book 2737, Page 767, N23° 34’ 02”E, 720.63’ to a new iron rod, thence N86° 40’53”E, 220.00’ to a new iron rod, thence N 45° 17’ 30”E, 578,00’ to a new iron rod, thence S88° 35’ 07”E, 280,00’ to an existing iron pipe, a corner with property owned by Reggie K. Meadows as recorded in Deed Book 2307, Page 327, thence with said Meadows, S22° 1.7’ 14”E, 397.36’ to an existing iron pipe, the Southwest corner of said Meadows and Northeast corner of property owned by Central Baptist Church as recorded in Deed Book 2156, Page 185, thence with, Central Baptist Church, S00° 56’ 16”W, 394.77’ to an existing iron pipe, the Southwest corner of said Central Baptist Church, thence with Central Baptist Church S89° 12’ 00”E, 295.09’ to an existing iron pipe, thence continuing S89° 12’00”E, 26.45’ to a point in the centerline of NC Hwy 68 North, thence running with the centerline of NC Hwy 68 North the following four calls; S00° 04’ 46”E, 144.53’ to a point, thence S08° 21’ 4.6”E, 100.02” to a point, thence S08° 18’ 46”E, 1.35,03’ to a point, thence S09° 42’ 46”E, 157.58’ to a point, said point being the centerline intersection of NC Hwy 68 North and NC Hwy 150, thence running with the centerline of NC Hwy 150 the following three calls; S58° 40’ 1.4”W, 723.85’, thence S37° 50’ 14”W, 198.50’, thence S32° 48’ 14”W, 168.30’ to a point, the point and place of beginning containing 48.033 Acres, more or less, according to survey dated January 26, 2001, last revised July 6, 2001 by Land Solutions, PC (William F. Greco, Jr. NCPLS No. L-3867).

INVESTORS TITLE INSURANCE COMPANY

A Stock Company

P.O. Drawer 2687

Chapel Hill, North Carolina 27515-2687

SCHEDULE A - CONTINUED

The land referred to is described as follows:

Being a portion of properly previously owned by Jerry M. Cooke and Phyllis H. Cooke as recorded in Deed Book 2737, Page 767, Guilford County Registry and more particularly described as follows:

Tract 2:

Beginning at a point in the centerline of Lisa Drive, thence N02° 45’ 47”E, 1232,60’ to a point on the Western margin of Lisa Drive, the Southeast corner of Lot No. 1, Plat for Ada J. Parrish Heirs as recorded in Plat Book 88, Page 137, thence with the centerline of Meadows Road, N80° 57’ 23”E, 1292.38’ to a railroad spike in the centerline of Meadows Road, thence S01° 17’ 38”W, 32.53’ to a new iron rod on the Southern Right of Way line of Meadows Road, thence S01° 17’ 38”W, 11.41’ to an existing iron pipe, a corner with property owned by Reggie K. Meadows as recorded in Deed Book 2307, Page 327, thence with said Meadows S01° 24’53”W, 332.06’ to an existing iron pipe, thence new lines through property previously owned by Jerry M. Cooke and Phyllis H. Cooke as recorded in Deed Book 2737, Page 767, thence N88° 35’ 07”W. 280.00’ to a new iron rod, thence S45° 17’ 30”W, 578,00’ to a new iron rod, thence S86° 40’ 53”W. 220.00’ to a new iron rod, thence S23° 34’ 02”W, 720.63’ to a new iron rod in the Northern line of property owned by Kurt H. Kusche’ and Cindy L. Kusche’ as recorded in Deed Book 5125, Page 1937, thence with said Kusche’ N83° 31’ 03”W, 100.00’ to an existing iron pipe, thence N83° 31’ 03”W, 28.91 to a point in the centerline of Lisa Drive, the point and place of beginning, containing 19.318 Acres, more or less, according to survey dated January 26, 2001, last revised July 6, 2001 by Land Solutions, PC (William F. Greco, Jr. NCPLS No. L-3867).

SAVE AND EXCEPT a triangular tract of land containing ..004 Acres, more or less, previously conveyed by Jerry M. Cooke and Phyllis H. Cooke to Nancy S. Parrish as shown by Deed recorded in Book 3544, Page 619, in the Guilford County Registry.

EXHIBIT B

Shopping Center Site Plan

Acknowledgment of Correct Legal Designation

The Bank of Oak Ridge acknowledges that the correct legal description is as follows:

a.	The map attached hereto showing “Lot D” (52,272 square feet) (new Exhibit B to the Lease).

b.	The legal description attached hereto showing “Lot D” (new Exhibit B-l to the Lease).

BANK OF OAK RIDGE

By:
Date:	07/02/02

JPC MONROE, LLC

By:
Date:	07/15/02

T TO ANY EASEMENTS, AGREEMENTS
OF RECORD, PRIOR TO THE DATE OF
ERE NOT VISIBLE AT THE TIME OF MY

E BY COORDINATE COMPUTATION.
NOT LABELED ARE NEW IRON RODS.
CISION IS GREATER THAN 1:10,000

EXHIBIT B

NIR Control Corner
N67°26'32"E 206.74'
N67°26'32"E 414.50'
S00°56'16"W 321.92'
CENTRAL BAPTIST CHURCH
DB 2156, PG 185
ACL 6-374-1118N-012
ZONED RS-30
CENTERLINE 30' ACCESS AND UTILITY EASEMENT
C MONROE, LLC
B 5174, PG 520
ZONED RS-30
-6-374-1118N-018
EIP Control Corner
S89°12'00"E 275.09'
20' UTILITY, LANDSCAPING, IRRIGATION & SIDEWALK ESMT
N22°26'30"E 240.64'
N22°26'32"E 183.74'
A
577,727 SF
13.263 ACRES
#2205A
ACCESS AND UTILITY ESMT
S89°12'00"E 122.49'
N00°48'00"E 116.72'
20'x20' SIGN ESMT
F
39,764 SF
0.913 ACRES
#2215
BUILDING SETBACK
N81°01'06"W 238.89'
E
38,136 SF
0.875 ACRES
#2213
N80°49'38"W 305.56'
D
52,272 SF
1.200 ACRES
#2211
C
50,965 SF
1.170 ACRES
#2209
B
68,941 SF
1.583 ACRES
#2207
JPC MONROE, LLC
DB 5174, PG 520
ZONED RS-30
ACL-6-374-1118N-018
N43°38'50"E 277.28'
NC HWY 150
PUBLIC R/W WIDTH VARIES
S58°40'14"W 725.85'
S61°34'58"W 169.06'
S61°34'58"W 138.36'
S57°50'24"W 119.85'
S57°50'14"W 110.45'
N67°33'28"W 118.64'
N22°33'28"W 178.11'
N22°33'28"W 493.07'
20' UTILITY, LANDSCAPING, IRRIGATION & SIDEWALK ESMT
20'x20' SIGN ESMT
20' UTILITY ESMT
BUILDING SETBACK

EXHIBIT B-l

(Bank of Oak Ridge)

Lot D

BEGINNING at a point in the north margin of the variable right of way of NC Highway 150, said point marking the easternmost corner of Parcel C described above, and running thence from said BEGINNING point along the line of Parcel C North 33° 34’ 45” West 196.99 feet to a point and North 53° 23’ 27” West 24.54 feet to a point marking the northernmost corner of Parcel C, and being in the line of Parcel A; thence along the line of Parcel A along a curve to the left having a radius of 171.00 feet, an arc length of 55.85 feet and a chord bearing and distance of North 28° 15’ 27” East 55.60 feet to a point and North 18° 54’ 02” East 35.91 feet to a point marking the southwest corner of Parcel E of Oak Ridge Commons; thence along the south line of Parcel E South 80° 49’ 38” East 305.56 feet to a point in the west margin of the variable right of way of NC Highway 68, said point marking the southeast corner of Parcel E; thence along said right-of-way margin South 25° 10’ 03” West 146.44 feet to a point and South 61° 34’ 58” West 169.06 feet to the point of BEGINNING, containing 1.2 acres, more or less.

EXHIBIT C

Declaration

Prepared by and after recording return to:

Margaret Shea Burnham, Esq.
Adams, Kleemeier, Hagan, Hannah & Fouts, PLLC
Post Office Box 3463
Greensboro, NC 27402

STATE OF NORTH CAROLINA	DECLARATION OF EASEMENTS,
COVENANTS AND RESTRICTIONS
COUNTY OF GUILFORD	FOR OAK RIDGE COMMONS

THIS DECLARATION OF EASEMENTS, COVENANTS AND RESTRICTIONS FOR OAK RIDGE COMMONS (“Declaration”) is made and declared as of the 9 day of April, 2002, by JPC MONROE LLC, a North Carolina limited liability company (“Declarant”), P.O. Box 345, Oak Ridge, North Carolina 27310.

RECITALS :

A. Declarant owns that certain parcel of real property consisting of a Shopping Center Parcel and five (5) Outparcels (collectively the “Property”) located in the Town of Oak Ridge, Guilford County, North Carolina, more particularly described in Exhibit A attached hereto and as shown on a drawing attached hereto as Exhibit A-1, together with any and all easements, appurtenances and common areas described herein or on any plats to be recorded, and Declarant’s rights, if any, in and to any property within the right of way of public roads, or highways adjoining the Property. Declarant also owns certain adjacent parcels more particularly described in Exhibit B attached hereto, upon which will be located a portion of certain private utilities (the “Utilities Tract”).

B. Declarant deems it desirable to establish a general plan for the development, improvement, operation and maintenance of the Shopping Center Parcel and Outparcels as an architecturally consistent and integrated commercial development and to establish and create certain covenants, conditions, restrictions and easements under a general plan of development for the purposes of enforcing, protecting and preserving the value, desirability, integrity and attractiveness of the Property.

C. Declarant has entered into a lease with Lowe’s Food Stores, Inc. (the “Lowe’s Lease”), which Lease contains certain use restrictions, use prohibitions and exclusive rights of use in favor of Lowe’s that apply to the Shopping Center Parcel and Outparcels, which restrictions, prohibitions and exclusive rights Declarant desires to acknowledge in this Agreement.

NOW, THEREFORE, Declarant declares, covenants and agrees that the Property described in Exhibit A and any improvements constructed thereon shall be held, transferred, sold, conveyed, hypothecated, encumbered, leased, used, occupied and improved subject to the following covenants, conditions, restrictions and easements, which shall run with the land and every part thereof or interest therein, and shall be binding upon all Owners, Tenants and other persons having any right, title or interest in the Property or any part thereof, and their heirs, successors and assigns and shall inure to the benefit of each Owner (and any Tenant to the extent provided in the lease from any Owner to a Tenant) having or acquiring any right, title or interest in or to any part of the Property.

ARTICLE I - DEFINITIONS

The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise. Unless otherwise noted, a definition applies to the noun (singular and plural), verb and adjective forms of the defined term.

1. Access Roads shall mean all interior private roadways and private drive easements in the Shopping Center providing access to the Parcels to and from the public rights of way bordering the Property as shown on Exhibit A-1. The Access Roads shall be easements located upon the Shopping Center Parcel. Access Roads shall exclude the private access driveway for Declarant and its agents to access the Private Utility Lines and Facilities.

2. Agreement or Declaration shall mean this Declaration of Easements, Covenants and Restrictions for Oak Ridge Commons.

3. Building shall mean any enclosed structure placed, constructed or located on a Parcel, together with any appurtenant canopies, awnings, supports, loading docks, truck ramps, drive-through lanes, other outward extensions and any outdoor sales area.

4. Building Area shall mean the entire area within the boundary lines of a Parcel, subject to all applicable recorded restrictions, laws, ordinances, regulations and restrictions, including, without limitation, all zoning requirements, building setback requirements and the Oak Ridge Historic District Overlay Regulations. Each Building Area on a Parcel shall be subject to a designated cap on the Building square footage allocated by the Declarant for that Parcel out of the Declarant’s total square footage for all Buildings on the Property as determined by the Requirements, unless an Owner separately obtains approval from the Town of Oak Ridge for increased square footage independent of the existing cap on square footage pursuant to the Requirements.

5. Common Area shall mean “Shared Common Area” or “Limited Common Area” as defined herein.

6. Common Area Expenses mean the actual and estimated expenses to maintain and manage the Shared Common Area located upon the Property incurred or to be incurred in the ordinary course of business by the Declarant for the general benefit of all Owners and Tenants, including ad valorem taxes incurred by the Declarant resulting from title to the Shared Common Area being in Declarant’s name, including the portion of the Shopping Center Parcel upon which the Access Roads are located. Shared Common Area Expenses shall not include the expense to install or maintain landscaped areas and sidewalks located within an Outparcel.

7. Declarant shall mean JPC Monroe LLC, a North Carolina limited liability company, its successors and assigns.

8. Deed of Trust shall mean any first deed of trust or mortgage encumbering the interest of an Owner of a Parcel, whether fee or leasehold.

9. Effective Date shall mean the date this Agreement is recorded in the Office of the Register of Deeds of Guilford County.

10. Floor Area shall mean Space in a Building including vestibule and enclosed dock areas, basements, mezzanines, ground floor, second floors and all other portions of any Building or Space which is used for sales area, excluding any basement, mezzanine or second floor areas, and utility or equipment rooms which are used solely for storage or non-sales purposes and to which the public is not admitted. Floor area shall be measured from the exterior surfaces of exterior walls or store fronts and the center line of any common wall.

11. Limited Common Area shall mean those portions of the Shopping Center Parcel that are not improved with Buildings which are designated herein or on any plat to be recorded for the general use and convenience of the Owner and Tenants, together with their respective authorized representatives, employees, customers and other invitees, of just the Shopping Center Parcel. The Limited Common Area within the Shopping Center Parcel shall include its parking lot and its lighting. The Limited Common Area within the Shopping Center Parcel shall also include the landscaping and sidewalks located upon the Shopping Center Parcel which are adjacent to the Buildings located upon the Shopping Center Parcel, but shall not include the landscaping and sidewalks adjacent to the Access Roads, which shall be deemed to be Shared Common Area.

12. Lowe’s Lease shall mean that certain Lease between Declarant and Lowe’s Food Stores, Inc. under date of April 16, 2001.

13. Main Entrance Signage shall mean the signage at the two main entrance ways to the Property identifying the Shopping Center as Oak Ridge Commons, as shown on Exhibit E.

14. Mortgagee shall mean beneficiary, mortgagee or trustee under a Deed of Trust and to the extent applicable, a fee Owner or lessor or sublessor of any Parcel which is the subject of a lease under which any Owner becomes a lessee in a so-called “sale and leaseback” or “assignment and subleaseback” transaction.

15. Outparcels shall mean Lots A through E of the Property as shown on Exhibit A-1 as the same may be reconfigured from time to time, including any adjacent lands owned by Declarant which from time to time may be annexed to Oak Ridge Commons as described hereinbelow. When reference is made to an “Outparcel” or any “Outparcel,” it shall mean any one or all of the Outparcels as the context requires. Declarant reserves the right to record a plat substantially similar to Exhibit A-1 and to amend or modify the plat in order to further subdivide any of the Outparcels and to make such other modifications and amendments which do not materially affect the use of any Parcel by any person who is an Owner or Tenant of an Owner of a Parcel at the time of recordation of any such amendment or modification to the plat and in order to assure compliance with the Requirements. Any such plat or amendment or modification to the plat may be effectively executed and recorded in the Official Records only by Declarant and shall not require the joinder of any other person. The Declarant may not modify the Access Roads without the written consent of every person who is an Owner of a Parcel at the time of any such modification.

16. Owner shall mean the record holder of fee simple title to a Parcel, and its heirs, personal representatives, successors and assigns, including any Mortgagee acquiring title to a Parcel by foreclosure or deed in lieu of foreclosure, and a vendee under an installment land sales contract, but shall exclude any Person having an interest only as security for the performance of an obligation. If the ownership of any Building constructed on a Parcel is severed from the ownership of the Parcel, the Owner of the fee interest in the land, not the Building, shall be deemed the Owner of the Parcel. If a Parcel is leased, the Owner of fee title, not the Tenant, shall be deemed the Owner, regardless of the terms of the lease. Owner includes Declarant for any Parcel owned or leased by Declarant.

17. Parcels shall mean the Shopping Center Parcel (Lot F) and all of the Outparcels (Lots A-E) of the Property, as shown on Exhibit A-l or as the same may be reconfigured from time to time. When reference is made to a “Parcel” or any “Parcel,” it shall mean, generically, any one or all of the Parcels as the context requires.

18. Party shall mean each signatory to this Agreement, and after compliance with the notice requirements set forth in this Agreement, any successors and assigns of a Party.

19. Permittee shall mean any officer, director, employee, agent, contractor, customer, vendor, supplier, invitee, licensee, or concessionaire of any Owner or Tenant insofar as such Person’s activities pertain to the intended commercial use of a Parcel and the Property. Among others, Persons engaging in the following activities on the Property shall not be Permittees, except to the extent such activity is protected under the Constitutions of North Carolina or the United States: exhibiting any placard, sign or notice, distributing any circular, handbill, placard or booklet; soliciting memberships or contributions in or for any organization or entity; or parading, picketing or demonstrating, without the express written consent of Declarant.

20. Person shall mean any individual, partnership, firm, association, corporation, trust, limited liability company or other form of business or governmental entity.

21. Private Utility Lines and Facilities shall mean the private wells and private septic system to be installed by Declarant to provide water and sewer to the Parcels.

22. Property shall mean and refer to that certain real property hereinabove described as “Property” and such additions thereto as may hereafter be annexed pursuant to the provisions of this instrument.

23. Public Utility Lines shall mean those lines and facilities for electricity, gas, telephone and cable television installed within the boundary lines of the Property.

24. Requirements shall mean the laws, ordinances, regulations and restrictions contained in the Town Ordinance, the Conditional Use Zoning Ordinance approved by the Town with respect to the Property, the Town Historic District Overlay Regulations, any Certificate of Appropriateness issued by the Guilford County Historic Preservation Commission and all other laws, regulations and ordinances of Federal, State or local governmental authorities affecting the Property.

25. Shared Common Area shall mean those portions of the Shopping Center Parcel which are designated herein or on any plat to be recorded for the general use and convenience of the Owners and Tenants, together with their respective authorized representatives, employees, customers and other invitees, of the Shopping Center Parcel and all Outparcels. The Shared Common Area shall include the following: Access Roads, the Main Entrance Signage, the Storm Drainage System, and all connections to Public Utility Lines, except those Public Utility Lines which exclusively serve only a particular Parcel. Shared Common Area shall include the landscaping and sidewalks adjacent to the Access Roads.

26. Shopping Center shall mean Oak Ridge Commons, the shopping center to be developed on Exhibit A.

27. Shopping Center Parcel shall mean that portion of the Property shown as Lot F on Exhibit A-1.

28. Space shall mean that area in a multi-tenant building that is separated by demising walls and which a Tenant, and/or any subtenant, concessionaire, or licensee of that Tenant, is entitled to use and occupy pursuant to a lease, sublease, concession agreement, license, or other occupancy agreement.

29. Tenant shall mean any Person other than an Owner who is from time to time entitled to the use and occupancy of any Parcel, Building, or a portion of a Building on the Property under a lease, sublease, license, concession or other occupancy agreement with the Owner hereof.

30. Town shall mean the Town of Oak Ridge, Guilford County, North Carolina, and any and all agencies, departments or governmental bodies acting on behalf of the Town.

31. Utility Lines shall mean both “Private Utility Lines and Facilities” and “Public Utility Lines” as defined herein.

ARTICLE II - GRANT OF EASEMENTS

1. Access Easement - Shopping Center Parcel.

a. Declarant does hereby confirm, ratify, establish, give, grant, bargain, sell and convey for use by Declarant and each of the Owners of the Parcels, or any portion thereof, and their respective tenants, subtenants, licensees, and each of their respective employees, agents, independent contractors, customers, and invitees, a nonexclusive perpetual easement appurtenant to each of the Parcels, or any portion thereof, for ingress and egress to and from the Shopping Center Parcel and the Outparcels over the Access Roads shown on Exhibit A- 1 (the “Access Easement”). The Access Easement shall extend to Highway 68 and Highway 150. No building structures or obstructions shall be placed within the Access Easement which would unreasonably interfere with or unreasonably obstruct the free flow of traffic; provided, however, the Declarant may encroach into the Access Roads to install concrete medians and islands, sidewalks, landscaping and irrigation, and lighting provided any such encroachment does not materially interfere with ingress, egress and regress over the Access Roads. Declarant reserves for the Owner of the Shopping Center Parcel the right to alter, change or relocate the Access Easement provided any such alterations, change or relocation does not materially impair the access provided to any Parcel. Prior to making any such alterations, change or relocation to the Access Easement, the Owner of the Shopping Center Parcel shall give the Owners of each of the Parcels notice of the work it intends to perform at least thirty (30) days prior to the commencement of such work. Notwithstanding the foregoing, Declarant, for the benefit of the Owner of the Shopping Center Parcel, and its respective successors and assigns, reserves all other rights with regard to the Access Easement, including specifically, without limitation, the following rights:

i. The right to construct, install, use, inspect, maintain, repair and replace water, sewer, storm sewer, surface water drainage, electric, gas and telephone distribution lines and facilities and irrigation systems on, over, under, across and through the Access Easement to provide such utilities and services to the Shopping Center Parcel and Outparcels, including specifically, without limitation, the right to grant easements to municipalities and public utilities for any such lines and facilities;

ii. To temporarily use or cause to be withdrawn from use such portions of the Access Easement as may be occasioned by installation, maintenance or repair of either underground or overhead utility conduits, lines or facilities, or other improvements on the Shopping Center Parcel; provided that, except in an emergency, alternate means of access to any affected Outparcel shall be provided at the expense of the Owner of the Shopping Center Parcel. All repairs will be made and all underground utility lines, conduits and facilities will be installed and completed and later repaired, if necessary, in such manner as will least interfere with the use of the surface of the Access Easement; and

iii. The right to grant other nonexclusive access easements over the Access Easement providing for the use of the Access Easement by others in common with each of the Owners of the Shopping Center Parcel and Outparcels and to change the boundaries of the Shopping Center Parcel, including such changes as may increase or decrease the size of the Shopping Center Parcel.

b. The Access Easement granted hereby is solely for the purpose of access and other uses specifically provided for and shall not be construed to include any grant of cross parking rights on the Shopping Center Parcel.

c. Declarant reserves and restricts access to the portion of the Private Utility Facilities, including the access driveway from the Shopping Center Parcel to the Utilities Tract, to designated agents and representatives only. No party having rights to Shared Common Areas or Limited Common Areas on the Shopping Center Parcel shall have any right of access to any of the component parts of the Private Utility Facilities, other than the actual connections to the water and sewer lines. This restriction on access applies to the portion of the Private Utility Facilities located within the Shopping Center Parcel and to the portion located on the Utilities Tract.

d. Declarant shall have the right, but not the obligation, to add an additional access road from the Shopping Center Parcel to Meadows Road in the approximate location shown on Exhibit A-1.

2. Access Easement - Outparcels.

a. Declarant does hereby confirm, ratify, establish, give, grant, bargain, sell and convey for use by Declarant and each of the Owners of the Parcels, or any portion thereof, and their respective tenants, subtenants, licensees, and each of their respective employees, agents, independent contractors, customers and invitees, a nonexclusive perpetual easement appurtenant to each of the Parcels, or any portion thereof, for ingress and egress to and from the Shopping Center Parcel and the Outparcels over the drive aisles and parking areas contained within the Outparcels (the “Outparcel Access Easement”). No building structures or obstructions shall be placed within the Outparcel Access Easement which would unreasonably interfere with or unreasonably obstruct the free flow of traffic. The Owners of each of the Outparcels shall be responsible for maintaining the portion of the Outparcel Access Easement contained within their respective Outparcels in good order, condition and repair. The Owners of the Outparcels shall have the right to alter, change or relocate the Outparcel Access Easement as to their respective Outparcel provided any such alteration, change or relocation does not materially impair the access provided to any Outparcel or the Shopping Center Parcel, Prior to making any such alteration, change or relocation to the Outparcel Access Easement, the Owner of the affected Outparcel shall give the Owners of each of the Outparcels and the Shopping Center Parcel notice of the work it intends to perform at least thirty (30) days prior to the commencement of such work. Notwithstanding the foregoing, Owners of the Outparcels, shall have the following rights:

i. The right to construct, install, use, inspect, maintain, repair and replace water, sewer, storm sewer, surface water drainage, electric, gas and telephone distribution lines and facilities and irrigation systems on, over, under, across and through the Outparcel Access Easement to provide such utilities and services to the affected Outparcel, including specifically, without limitation, the right to grant easements to municipalities and public utilities for any such lines and facilities;

ii. To temporarily use or cause to be withdrawn from use such portions of the Outparcel Access Easement as may be occasioned by installation, maintenance or repair of either underground or overhead utility conduits, lines or facilities, or other improvements on the affected Outparcel; provided that, except in an emergency, alternate means of access to any affected Outparcel shall be provided at the expense of the Owner of the Outparcel performing such work. All repairs will be made and all underground utility lines, conduits and facilities will be installed and completed and later repaired, if necessary, in such manner as will least interfere with the use of the surface of the Outparcel Access Easement.

b. The Outparcel Access Easement granted hereby is solely for the purpose of access and other uses specifically provided for and shall not be construed to include any grant of cross parking rights on the Outparcels.

c. The rights of access granted with respect to the Outparcels shall be for access from each respective Outparcel to the Shopping Center Parcel and from the Shopping Center Parcel to each respective Outparcel. Accordingly, no right of access is granted hereunder from any Outparcel to any other Outparcel.

3. Utility Easement.

a . Public Utilities.

Declarant hereby grants to each Owner of a Parcel, for the benefit of each and their respective tenants, subtenants, licensees, and each of their respective employees, agents, independent contractors, customers and invitees, a nonexclusive perpetual easement to connect to the Public Utility Lines serving each Owner’s Parcel which will be stubbed to the boundary lines of each Parcel and a nonexclusive easement to use the common utility lines and mains installed in the Access Roads. After completion of the construction, reconstruction or relocation of any Public Utility Lines on a Parcel and upon the written request of Declarant, the Owner of the Parcel on which the utility construction, reconstruction or relocation occurred shall provide the Declarant with as-built plans or an as-built survey correctly identifying the type and location of each of the Public Utility Lines.

b. Private Utilities.

Declarant agrees to construct on the Shopping Center Parcel and Utilities Tract certain Private Utility Facilities to include a community well and a spray irrigation septic field. Declarant hereby grants to each Owner of a Parcel, for the benefit of each and their respective tenants, subtenants, licensees, and each of their respective employees, agents, independent contractors, customers and invitees, a nonexclusive perpetual easement to connect to the Private Utility Lines and Facilities serving each Owner’s Parcel which will be stubbed to the boundary lines of each Parcel; the right of any Owner, or other third party to which Declarant agrees to provide water and/or sewer service, to connect to the Private Utility Lines and Facilities shall be subject to the Owner of a Parcel contracting with Declarant, or a third party designated by Declarant to provide the water and sewer (the “Utilities Provider”), to pay the rates and fees as and when approved from time to time by the North Carolina Utilities Commission. If public water or sewer is hereafter available, at Declarant’s sole option, the Declarant may, at any time, subject to 120 days written notice, cease providing private water or sewer, or both, as the case may be. In the event Declarant exercise this option, after the Parcels are connected with public water and sewer service, the Declarant may close the Private Utility Facilities and use the land described in Exhibit B for its own use as though the land described in Exhibit B had never been a part of, or subject to, this Agreement. Declarant shall maintain the Private Utility Lines and Facilities in accordance with the Requirements at all times and shall, except in case of emergency, notify the Owners of each of the Outparcels in advance of any maintenance of the Private Utility Lines and Facilities which shall require a temporary cessation of discharge of effluent from any Parcel. Owners agree to cooperate with the reasonable requests of Declarant for access for repairs or inspections in connection with furnishing water and sewer to a Parcel.

c. Reserved Easement.

The Declarant reserves a twenty foot (20’) easement for utilities, landscaping, irrigation and sidewalks along all Outparcels as shown on Exhibit A-1.

4. Storm Sewer and Drainage Easement. Each Owner hereby grants to each other Owner a nonexclusive perpetual easement to drain surface storm waters over and through the drainage patterns and storm water drainage systems (if any) that are established from time to time on the Property (“Storm Drainage System”). The Declarant shall be responsible for effecting necessary repairs and replacements of the Storm Drainage System and maintaining the Storm Drainage System in good order, condition and repair (such repairs, replacements and maintenance being “Storm Drainage System Maintenance”), as a Shared Common Area Expense.

5. Temporary Construction Easement. Each Owner hereby grants to each other Owner a temporary, nonexclusive easement for incidental encroachments upon the granting Owner’s adjoining Parcel which may occur as a result of any construction performed on the grantee Owner’s Parcel, so long as such encroachments are kept within the reasonable requirements of construction work expeditiously pursued and so long as the Owner utilizing any such easement maintains in effect comprehensive commercial general liability insurance providing coverage of at least $1,000,000 combined single limit for bodily injury, death and property damage per occurrence and protecting the Owner of the adjoining Parcel on which such encroachment is taking place from the risk involved, from insurers admitted or qualified to do business in the State of North Carolina and rated at the time such insurance is provided at least A/V as that category is defined in the edition of A.M. Best’s Insurance Guide current as of the Effective Date.

6. Sign Easement. Declarant shall have the perpetual right to install, maintain, replace and repair the Main Entrance Signage on the sign easements shown on Exhibit E, or such other locations as Landlord establishes for Main Entrance Signage adjacent to the entrances on Highway 150 and Highway 68. Declarant shall also have such easements on any Parcel(s) as may be necessary to install, maintain, replace, repair and provide utility service to any signs located or to be located on such signs, together with the right to install and maintain landscaping for such signs. Declarant shall install and maintain all such signage in accordance with the Requirements, the Lowe’s Lease and the Design Guidelines. The initial cost of the Main Entrance Signage shall be the sole cost of Declarant. Each Owner or Tenant granted signage rights on the Main Entrance Signage shall be responsible for the cost of its individual name/logo. Maintenance of the Main Entrance Signage, including utilities and landscaping, shall be a Shared Common Area Expense. The Declarant shall have the sole right to determine which Owners or Tenants have the right to be included on the Main Entrance Signage. All other signage including building signs, must comply with the stricter of the Requirements or this Declaration, including Exhibit D. No signage shall be installed without the Declarant’s consent.

7. Barriers and Traffic Control. No walls, fences or barriers of any sort or kind shall be constructed or maintained in the parking areas of the Shopping Center Parcel, or any portion thereof, which shall prevent or impair, in any material respect, the use or exercise of any of the easements granted herein, or the free access and movement, including, without limitation, pedestrian and vehicular traffic over the Shopping Center Parcel or the Outparcels, provided, however, that such reasonable traffic control as may be reasonably necessary to guide and control the orderly flow of traffic may be installed.

8. Construction. Notwithstanding anything else contained in this Agreement to the contrary, the Owner of any Outparcel performing any work permitted by this Agreement shall perform such work so as to create the least inconvenience to the Shopping Center Parcel and other Outparcels as is reasonably possible. In addition, the Owner of any Outparcel performing any such work permitted pursuant to this Agreement will repair any damage to the Shopping Center Parcel and other Outparcels caused by construction vehicles. Construction vehicles and contractors, subcontractors and materialmen and their employees will not be permitted by the Owner of any Outparcel to park on the Shopping Center Parcel during any construction on any Outparcel. Any construction on the Outparcels shall be performed in accordance with the Requirements, the Design Guidelines (as hereinafter defined) and the Lowe’s Lease. During construction, all Outparcels will have on site construction dumpsters and the site must be clean and free of hazardous debris and trash.

ARTICLE III - MAINTENANCE RESPONSIBILITIES

1. Declarant’s Responsibility. The Declarant will maintain and keep in good repair the Shared Common Area as a Common Area Expense as defined in Article V. The Shared Common Area maintenance responsibility includes, but is not limited to, the following:

a. all Access Roads and adjacent improvements, including sidewalks and landscaping adjacent to the Access Roads;

b. access connections to Highway 68 and Highway 150;

c. landscaping within public rights-of-way abutting the Property and landscaping buffers that are Requirements;

d. Main Entrance Signage and landscaping and lighting in connection with the Main Entrance Signage;

e. snow removal from the Access Roads;

f.	general maintenance and cleaning of the Access Roads, including paving, re-paving, painting, re-painting, striping, re-striping and directional signage (on pavement or free- standing);

g.	Storm Drainage System maintenance; and

h.	all other Shared Common Area maintenance.

2. Owner’s Responsibility. Each Owner shall maintain its Parcel and all Buildings, canopies, awnings, structures, loading docks, truck ramps, drive-through lanes and other outward extensions, easement areas located on its Outparcel, parking areas and any other improvements on the Parcel, including necessary repairs and replacements, at each Owner’s sole cost and expense; owners shall not be obligated to maintain any Shared Common Areas located upon an Outparcel. Each Owner shall install and maintain the sidewalks and landscaping within its Outparcel in a manner consistent with the Design Guidelines attached hereto as Exhibit D at the sole cost and expense of the Owner of that Outparcel. No Owner shall permit the use of onsite storage trailers, tents or other temporary facilities except during the construction period. No Owner shall permit the use or storage of hazardous materials. All Owner responsibilities shall be undertaken in a manner which is neat, clean and safe. The Owner of each unimproved Outparcel shall maintain and mow the grass pending construction and remove trash on such Outparcel on a regular basis and keep such unimproved Outparcel in a neat, clean and safe condition prior to and during construction of any improvements upon such unimproved Outparcel.

3. Standard of Performance. All maintenance will be performed in a manner consistent with the Design Guidelines attached hereto as Exhibit D. Neither the Declarant nor an Owner shall be liable for any damage or injury occurring on, or arising out of the condition of, property which it does not own except to the extent that it has been negligent in the performance of its maintenance responsibilities hereunder.

4. Default in Fulfilling Maintenance Responsibilities. In the event any responsible party fails to properly fulfill its maintenance obligations hereunder, then such failure shall be deemed a default under this Declaration; however, such default shall not in any manner cause any easements to be revoked as they shall exist in perpetuity. Except when entry is required due to an emergency situation, the Declarant shall afford the Owner written notice and an opportunity to cure the problem prior to entry as provided herein. The Declarant and any nondefaulting party shall have the right to demand, in writing, sent by certified mail, return receipt requested, that the defaulting party cure its default. The notice of default shall specify in detail the specific nature of the items which are not being properly maintained. If, within ten (10) days after such notification, maintenance and/or repairs shall have not been brought to acceptable standards or for such additional reasonable time if it reasonably will take more time to perform said maintenance and repair and the defaulting party actively and continuously pursues said maintenance and repair, the Declarant or any nondefaulting party shall have the right to have the necessary work done at the defaulting party’s expense and to enforce collection against the defaulting party of all reasonable costs of such work, plus interest at the lesser of sixteen percent (16%) or the highest rate allowed by North Carolina law on such amount (prejudgment and post judgment) and any reasonable attorney’s fees and costs actually incurred by the Declarant or any nondefaulting Owner in collecting any monies advanced by the Declarant or any nondefaulting Owner for such purpose; provided, however, the same shall not constitute a lien against a defaulting Owner’s Parcel unless said claim is the subject of a final judgment from an appropriate court of law. In the case of an emergency, the Declarant or any non-defaulting party may cure the maintenance deficiency without having given notice but notice shall be given as soon as reasonably practicable.

ARTICLE IV - RIGHTS OF THE DECLARANT

1. Common Area. The Declarant, subject to the rights of the Owners and Tenants set forth in this Declaration, will be responsible for the exclusive management and control of the Shared Common Area and all improvements and landscaping thereon.

2. Rules and Regulations. The Declarant may make and enforce reasonable rules and regulations governing the use of the Common Area, which rules and regulations will be consistent with the rights and duties established by this Declaration. Such regulations and use restrictions shall be binding upon all Owners, Tenants, occupants, invitees, permittees, and licensees, if any.

3. Enforcement. The Declarant may seek relief in any court for violations of this Declaration or to abate nuisances. The Declarant has the right, but not the obligation, to enforce county and municipal ordinances and will permit the counties or municipalities to enforce ordinances on the Property for the benefit of the Declarant.

4. Implied Rights. The Declarant may exercise any other right or privilege given to it expressly by this Declaration and every other right or privilege reasonably to be implied from the existence of any right or privilege given to it herein or reasonably necessary to effectuate any such right or privilege.

5. Caps. The Declarant may impose a cap on Owners and Tenants for maximum square footage of Buildings; maximum number of restaurant seats; maximum water usage and any other caps necessary for Declarant to comply with Requirements, including zoning permits and permits for the private spray irrigation field.

ARTICLE V - ASSESSMENTS

1. Assessments. The Declarant is authorized to levy assessments (“Assessments”) for any and all expenses incurred or anticipated to be incurred by the Declarant in performing its responsibilities, exercising its rights and powers under this Declaration, and maintaining the Shared Common Areas (including the Declarant’s management fees) unless the expense is described herein as being the sole cost and expense of Declarant. Each Owner is deemed to covenant and agree to pay its pro rata share of these Assessments. This covenant is appurtenant to the land and will pass to each Owner’s successors-in-title.

2. Determination of Amount of Assessments. Annually, the Declarant shall submit an Assessment invoice to each Owner for its pro rata share of the Assessment, including the management fee. “Pro rata” shall be defined as that Outparcel’s share of acreage compared to the total acreage on Exhibit A (together with any additional land annexed into the Shopping Center).

3. Delinquency and Payment. Any Assessment or installment thereof which is delinquent for a period of fifteen (15) days shall incur a late charge in the amount of four (4%) percent of the principal amount past due. All Assessments, together with interest (at a rate determined by the Declarant from time to time, at the lesser of sixteen percent (16%) or the highest rate allowed by North Carolina law) as computed from the date the delinquency first occurs, late charges (subject to the limitations of North Carolina law), costs, and reasonable attorney fees, will be a charge on the land and will be a continuing lien upon the Parcel against which each Assessment is made until paid. Each such Assessment, together with interest, late charges, costs, and reasonable attorney fees, will also be the personal obligation of the Person who was the Owner of such Parcel at the time the Assessment arose, and, in the event of a transfer of title, if expressly agreed, his or her grantee shall be jointly and severally liable for such portion thereof as may be due and payable at the time of conveyance, except no holder of a first lien Deed of Trust who obtains title to a Parcel pursuant to the remedies provided in the Deed of Trust shall be liable for unpaid Assessments which accrued prior to such acquisition of title.

No Owner may waive or otherwise exempt itself from liability to pay Assessments. The obligation to pay Assessments is a separate and independent covenant on the part of each Owner. No diminution or abatement of an Assessment or set-off will be claimed or allowed by reason of any alleged failure of the Declarant to take some action or perform some function required to be taken or performed by the Declarant under this Declaration, or for inconvenience or discomfort arising from the making of repairs or improvements which are the responsibility of the Declarant, or from any action taken to comply with any law, ordinance, or with any order or directive of any county, municipal or other governmental authority.

4. Special Assessments. The Declarant may levy a Special Assessment against any Parcel to reimburse the Declarant for costs incurred in bringing the Parcel into compliance with the provisions of the Declaration, any applicable Supplemental Declaration, and the Declarant’s rules and regulations. Such Special Assessments may be levied after notice to the Owner of the Parcel and an opportunity for such Owner to respond.

5. Lien for Assessments. The Declarant shall have a lien against any Parcel to secure payment of delinquent Assessments, including interest, late charges (subject to the limitations of North Carolina law), and costs (including attorneys fees). Such lien shall be prior and superior to all other liens, except (a) the liens of all taxes, bonds, assessments, and other levies which by law would be superior, and (b) the lien or charge of any first Deed of Trust of record (meaning any recorded Deed of Trust with first priority over other Deed of Trusts) made in good faith and for value. Such lien, when delinquent, may be enforced by suit, judgment, and foreclosure in the same manner as mechanics’ and materialmen’s liens under North Carolina law.

The sale or transfer of any Parcel will not affect the Assessment lien or relieve such Parcel from the lien for any Assessments thereafter becoming due. However, the sale or transfer of any Parcel pursuant to foreclosure of a first Deed of Trust will extinguish the lien (but not the underlying obligation) as to any installments of such Assessments which became due prior to such sale or transfer. Where the holder of a first Deed of Trust of record or other purchaser of a Parcel obtains title pursuant to foreclosure of the Deed of Trust, it will not be personally liable for the share of the Assessments levied by the Declarant against such Parcel which became due prior to such acquisition of title.

6. Failure to Assess. The omission or failure of the Declarant to fix the Assessment amounts or rates or to deliver or mail to each Owner an Assessment notice will not be deemed a waiver, modification, or a release of any Owner from the obligation to pay Assessments. In such event, each Owner will continue to pay annual Assessments on the same basis as for the last year for which an Assessment was made, if any, until a new Assessment is made, at which time any shortfalls in collections may be assessed retroactively by the Declarant.

7. Exempt Property. Notwithstanding anything to the contrary herein, all property dedicated to and accepted by any governmental authority or public utility, including, without limitation, public streets, and public parks, if any, is exempt from payment of Assessments.

8. Commencement of Expenses. No assessment shall be levied until the Shared Common Area improvements have been constructed. Until such time, all Common Area Expenses shall be the Declarant’s sole cost and expense and shall not be assessed to the Owners, as more particularly set forth in Paragraph 11 (“No Development Expenses”) hereunder.

9. Cap on Assessments. When Declarant is entitled to commence assessments as set forth hereinabove, Declarant shall notify the Owners of the operating expenses incurred by the Declarant during any prior fiscal year and the current fiscal year to date. Once the Declarant has maintenance records for an entire fiscal year, thereafter the portion of the assessment reflecting actual Common Area Expenses (excluding the management fee) shall not exceed a five (5) percent increase over the assessments actually incurred for the prior fiscal year. Expenses between the Declarant and the Owners shall be prorated for any partial fiscal year.

10. Budget, Notice. After the right to levy assessments has commenced, thereafter the Declarant will prepare a budget covering the estimated expenses of the Shopping Center for the up-coming fiscal year for the items within the Declarant’s area of responsibility at least 60 days prior to the beginning of each fiscal year. At least thirty days prior to the beginning of each fiscal year, the Declarant will deliver to each Owner a copy of the budget and a notice of the amount of the Assessment to be levied against each Parcel for the following year.

11. No Development Expenses. At no time shall the Declarant assess the Owners with its cost of development or its cost to purchase, construct and install the common area improvements, including all of the expenses set forth in Article V, Paragraph 8 (“Commencement of Expenses”) hereinabove.

ARTICLE VI - ARCHITECTURAL STANDARDS, DESIGN GUIDELINES

1. General. No construction of any Building or structure, or exterior alteration or modification thereof, whether now existing or hereafter constructed, no other construction of any kind, and no landscaping, will take place except as approved by the Declarant in compliance with this Article, the Design Guidelines attached hereto as Exhibit D and the Requirements. Each Building constructed on the Property shall be of first class quality construction and architecturally designed so that its exterior elevations (including, without limitation, signs and color) will be architecturally and aesthetically compatible and harmonious with all other Buildings in the

Shopping Center. Each Building on a Parcel shall comply with the permitted Building Area, including the designated cap on square footage and any designated cap on the number of seats in a restaurant.

2. Architectural Review. Responsibility for administration of the Design Guidelines and review of all applications and elevation drawings for construction and modifications under this Article will be administered by Declarant. Nothing contained herein will be construed to limit the right of an Owner to remodel the interior of any Building constructed on its Parcel.

3. Guidelines and Procedures.

a. Procedure. Owners and Tenants shall submit site plans, front elevation drawings, floor plans and each exterior elevation to the Declarant for review.

Owners and Tenants shall also submit a “color board” to the Declarant with samples of the exterior materials to be employed.

Owners and Tenants shall also submit a rendering of any signage to be employed including location, size, construction and colors.

b. Approval Process. Declarant shall review all completed applications within a reasonable time.

4. Waiver of Future Approvals. The approval of the Declarant of any matter requiring the approval and consent will not be deemed to constitute a waiver of any right to withhold approval or consent as to any similar matter subsequently or additionally submitted for approval or consent.

5. Variance. The Declarant may authorize variances from compliance with any of its guidelines and procedures as it deems reasonable and appropriate.

6. Limitation of Liability. Review and approval of any application or plans pursuant to this Article is made on the basis of aesthetic considerations only and the Declarant shall not bear any responsibility for ensuring the structural integrity or soundness of approved construction or modifications, or for ensuring compliance with building codes and other governmental requirements. The Declarant shall not be held liable for any injury, damages or loss arising out of the manner or quality of approved construction on or modifications to any Parcel.

7. Enforcement. Any construction, alteration, re-building, additions, renovations or other work (collectively “construction”) done in violation of this Article will be deemed to be nonconforming. Upon written request from the Declarant, the Owners will, at their own cost and expense, remove such construction and will restore the land to substantially the same condition as existed prior to the construction. Should an Owner fail to remove and restore as required hereunder, the Declarant will have the right to enter the property, remove the violation, and restore the property to substantially the same condition as existed prior to the construction. All costs, together with the interest at the lesser of sixteen percent (16%) or the highest rate allowed by North Carolina law may be assessed against the Parcel and collected as a Special Assessment pursuant to Article V.

Any contractor, subcontractor, agent, employee, or other invitee of an Owner who fails to comply with the terms and provisions of this Article and the Design Guidelines may be excluded by the Declarant from the Property. In such event, the Declarant shall not be held liable to any Person for exercising the rights granted by this paragraph.

In addition to the foregoing, the Declarant shall have the authority and legal standing to pursue all legal and equitable remedies available to enforce the provisions of this Article.

ARTICLE VII - USES

1. Permitted Use. In conjunction with the sale of Parcels, Declarant may require an Owner to use its Parcel for a specific use and no other (“Permitted Use”). Such Permitted Uses may be recorded with the deed to the Parcel or as addenda to this Agreement in the sole discretion of Declarant, and may not be amended without the consent of the Owner to which the Permitted Use applies. When a Parcel is subject to a Permitted Use, it shall be used for such Permitted Use and no other without the written modification of the Permitted Use signed by the Declarant and recorded in the Guilford County Registry. When a Parcel is not subject to a Permitted Use, it may be used for any purpose not otherwise prohibited by this Agreement, the Requirements or the Lowe’s Lease.

2. Prohibited Uses. No Parcel shall be used for the following uses: (a) professional offices comprising more than twenty percent (20%) of the Center, (b) a movie theater, (c) a cocktail lounge, tavern or bar; provided, however, a bar in conjunction with a restaurant is allowed, (d) a health club or spa with leased space of more than five thousand (5,000) square feet, (e) a night club or discotheque, (f) any mobile home park, trailer court, labor camp, junkyard, or stockyard (except that this provision shall not prohibit the temporary use of construction trailers during periods of construction), (g) any dumping, disposing, incineration, or reduction of garbage (exclusive of dumpsters located in the rear or side designated locations of any building), (h) an auction house operation or flea market, (i) any automobile, truck, trailer, or R.V. sales, leasing, display or repair; provided, however, an auto parts sales location is allowed, (j) any skating rink, bowling alley, game rooms, arcades or bingo parlor, (k) any living quarters, sleeping apartments, or lodging rooms, (1) any animal raising facilities or pet shop (except that this prohibition shall not prohibit a pet shop or a veterinary clinic which is not adjacent to the Demised Premises and is located in the easternmost bay of the Center designated as “2205-E” on the site plan), (m) a mortuary, (n) any establishment renting, selling, or exhibiting pornographic materials (“pornographic” shall not include “Playboy” or similar magazines sold as incidental item(s)), (o) school or training facilities; provided, however, children’s play centers and day care centers are allowed, (p) a manufacturing or warehouse facility, (q) a nursing home, and (r) any church. The use restrictions described in (a), (c), (l) and (o) shall not apply to Outparcels.

3. Exclusive Uses. In conjunction with the sale of Parcels or lease of Space, Declarant may grant an Owner of the Parcel or the Tenant of any Space the exclusive right within the Property to use its Parcel or Space for a specific purpose (“Exclusive Use”). Such Exclusive Uses may be recorded as addenda to this Agreement or contained in the lease of any Space in the sole discretion of Declarant; and may not be amended without the consent of the Owner or Tenant (or successor or assign) for whose benefit the Exclusive Use was granted. No Parcel or portion thereof within the Shopping Center shall be used for any Exclusive Use (other than the Parcel or Space so benefitted) so long as such Parcel or Space is used for that Exclusive Use. Should such Parcel or Space cease to be used for such Exclusive Use for one hundred twenty (120) days, then such Exclusive Use shall terminate and be of no further force or effect and Declarant shall have the right to grant such Exclusive Use to another Owner, prospective Owner, Tenant or prospective Tenant; provided, however, that this provision shall not apply to Lowe’s Food Stores, Inc., which is bound by the provisions in its Lease with JPC Monroe, Inc. By purchasing or leasing property within the Property, each Owner agrees to be bound by each Exclusive Use added from time to time by Declarant as addenda to this Agreement or contained in the lease of any Space, provided each Owner shall be notified by Declarant of such Exclusive Use, but only to the extent that such Exclusive Use does not violate such Owner’s Exclusive Use of its Parcel or materially interfere with such Owner’s actual use of its Parcel, as such use exists at the times of recordation of such addenda.

4. Lowe’s Lease Exclusive Use. Declarant has granted to Lowe’s Food Stores, Inc. the following exclusive uses which uses shall be prohibited on other Parcels: a food store or a food department, or for the sale for off-premises consumption of groceries, produce, dairy products, meats, or bakery products, or any of the foregoing; provided, however, that nothing contained herein shall prevent any tenant in the Center from selling such products as an incidental part of its other and principal business so long as (a) the total number of square feet devoted by such tenant to the display for sale of such products does not exceed ten percent (10%) of the total number of square feet of building area leased by such tenant in the Center, or 1,000 square feet (including, in either such case, one-half ( 1/2%) of the aisle space adjacent to any display area), whichever is smaller; or (b) the tenant is primarily a restaurant selling freshly prepared food for contemporaneous consumption on or off the tenant’s premises, including, but not limited to, such stores as a pizza store, ice cream store, “Subway” type sandwich store, and a “Dunkin Donuts” type donut store. Landlord agrees not to engage in destructive competition. This covenant shall cease to be in force and effect if Tenant, or a subtenant or assignee of Tenant, does not conduct a business in the Demised Premises for the sale of groceries, produce, dairy products, meats, bakery products, or any of them, for off-premises consumption for a period of one hundred eighty (180) days or longer, except when such failure is caused by strikes, labor disputes, casualty, or conditions beyond the control of Tenant or its subtenant or assignee. Notwithstanding the above, Landlord and Tenant agree that Landlord shall have the right to lease space for a sandwich shop, bagel store, coffee, candy, yogurt store, florist, veterinary clinic (located on the easternmost bay of the Center and designated as “2205-E” on the site plan), and sit down restaurants (both in-line and/or on Outparcels).

5. Exclusive Use Granted to Drug Store Outparcel. Declarant has granted, or intends to grant, to a national drug store chain, its successors and assigns, the following exclusive uses which uses shall be prohibited on Parcels other than the Parcel sold or leased to a national drug store chain (“Drug Store Outparcel”) within the Property: the sale of prescription drugs and operation of a pharmacy (the “Drug Store Exclusive”). The Drug Store Exclusive shall not be construed to prevent the sale of health and beauty aids and non-prescription items by the Grocery Store Outparcel. The Drug Store Outparcel shall not violate the Grocery Store Exclusive.

ARTICLE VIII - MISCELLANEOUS

1. Parking Lot Lighting. With respect to each of the Parcels which shall have been developed and improved, with such improvements completed and in operation and open for business (hereinafter, a “Developed Parcel”), the Owner of each such Developed Parcel shall, at its own cost and expense, fully illuminate its respective parking facilities from dusk to at least 11:00 p.m. each and every day with lighting fixtures approved by Declarant and in compliance with the Requirements. In the event the then current Owner of a Developed Parcel refuses to comply with the provisions set forth in this paragraph, then the Declarant or any other Owner of a Developed Parcel shall have the right to bring an action for specific performance against such Owner of a Developed Parcel who shall be in violation of the provisions of this paragraph in order to enforce the provisions of this paragraph.

2. Compliance with Parking Space Requirements. The Owner of each Outparcel shall have a sufficient number of parking spaces upon its Outparcel (or reconfigured Outparcel if any Outparcel shall be subdivided or combined with any other Parcel or Parcels or portions thereof) so that such Outparcel (or reconfigured Outparcel) shall be in compliance with the number of off-street parking spaces required by the Lowe’s Lease and all applicable Requirements. No cross parking rights are granted hereunder.

3. Commencement of Construction. Any Owner who purchases an Outparcel from Declarant will begin construction of improvements to the Outparcel within twelve (12) months of the acquisition of title from Declarant and will diligently prosecute completion of construction with all reasonable speed.

4. Force Majeure. In the event any party hereto shall be delayed or hindered in or prevented from the performance of any act required to be performed by it under this Agreement by reason of acts of God, strikes, lockouts, unavailability of materials, failure of power, prohibitive governmental laws or regulations, riots, insurrections, war or other reason beyond its reasonable control, then the time for performance of such acts shall be extended for a period equivalent to the period of such delay. Lack of adequate funds or financial inability to perform shall not be deemed to be a cause beyond the reasonable control of such party.

5. Third Party Beneficiary Rights. Except for mortgages of the Parcels or any of them, this Agreement is not intended to create, nor shall it be in any way interpreted or construed to create any third party beneficiary rights in any person hereto.

6. Covenant to Run with the Land; Remedies for Violation. It is the express intention of the Declarant and all purchasers from Declarant that this Agreement be a covenant to run with the land, encumbering each of the Parcels, and it shall bind and inure to the benefit of the Owners of the Parcels, their respective successors, assignees, grantees, mortgagees, tenants, invitees and licensees as their interests may appear. No Parcel shall be further subdivided without the written consent of Declarant. To the extent that any Parcel is further subdivided with Declarant’s written consent, any and all parcels resulting from the further subdivision of any

Parcel shall be subject to the terms and provisions of this Agreement. In the event of a violation of the covenants contained in this Agreement, the nondefaulting party shall be entitled to all remedies permissible under North Carolina law, including, without limitation, injunctive and declaratory relief. Upon the sale and conveyance by the Owner of a Parcel of its entire interest therein, such Owner shall automatically be deemed to be released of all obligations thereafter arising under this Agreement.

7. Insurance. Declarant and each Owner of an Outparcel, its successors and assigns, shall keep in full force and effect through its ownership of a Parcel, insurance policies for public liability insurance and property damage insurance at its sole cost and expense. Public liability coverage shall be in the minimum amount of $2,000,000 for a multiple accident, and $1,000,000 for a single incident subject to increase every five (5) years to adjust for the purchasing power of the U.S. Dollar according to the Consumer Price Index, the first adjustment to be ten (10) years from the date of this Agreement. Copies of such policies shall be delivered by the Owner of a Parcel to Declarant within twenty (20) days after receipt of a written request for such copies. In the event one of the Owners of a Parcel fails to maintain its respective public liability insurance and property damage insurance, any nondefaulting Owner shall have the right, within twenty (20) days after notification of the failure to maintain insurance to the defaulting party, to purchase such insurance at the defaulting Owner’s expense and to enforce collection against the defaulting Owner of all reasonable costs of insurance premiums, plus interest at the legal rate on such amount and any reasonable attorney’s fees and costs incurred by the nondefaulting Owner in collecting any monies advanced by the nondefaulting Owner for such premiums.

8. Representations and Warranties. Declarant represents and warrants: (i) that the execution and delivery of this Agreement by Declarant has been fully authorized by all necessary limited liability company action; (ii) that the person signing this Agreement has the requisite power to bind Declarant; (iii) that to the best of Declarant’s knowledge and belief, this Agreement is valid, binding and legal enforceable in accordance with its terms; and (iv) all deeds of trust which encumber the property have been subordinated to the operation and effect of this Agreement by written instruments to be recorded in the Guilford County Registry

9. Notices. Any notices required to be given pursuant to this Agreement shall be deemed received upon delivery and/or delivery and refusal, if hand delivered or if sent by (i) United States registered mail or United States certified mail - return receipt requested, three (3) days later; or (ii) a nationally recognized courier service (such as Federal Express), one (1) business day later at such address as any of the Owners of a Parcel may hereafter specify in writing to the other Owners of the Parcels. Such addresses may be changed by the giving of written notice as provided in this paragraph. It is the responsibility of each Owner and Tenant to advise Declarant of its current address, telephone number, fax number and name of agent responsible for receiving notices.

10. Waiver. Except as provided herein, no waiver by any Owner of a Parcel or any failure or refusal of an Owner of a Parcel to comply with its obligations under this Agreement shall constitute a waiver of any other or subsequent failure or refusal to so comply by a party. No waiver of the terms hereof shall be valid unless in writing and signed by the party to be charged, and then only to the extent therein set forth.

11. Loans. This Agreement shall not restrict any Owner’s right to assign or convey its interest in its Parcel or in this Agreement as security for a loan secured by its respective Parcel; provided, however, that any and all such security interests encumbering any Parcel shall be subordinate and subject in all respects to this Agreement. Any entity foreclosing on any such security interests, or acquiring title by reason of a deed in lieu of foreclosure, shall acquire title to the real property encumbered by the security interests subject to all of the terms of this Agreement.

12. Estoppel Certificate. At any time, and from time to time within thirty (30) days after notice or request by the holder of any actual or proposed deed of trust or ground lease affecting or intending to affect any Parcel, the Owner of any other Parcel shall, upon request, execute and deliver to such mortgagee, ground lessor or purchaser, a statement certifying that this Agreement is unmodified and in full force and effect, or if there had been modifications, that it is in full force and effect as modified in the manner specified in the statement, and that to the knowledge of such Owner, there exists no default under this Agreement or circumstances, which with the passage of time or the giving of notice or both, would result in the existence of such default, other than specified in such statement.

13. Breach Shall Not Permit Termination. No breach of this Agreement shall entitle the Owner of any Parcel to terminate this Agreement, but such limitations shall not affect in any manner any other rights or remedies which any party may have hereunder by reason of any breach of this Agreement. Any breach of this Agreement shall not defeat or render invalid the lien of any mortgage or deed of trust, but this Agreement shall be binding upon and be effective against any Owner of any Parcel whose title is acquired by foreclosure, trustees’ sale, or otherwise.

14. Attorney’s Fees, Costs and Expenses. In any action or proceeding arising out of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party thereto, the reasonable attorney’s fees actually incurred by such other party on the basis of such party’s counsel’s normal and customary hourly rates, including such fees in any bankruptcy proceeding or in one or more appeals, court costs, filing fees, publication costs and other expenses.

15. Assignment. The rights and privileges of each Owner of a Parcel may be collaterally assigned by such Owner to the holder of a deed of trust encumbering such Parcel.

16. Not a Public Dedication. Nothing herein contained shall be deemed a gift or dedication of any portion of the Property described herein to the general public or for any public use or purpose whatsoever, it being the intent of the parties that this Agreement shall be strictly limited to and for the purposes herein expressed and shall be solely for the benefit of the Owners of the Parcels, or any portion or portions thereof, and their respective heirs, successors and assigns and successors in title to their respective properties.

17. Modification and Amendment. This Agreement may only be modified or amended with the written agreement of Declarant and the Owner or Owners of the Parcels to which such modification or amendment shall be applicable or which will be affected in effect, and any such modification or amendment must be in writing and recorded in the Office of the Register of Deeds of Guilford County, North Carolina.

18. Severability. Invalidation of any one of these covenants or restrictions by judgment or court order will in no way affect any other provisions, which provisions shall remain in full force and effect.

19. Perpetuities. If any of the covenants, conditions, restrictions, or other provisions of this Declaration are declared by a court to be unlawful, void, or voidable for violation of the rule against perpetuities, then such provisions shall be deemed to be reformed to vest the particular interest within 90 years of the creation of the interest in compliance with the provisions of NCGS § 41-17.

20. Cumulative Effect; Conflict. In the event of a conflict between the provisions of this Declaration and the provisions of North Carolina law, then to the extent that the provisions of North Carolina law cannot be waived by Declaration, the North Carolina law controls.

21. Enforcement. Each Owner of a Parcel, or any portion or portions thereof, and its respective heirs and/or successors and assigns and successors in title, shall have the right to enforce, by any proceeding at law or in equity, the easements and rights contained herein.

22. Caption Headings. The headings and captions used in this Agreement are used for convenience only and shall not be deemed to limit, amplify or modify the terms of this Agreement.

23. Governing Law. This Agreement shall be construed in accordance with the laws of the State of North Carolina.

24. Annexation. Additional land and common area within the area described in the metes and bounds description attached hereto as Exhibit C and incorporated hereby by reference may be annexed by Declarant in its sole discretion within twenty (20) years of the date this Declaration is recorded.

25. Successor Declarant. At the option of the Declarant and the Owner of the Shopping Center Parcel, the Declarant will assign its rights herein to the Owner of the Shopping Center Parcel. Any assignment of Declarant’s rights shall be binding upon, and shall be deemed accepted by, the Owners of the Outparcels. If the Owner of the Shopping Center Parcel declines to serve as Successor Declarant, the Declarant may assign its rights herein to either the Owners or to a property owners’ association; provided, however, that any such assignment shall provide that votes and expenses are allocated based upon each Owner’s acreage compared to the total acreage in Exhibit A (together with any additional land annexed into the Shopping Center). Each Successor Declarant shall have the right to assign the Declarant’s rights herein. No Successor Declarant shall be liable for any act or omission of the Declarant or any other Successor Declarant. If the Declarant or any Successor Declarant goes out of business and fails to assign its rights as provided above, the Declarant’s rights herein shall vest in the Owners as though an assignment had taken place with votes allocated as follows: each Owner shall have one vote for each acre owned within the Shopping Center. The total number of eligible votes shall be calculated based upon the total number of acres in Exhibit A (together with any additional land annexed into the Shopping Center) (the “Eligible Votes”).

26. Consent. Lowe’s Food Stores, Inc. and Wachovia Bank join in this Declaration to evidence their consent to the terms of, and to be bound by, this Declaration.

IN WITNESS WHEREOF, Declarant has caused this Agreement to be executed under seal this the day and year first above written.

JPC MONROE LLC, a North Carolina limited liability company (SEAL)

By:
Title:	Manager

NORTH CAROLINA

GUILFORD COUNTY

I, Margaret Shea Burnham, a Notary Public of the State and County aforesaid, do hereby certify that Philip M. Cooke, Manager JPC MONROE LLC, a North Carolina limited liability company, personally appeared before me this day and acknowledged the due execution of the forgoing instrument on behalf of said company.

Witness my hand and notarial seal this the 15th day of February, 2002.

Notary Public

My commission expires 6/24/05

LOWE’S FOOD STORES, INC.
Attest:		By:
	Secretary	President

NORTH CAROLINA

DAVIE COUNTY

I, Shirley H. Smith, a Notary Public of said County and State, do hereby certify that Curtis Oldenkamp personally appeared before me this day and acknowledged that he is the      President of Lowe’s Food Stores, Inc., a North Carolina corporation, and that by authority duly given, and as the act of the corporation, the foregoing instrument was signed in its name by Curtis Oldenkamp as its – President on behalf of and as the act of the corporation.

WITNESS my hand and official seal, this 22 day of March, 2002.

Notary Public

My Commission Expires: 2/5/06

WACHOVIA BANK, N.A.
Attest:		By:
	Asst. Secretary		Vice President

NORTH CAROLINA

GUILFORD COUNTY

I, Ruth M. Burnell, a Notary Public of said County and State, do hereby certify that Churchill P. Brown III personally appeared before me this day and acknowledged that he is the Vice President of Wachovia Bank, N.A., a North Carolina corporation, and that by authority duly given, and as the act of the corporation, the foregoing instrument was signed in its name by Churchill P. Brown III as its Vice President on behalf of and as the act of the corporation.

WITNESS my hand and official seal, this 26 day of March, 2002.

Notary Public

My Commission Expires: 2/15/2003

EXHIBIT A

Lying in Oak Ridge Township, Guilford County, North Carolina, and being more particularly described as follows:

BEGINNING at a point marking the centerline intersection of the variable rights of way of NC Highway 150 and NC Highway 68 North, and running thence from said BEGINNING point along the centerline of NC Highway 150 the following two calls: South 58 40’ 14” West 723.85 feet to a point, and South 37 50’ 14” West 110.49 feet to a point; thence leaving said centerline and running North 67 33’ 28” West 172.02 feet to a point; thence North 22 33’ 28” West 688.03 feet to a point; thence North 22 26’ 32” East 414.42 feet to a point; thence North 67 26’ 32” East 621.24 feet to a point in the west line of the property of (now or formerly) Central Baptist Church (see Deed Book 2156, Page 185); thence along Central Baptist Church’s west and south lines South 00 56’ 16” West 321.92 feet to an existing iron pipe and South 89 12’ 00” East 295.09 feet to an existing iron pipe; thence continuing South 89 12’ 00” East 26.45 feet to a point in the centerline of the variable right of way of NC Highway 68 North, thence along said centerline the following four calls: South 00 04’ 46” East 144.53 feet to a point; South 08 21’ 46” East 100.02 feet to a point; South 08 18’ 46” East 135.03 feet to a point and South 09 42’ 46” East 157.58 feet to the point of BEGINNING, containing 20.806 acres, more or less, and being shown on a boundary survey for JPC Monroe, LLC, dated January 26, 2001, by Land Solutions, PC.

EXHIBIT A-1

(Drawing of Shopping Center Parcel and 5 Outparcels)

NOTES:
1. LOTS CANNOT BE ACCESSED FROM NC HWY. 68, OR NC HWY. 150
2. THIS TRACT IS NOT LOCATED IN A DESIGNATED WATER SUPPLY WATERSHED.
3. NO PORTION OF THIS TRACT IS LOCATED WITHIN A FLOOD ZONE. REFER TO FIRM COMMUNITY PANEL No. 37081 0020 B, EFFECTIVE 6/4/80.
VICINITY MAP
SITE
OAK RIDGE
NCGS GRID NORTH (NAD 83)
CENTRAL BAPTIST CHURCH
JPC MONROE, LLC
PRELIMINARY - NOT FOR RECORDATION, CONVEYANCE OR SALES
CENTERLINE 50' ACCESS AND UTILITY EASEMENT
577,727 SF 13.263 ACRES
NC HWY 68 PUBLIC R/W WIDTH VARIES
NC HWY 150 PUBLIC R/W WIDTH VARIES
LINE TABLE
CURVE TABLE
PLAT INFORMATION
FINAL PLAT OF
OAK CENTER
OAK RIDGE TOWNSHIP
GUILFORD COUNTY, NORTH CAROLINA
OWNER / DEVELOPER
LAND SOLUTIONS, PC

0011814

EXHIBIT B

Lying in Oak Ridge Township, Guilford County, North Carolina, and being more particularly described as follows:

Tract 1:

BEGINNING at an existing iron pipe marking the northwest corner of the property of (now or formerly) Central Baptist Church (see Deed Book 2156, Page 185), and running thence from said BEGINNING point along the church’s west line South 00 56’ 16” West 72.85 feet to a point; thence leaving the church’s west line and running South 67 26’ 32” West 621.24 feet to a point; thence South 22 26’ 32” West 414.42 feet to a point; thence South 22 33’ 28” East 357.51 feet to a point; thence South 43 04’ 20” West 576.90 feet to a point in the north line of (now or formerly) Lawrence C. and Laura J. Smith (see Deed Book 4512, Page 1158); thence along Smith’s north line South 85 47’ 44” West 101.88 feet to an existing iron pipe marking the southeast corner of (now or formerly) Kurt H. and Cindy L. Kusche (see Deed Book 5125, Page 1937); thence along Kusche’s east line North 14 54’ 04” West 766.87 feet to an existing iron pipe marking Smith’s northeast corner; thence along Smith’s north line North 83 31’ 03” West 60.79 feet to a new iron rod located South 83 31’ 03” East 100.00 feet from an existing iron pipe in the east margin of the 60-foot right of way of Lisa Drive; thence North 23 34’ 02” East 720.63 feet to an existing iron rod; thence North 86 40’ 53” East 220.00 feet to an existing iron rod; thence North 45 17’ 30” East 578.00 feet to an existing iron rod; thence South 88 35’ 07” East 280.00 feet to an existing iron pipe in the west line of (now or formerly) Reggie K. Meadows (see Deed Book 2307, Page 327); thence along Meadows’ west line South 22 17’ 14” East 397.36 feet to the point of BEGINNING, containing 24.048 acres, more or less, and being shown on a survey for JPC Monroe, LLC, dated January 26, 2001, by Land Solutions, PC.

Tract 2:

BEGINNING at an existing iron pipe in the east margin of the 60-foot right of way of Lisa Drive, said pipe being in the north line of the property of (now or formerly) Kurt H. and Cindy L. Kusche (see Deed Book 5125, Page 1937), and running thence from said BEGINNING point along said east margin North 03 43’ 43” East 847.17 feet to a point; thence leaving said right-of-way margin and running the following eight (8) courses and distances: (1) North 37 29’ 01” East 321.90 feet to a point; (2) North 77 21’ 43” East 238.16 feet to a point; (3) North 58 23’ 29” East 110.88 feet to a point; (4) South 87 27’ 02” East 299.69 feet to a point; (5) South 47 27’ 37” East 190.96 feet to an existing iron rod; (6) South 45 17’ 30” West 578.00 feet to an existing iron rod; (7) South 86 40’ 53” West 220.00 feet to an existing iron rod and (8) South 23 34’ 02” West 720.63 feet to an existing iron rod in the north line of the aforementioned Kusche; thence along Kusche’s north line North 83 31’ 03” West 100.00 feet to the point of BEGINNING, containing 11.860 acres, more or less, and being shown on a survey for JPC Monroe, LLC, dated January 26, 2001, by Land Solutions, PC.

EXHIBIT C

Lying in Oak Ridge Township, Guilford County, North Carolina, and being more particularly described as follows:

BEGINNING at an existing iron pipe marking the northwest corner of the property of (now or formerly) Ronald L. Hedrick, as described in the deed recorded in Book 4490, Page 29, and the northeast corner of (now or formerly) Lawrence C. and Laura J. Smith, as described in the deed recorded in Book 4512, Page 1158, and running thence from said BEGINNING point along Smith’s north line South 85 47’ 44” West 238.10 feet to a point; thence North 43 04’ 20” East 576.90 feet to a point; thence South 22 33’ 28” East 330.52 feet to a point; thence South 67 33’ 28” East 172.02 feet to a point in the centerline of the variable right of way of NC Highway 150; thence along said centerline South 37 50’ 14” West 88.01 feet to a point and South 32 48’ 14” West 168.30 feet to a point; thence leaving said centerline and running North 30 28’ 46” West 29.74 feet to an existing iron pipe; thence continuing North 30 28’ 46” West 191.95 feet to an existing bent iron pipe marking the northeast corner of the aforementioned Ronald L. Hedrick (see Deed Book 4490, Page 29); thence along Hedrick’s north line South 85 55’ 30” West 185.14 feet to the point of BEGINNING, containing 3.179 acres, more or less, and being shown on a boundary survey for JPC Monroe, LLC, dated January 26, 2001, by Land Solutions, PC.

EXHIBIT D

(Design Guidelines)

The intent of this document is to outline the design parameters for the development known as Oak Ridge Commons as described below. Users of these guidelines are advised that the Guilford County Historic Preservation Commission (hereafter referred to “GCHPC”) must issue an approved Certificate of Appropriateness before any work can begin or permits_ issued. This applies to initial construction plus any exterior modifications made thereafter.

Oak Ridge Commons

Adherence to these guidelines is intended to present a coherent and consistent character for the development that will benefit the Owners, the Tenants, and the community. These following standards are set forth for all Owners and Tenants, including in-line shops on the Shopping Center Parcel and Outparcels as applicable.

Refer to the Conditional Use Permit 44-98 approved by the Town of Oak Ridge, NC for permitted uses, a copy of which is attached hereto as Exhibit D-1. Also refer to additional restrictions set forth by the Oak Ridge Historic District Design Guidelines.

The Declarant, as defined in the Declaration, will administer these guidelines. The Declarant’s approval will be required before the plans can be submitted to the Guilford County Historic Preservation Commission and to the Town of Oak Ridge Planning Department.

SITE LIGHTING

All site lighting shall conform to the following guidelines:

1. Parking lot lighting shall be metal halide, pole mounted, fixtures with a minimum average illumination level of 2.5 footcandles and maximum level of 7.5 footcandles per square foot. Poles shall be painted aluminum (color to be selected by Declarant), mounted on concrete bases or within islands and extending no more than 30’ in height. The intent is to employ the same fixture throughout the development including Outparcels.

2. Additional building facade lighting, i.e. burial lights, wall mounted sconce fixtures, sidewalk lighting etc. will be selected by the Declarant.

SCREENING

The following restrictions apply in order to screen potentially offensive or unsightly elements:

1. All dumpsters or trash bins shall be located on the site in the most inconspicuous spot as is feasible and in no case closer than 50’ to any public street or closer than 10’ to an interior property line. Trash bins or dumpsters shall be screened on three sides by Boral’s French Quarter brick walls (7’-0” high) and opaque doors on the front.

2. Service / utility areas must be screened from view with masonry walls or landscaping. Locations and proposals will be subject to approval by the Declarant.

3. All roof-top mechanical equipment shall be screened from view from any adjacent public right-of-way using parapet walls, roof elements, screens or wells.

4. Ground mounted mechanical units shall be screened using masonry walls or landscaping. Subject to approval by the Declarant.

5. No outside storage buildings, displays or structures are permitted within the development.

UTILITIES

1. All service utilities serving each lot shall be located underground.

2. Any satellite transmitting or receiving equipment (i.e. antennas, dishes) shall be screened or placed out of view of any adjacent right-of-way. Satellite dishes shall not exceed 24” in diameter.

DRIVES/ ENTRANCES / SIDEWALKS

The following guidelines specify the conditions to be met at each entrance drive. Refer also to Landscaping and Signage Guidelines contained in Oak Ridge Historic District Design Guidelines.

1. Driveway entrances for each lot shall be constructed of Bomanite, Increte, or other comparable material approved by Declarant. This paved entrance area shall extend approximately 12’ into the Outparcel from the interior side of the sidewalk and extend the entire width of the driveway entrance. The material pattern shall be approved by the Declarant. Uniformity and consistent design is the goal of the development.

2. Sidewalks shall be installed as shown on Exhibit A-1 attached to this Declaration. Sidewalks shall be installed adjacent to the curb and shall be four feet wide. Sidewalks shall be constructed out of material approved by Declarant.

2

LANDSCAPING

All Owners of the Outparcels shall comply with the landscaping requirements as determined by the Development Ordinance of the Town of Oak Ridge (Oak Ridge Historic District Design Guidelines) and the Oak Ridge Commons Landscape Guidelines, a copy of which is attached hereto as Exhibit D-2. Owners shall submit a landscape plan for review and approval by Declarant and the GCHPC. Owners are encouraged to avoid use of Bradford Pear trees and Leyland Cypress trees. The intent of the following guidelines are to create a consistent planting theme in terms of plant type, size and character. Tree and shrubs types will be selected for the street yard area and building landscaping areas develop a consistent character.

1. To the maximum extent practical, buildings will have a 3’ foundation planting area on all sides.

2. The Owners of the Outparcels shall install and maintain landscaped areas with their boundaries on a consistent basis as necessary to achieve an attractive, well-kept appearance. Maintenance shall include replacing dead or damaged plants, re-mulching landscape areas and mowing.

3. Low level landscape lighting is permitted within the properties and encouraged by the Declarant.

PAVING

All parking areas shall be defined by concrete curb and gutters as required by the Town of Oak Ridge and paved with asphalt. Striping of the parking areas shall be delineated with white paint.

SIGNAGE

The intent of these guidelines is to project a compatible image of scale, materials, color, etc. throughout the development. All signage must conform to, and be approved in accordance with, the Oak Ridge Historic District Design Guidelines. These guidelines do not apply to the main entrance signage which is governed by the Declaration.

1. Freestanding Signage - one free-standing monument sign is permitted for each outparcel Lot.

A.	The sign shall be in compliance with height and length restrictions imposed by the GCHPC and shall be constructed employing the dominant brick used on the main structure.

3

B.	The design and layout of the sign shall be subject to approval by the Declarant.

C.	The street number of the property in block letters consistent with the shopping center shall be incorporated into the sign sized in accordance with the standards adopted by the Declarant.

D.	Illumination of sign shall be external with ground mounted floodlights.

E.	All signage is subject to review and approval by the Declarant and must comply with the applicable Oak Ridge Historic District Design Guidelines and approved by the GCHPC.

F.	Materials and design shall be consistent with the building and design.

G.	Neon is strictly prohibited as a signage accent or illumination for logos or graphics.

2. Building Mounted Signage - one wall of the individual building or shop may have one sign identifying the business / name. On a corner lot, two building mounted signs are permitted. The Declarant shall designate which lots constitute “corner” lots.

A.	The sign shall be sized and located in accordance with the Oak Ridge Historic District Design Guidelines and as approved by the Declarant and the GCHPC.

B.	The design and layout of the sign shall be subject to approval by the Declarant.

C.	All signage is subject to review and approval by the Declarant and GCHPC.

3. Prohibited Signage - The following elements are expressly prohibited from the development:

A.	Flashing Signage.

B.	Temporary signs, i.e. banners, without prior written approval by the Declarant. Tenants will be allowed to display a temporary “announcement” sign during construction and 30 days after store opening.

C.	Flagpoles.

4

BUILDINGS

The following architectural guidelines are intended to set forth guidelines detailing compatible materials, textures and shapes. (It is extremely important to note that one of the major goals of these guidelines is to ensure compatibility with the historically significant Oak Ridge Military Academy located across Highway 68 from the development. With that in mind, we would encourage any prospective tenant’s design team to visit the site and strive to design a structure that will be architecturally compatible and complementary to the existing Oak Ridge Military Academy buildings.)

1. All Outparcel buildings shall project no higher than 25’-0”. Drugstores are allowed to project 25’-0” for 80% of the facade and no more than 34’-0” at the highest point for the remainder of the facade.

2. A minimum of 30% of the opaque material on each facade shall be brick. Tenants are required to use the brick and mortar color selected for the shopping center (Borel’s French Quarter has been formally adopted by the shopping center). Brick and mortar substitutions will be considered only if availability unduly impacts the construction schedule. Substitutions should closely resemble the approved materials in color, texture and finish. Substitutions must be approved by the Declarant.

3. Glass shall account for no more than 50% of the material on any facade.

4. Additional approved materials may include pre-cast concrete, textured concrete masonry units, exterior insulation finish systems or tile.

5. All buildings shall incorporate a pitched roof or mansard as an element of the design. Roof covering material shall be fiberglass shingles or metal roof of natural colors. Proposed material and color samples will require approval by the Declarant and the GCHPC using the Oak Ridge Historic District Design Guidelines.

6. Storefront systems shall be aluminum frame (painted white) with clear or slightly tinted glass.

7. Drive-through service windows and menu boards are not permitted between the principal building(s) and the street right-of-way along highway 150 street frontage and Highway 68.

8. Refer to Conditional Use Permit 44-98 for additional restrictions.

5

PROHIBITED MATERIALS

The following materials are expressly prohibited from being used in the development:

1. Highly reflective / “mirrored glass”.

2. Unpainted wood, vinyl or hardboard siding. Painted or pre-finished wood, vinyl or hardboard siding shall not exceed 15% of the total area of the facade. (Note: painted or pre-finished materials are acceptable for trim areas, i.e. soffits, rake trim, etc.)

3. Pre-finished metal and vertical siding or panels are prohibited. Pre-finished metal trim (i.e. rake trim, eave trim and soffits are acceptable.

6

EXHIBIT D-1

(Conditional Use Zoning Permit)

GUILFORD COUNTY

Board of County Commissioners

P.O. Box 3427

GREENSBORO, NORTH CAROLINA 27402

TELEPHONE (336) 373-3351

FAX (336) 373-3209

September 18, 1998

REVISED LETTER (WITH ATTACHMENT)

Mr. Jerry M. Cooke

1690 NC 68 North

Oak Ridge, N.C. 27310

Re: Rezoning Case #44-98

Dear Mr. Cooke:

At its meeting on September 10, 1998, the Board of County Commissioners approved your request to rezoning your property located in the northwest corner of NC 68 and NC 150 in Oak Ridge Township, being Guilford County Tax Map 6-274, Block 1118-N, Part of Parcel 2, approximately 21.7 acres, from RS-30 to CU-SC.

The uses and conditions are the same as approved by the Planning Board at its July 15, 1998 meeting (revised letter listing uses and conditions attached) with one additional stipulation: the incorporation of the schematic site plan. In addition, the implementation of the rezoning is subject to issuance of a Certificate of Appropriateness (COA) by the County Historic Preservation Commission for the complete and detailed site plan based on the Oak Ridge Historic District Design Guidelines and subsequent approval of the site plan by the County Technical Review Committee.

Sincerely,

Norma H. Bodsford
Clerk to Board

Enclosure

cc:	Jim Elza, Planning Director Mul Wyman, Secretary, Planning Board Jerry Nix, Chair, Guilford County Historic Preservation Commission Julie Curry, Historic Preservation Planner

GUILFORD COUNTY

PLANNING AND DEVELOPMENT DEPARTMENT

CORRECTED LETTER

July 22, 1995

Jerry M. Cooke

1690 NC 68 North

Oak Ridge, NC 27310

RE:	REZONING CASE #44-98

Dear Mr. Cooke:

Following a public hearing on July 15, 1998 requesting a conditional use rezoning of your property, the Guilford County Planning Board approved the request to rezone your property located in the northwest corner of NC 68 and NC 150 in Oak Ridge Township, being Guilford County Tax Map 6-374, Block 1118-N, Part of Parcel 2, approximately 21.7 acres, from RS-30 to CU-SC.

The uses and conditions approved by the Planning Board are as follows:

USE(S): All uses permitted in the SC, Shopping Center District except for the following uses which shall not be permitted in the shopping center nor any outparcel (s) ;

1.	Agricultural Production (livestock and crops)

2.	Forestry

3.	Athletic Fields

4.	Coliseum or Stadium

5.	Junked Motor Vehicles

6.	Recycling Point

7.	Satellite Dish/Communication Tower

8.	Swimming Pool

9.	Batting Cages

10.	Bingo Games

11.	Coin-Operated Amusement

12.	Fortune Tellers Astrologers

13.	Go-Cart Raceway

14.	Golf Course, Miniature

15.	Skating Rink

16.	Cemetery or Mausoleum

17.	Fraternity or Sorority (University or College related)

18.	Automotive Parking (commercial)

19.	Equipment Repair, light

20.	Hotel or Motel

21.	Motion Picture Production

22.	Truck Utility Trailer Rental and Leasing, Light

23.	Bar

24.	Building Supply Sales {with storage yard)

25.	Convenience Store (without gasoline pumps)

26.	Manufactured Home Sales

27.	Pawnshop

28.	Recreational Vehicle Sales

Post Office Box 3427 • Greensboro, North Carolina 27402

Telephone: (336) 373-3334

Jerry M. Cooke

July 22, 1998

29.	Service Station, Gasoline

30.	Tire Sales

31.	Truck Stop

32.	Any uses from the TRANSPORTATION, WAREHOUSING AND UTILITIES Section

33.	Automotive Parking (subject to Section 6-2 - Off-Street Parking, Stacking, and Loading Areas)

34.	Mixed Development

CONDITION(S): The following conditions shall apply to the shopping center site and any outparcel(s):

1.	One site access on NC Hwy 68 and one site access on NC Hwy 150 as shown on the Oak Center site development schematic.

2.	Oak Center site development schematic will comply with the Oak Ridge Historical District Guidelines as outlined in the Guilford County Development Ordinance and as further indicated as follows:

a.	General - the following are the principal impacts of the proposed shopping center within the Oak Ridge Historic District:

1.	Traffic generation and road capacity

2.	Landscaping

3.	Parking layout and design

b.	Building Design and Construction

1.	The shopping center building and any other buildings shall be designed and constructed so as not to overwhelm or compete with established buildings for attention. New building designs that carry forward the basic historic theme of simplicity, shun ostentation, and that maintain visual continuity between the old and new are appropriate.

2.	It is not appropriate to use trademark building designs of franchise establishments or to adopt themes unrelated to the historical traditions of Oak Ridge.

c.	Siting - the placement of new construction on a lot in terms of setback from the street and adjoining properties, spacing, orientation, and topography.

1.	Both the setback of any new buildings and the spacing between these buildings and any existing adjacent structures shall conform to the patterns established by nearby properties. New buildings may establish their own sense of order as long as the effect is not discontinuous with or insensitive to the siting patterns of nearby property.

2.	Design and site new construction to minimize disturbance to the building site’s terrain and to the visual integrity of neighboring properties. Building designs that require altering land forms to suit design preference are inappropriate.

d.	Building Height and Width

1.	The height and width of any new buildings will be compatible with the height and width of nearby existing buildings.

2.	Departure from the dominant height of principal buildings on an established streetscape will be gradual.

Jerry M. Cooke

July 22, 1998

e.	Site Access

1.	Vehicular entrances/exits to the site shall be a sufficient distance away from the NC 150/Oak Ridge Road street intersection.

2.	Service access for delivery trucks shall not intrude on adjacent properties.

f.	Parking - reducing the visual impact of parking is crucial to appropriately integrated development within the Oak Ridge Historic District.

1.	The proposed parking area will be appropriately landscaped consistent with Guilford County landscaping requirements and screened by features as terms access drives, landscaping and/or buildings.

2.	To the maximum extent possible, parking shall not be permitted in front of any structure.

3.	Parking shall be sufficiently screened from adjoining properties in the Historic District.

4.	Clear and legible but unobtrusive signage, different types of textures of paving materials, raised areas and other techniques will be used to clearly define pedestrian zones within parking area and to direct the flow of both vehicular and pedestrian traffic through the site.

g.	Roadworks - Because of the extreme sensitively of the Historic District to its roads, construction, rerouting or widening of any public road must preserve historic properties and structures in the district and must be compatibly designed and landscaped to provide the greatest possible degree of protection to the visual and historic integrity of the district.

This decision is final unless it is appealed in writing to the Clerk to the Board of County Commissioners within fifteen (15) days of the July 15, 1998 Planning Board public hearing. If appealed, you will be notified by the Clerk to the Board of County Commissioners of the place, date, and time of the public hearing.

Very truly yours,

DeLacy M. Wyman, Secretary Guilford County Planning Board

/1

cc:	Norma Bodsford, Clerk to Board of County Commissioners

EXHIBIT D-2

(Landscape Guidelines)

See attached map labeled “Streetscape Plan” and see attached guidelines for

“Landscaping of Outparcels”

NC HWY 150
NC HWY 68
STREETSCAPE LANDSCAPE PLAN

Qty.	Name	Botanical Name	Size
39	Abelia 'E. Goucher'	Abelia grandiflora 'Edward Goucher'	3 gal., 18"-24" hgt. minimum
17	Burning Bush	Euonymus alatus compacta	3 gal., 18" hgt. minimum
130	Daylily	Hemerocallis sp.	1 gal.
6	Dogwood	Cornus florida	6'-8' hgt., 1 1/2" - 2" cal.
110	Dwarf Burford Holly	Ilex cornuta 'Burfordii Nana'	3 gal., 18"-24" hgt. minimum
14	Dwarf Crape Myrtle	Lagerstroemia indica nana 'Victor'	3 gal.
69	Dwarf Yaupon	Ilex vomitoria nana	3 gal., 18"-24" hgt. minimum
33	Forsythia	Forsythia intermedia	3 gal., 18" hgt. minimum
108	Harbour Dwarf Nandina	Nandina domestica 'Harbour Dwarf'	3 gal.
300	Liriope	Liriope muscari	1 gal.
44	Otto Luyken Laurel	Prunus laurocerasus 'Otto Luyken'	3 gal., 18" hgt. minimum
13	Quince	Chaenomeles speciosa	3 gal.
6	Red Maple	Acer rubrum 'Red Sunset' (or sim.)	8'-10' hgt., 2"-2 1/2" cal.
18	Sugar Maple	Acer saccharum	12'-14' hgt., 2 1/2" - 3" cal.
11	Wax Myrtle	Myrica cerifera	5'-6' hgt., 15 gal.
3	Willow Oak	Quercus phellos	12'-14' hgt., 3"-3 1/2" cal.

Designature

336/282-6582

Oak Ridge
COMMONS

Streetscape Plan

L-3

This map is not a certified survey and has not been reviewed by a local government agency for compliance with any applicable land development regulations.

SECTION 02900 - LANDSCAPING OF OUTPARCELS - Oak Ridge COMMONS 02-02

PART 1 - GENERAL

1.1	DEFINITIONS

A.	Balled and Burlapped Stock: Exterior plants dug with firm, natural balls of earth in which they are grown, with ball size not less than diameter and depth recommended by ANSI Z60.1 for type and size of tree or shrub required; wrapped, tied, rigidly supported, and dram-laced as recommended by ANSI Z60.1.

B.	Container-Grown Stock: Healthy, vigorous, well-rooted exterior plants grown in a container with well-established root system reaching sides of container and maintaining a firm ball when removed from container. Container shall be rigid enough to hold ball shape and protect root mass during shipping and be sized according to ANSI Z60.1 for kind, type, and size of exterior plant required.

C.	Finish Grade: Elevation of finished surface of planting soil.

D.	Manufactured Topsoil: Soil produced off-site by homogeneously blending mineral soils or sand with stabilized organic soil amendments to produce topsoil or planting soil.

E.	Planting Soil: Native or imported topsoil, manufactured topsoil, or surface soil modified to become topsoil; mixed with soil amendments.

F.	Subgrade: Surface or elevation of subsoil remaining after completing excavation, or top surface of a fill or backfill, before placing planting soil.

1.2	QUALITY ASSURANCE

A.	Installer Qualifications: A registered Landscape Contractor whose work has resulted in successful establishment of exterior plants.

1.	Installer’s Field Supervision: Require Installer to maintain an experienced full-time supervisor on Project site when exterior planting is in progress.

B.	Topsoil Analysis: Furnish soil analysis by a qualified soil-testing laboratory stating percentages of organic matter; gradation of sand, silt, and clay content; capacity deleterious material; pH; and mineral and plant-nutrient content of topsoil.

C.	Provide quality, size, genus, species, and variety of exterior plants indicated, complying with applicable requirements in ANSI Z60.1, “American Standard for Nursery Stock.”

D.	Observation: Architect may observe trees and shrubs either at place of growth or at site before planting for compliance with requirements for genus, species, variety, size, and quality. Architect retains right to observe trees and shrubs further for size and condition of balls and root systems, insects, injuries, and latent defects and to reject unsatisfactory or defective material at any time during progress of work. Remove rejected trees or shrubs immediately from Project site.

1.3	WARRANTY

A.	Special Warranty: Warrant the following exterior plants, for the warranty period indicated, against defects including death and unsatisfactory growth, except for defects resulting from lack of adequate maintenance, neglect, or abuse by Owner, or incidents that are beyond Contractor’s control.

1.	Warranty Period for Trees and Shrubs: One year from date of Substantial Completion.

2.	Remove dead exterior plants immediately. Replace immediately unless required to plant in the succeeding planting season.

3.	Replace exterior plants that are more than 25 percent dead or in an unhealthy condition at end of warranty period.

1.4	MAINTENANCE

A.	Trees and Shrubs: Maintain for the following maintenance period by pruning, cultivating, watering, weeding, fertilizing, restoring planting saucers, tightening and repairing stakes and guy supports, and resetting to proper grades or vertical position, as required to establish healthy, viable plantings. Restore or replace damaged tree wrappings.

1.	Maintenance Period: One year from date of Substantial Completion.

1.5	TOPSOIL

A.	Topsoil: ASTM D 5268, pH range of 5.5 to 7, a minimum of 6 percent organic material content; free of stones 1 inch or larger in any dimension and other extraneous materials harmful to plant growth.

1.	Supplement with imported or manufactured topsoil from off-site sources when quantities are insufficient. Obtain topsoil displaced from naturally well-drained construction or mining sites where topsoil occurs at least 4 inches deep; do not obtain from bogs or marshes.

1.6	INORGANIC SOIL AMENDMENTS

A.	Lime: ASTM C 602, agricultural limestone containing a minimum 80 percent calcium carbonate equivalent and as follows:

1.	Provide lime in form of dolomitic limestone.

1.7	ORGANIC SOIL AMENDMENTS

A.	Compost: Well-composted, stable, and weed-free organic matter, pH range of 5.5 to 8; moisture content 35 to 55 percent by weight; 100 percent passing through 1-inch sieve.

B.	Wood Derivatives: Decomposed, nitrogen-treated sawdust, ground bark, or wood waste; of uniform texture, free of chips, stones, sticks, soil, or toxic materials.

C.	Manure: Well-rotted, unleached, stable or cattle manure containing not more than 25 percent by volume of straw, sawdust, or other bedding materials; free of toxic substances, stones, sticks, soil, weed seed, and material harmful to plant growth.

1.8	FERTILIZER

A.	Superphosphate: Commercial, phosphate mixture, soluble; a minimum of 20 percent available phosphoric acid.

B.	Commercial Fertilizer: Commercial-grade complete fertilizer of neutral character, consisting of fast- and slow-release nitrogen, 50 percent derived from natural organic sources of urea formaldehyde, phosphorous, and potassium in the following composition:

1.	Composition: 1 lb/1000 sq. ft. of actual nitrogen, 4 percent phosphorous, and 2 percent potassium, by weight.

C.	Slow-Release Fertilizer: Granular or pelleted fertilizer consisting of 50 percent water-insoluble nitrogen, phosphorus, and potassium in the following composition:

1.	Composition: 10 percent nitrogen, 10 percent phosphorous, and 10 percent potassium, by weight.

1.9	MULCHES

A.	Organic Mulch: Free from deleterious materials and suitable as a top dressing of trees and shrubs, consisting of one of the following:

1.	Type: 3” Pine needles.

2.	Type: 3” Pine bark at building.

1.10	PLANTING SOIL MIX

A.	Planting Soil Mix: Mix topsoil with the following soil amendments in the following quantities:

1.	Ratio of Loose Compost to Topsoil by Volume: 1:3.

2.	Weight of Commercial Fertilizer per 1000 Sq. Ft.: 1.

3.	Weight of Slow-Release Fertilizer per 1000 Sq. Ft.: 2.

PART 2 - EXECUTION

2.1	EXAMINATION

A.	Examine areas to receive exterior plants for compliance with requirements and conditions affecting installation and performance. Proceed with installation only after unsatisfactory conditions have been corrected. Locate all underground utilities before digging.

B.	Protect structures, utilities, sidewalks, pavements, and other facilities, and lawns and existing exterior plants from damage caused by planting operations.

2.2	PLANTING BED ESTABLISHMENT

A.	Loosen subgrade of planting beds to a minimum depth of 12”. Remove stones larger than 1” in any dimension and sticks, roots, rubbish, and other extraneous matter and legally dispose of them off Owner’s property.

1.	Spread topsoil, apply soil amendments and fertilizer on surface, and thoroughly blend planting soil mix.

2.	Spread planting soil mix to a depth of 4 inches but not less than required to meet finish grades after natural settlement. Do not spread if planting soil or subgrade is frozen, muddy, or excessively wet.

B.	Finish Grading: Grade planting beds to a smooth, uniform surface plane with loose, uniformly fine texture. Roll and rake, remove ridges, and fill depressions to meet finish grades.

C.	Restore planting beds if eroded or otherwise disturbed after finish grading and before planting.

2.3	TREE AND SHRUB EXCAVATION

A.	Pits and Trenches: Excavate circular pits with sides sloped inward. Trim base leaving center area raised slightly to support root ball and assist in drainage. Do not further disturb base. Scarify sides of plant pit smeared or smoothed during excavation.

1.	Excavate approximately two times as wide as ball diameter.

B.	Obstructions: Notify Architect if unexpected rock or obstructions detrimental to trees or shrubs are encountered in excavations.

1.	Hardpan Layer: Drill 6-inch- diameter holes into free-draining strata or to a depth of 10 feet, whichever is less, and backfill with free-draining material.

C.	Drainage: Notify Architect if subsoil conditions evidence unexpected water seepage or retention in tree or shrub pits.

D.	Fill excavations with water and allow to percolate away before positioning trees and shrubs.

2.4	TREE AND SHRUB PLANTING

A.	Set balled and burlapped stock plumb and in center of pit or trench with top of root ball 1” above adjacent finish grades.

1.	Remove burlap and wire baskets from tops of root balls and partially from sides, but do not remove from under root balls. Remove pallets, if any, before setting. Do not use planting stock if root ball is cracked or broken before or during planting operation.

2.	Place planting soil mix around root ball in layers, tamping to settle mix and eliminate voids and air pockets. When pit is approximately one-half backfilled, water thoroughly before placing remainder of backfill. Repeat watering until no more water is absorbed. Water again after placing and tamping final layer of planting soil mix.

B.	Set container-grown stock plumb and in center of pit or trench with top of root ball 1” above adjacent finish grades.

1.	Carefully remove root ball from container without damaging root ball or plant.

2.	Place planting soil mix around root ball in layers, tamping to settle mix and eliminate voids and air pockets. When pit is approximately one-half backfilled, water thoroughly before placing remainder of backfill. Repeat watering until no more water is absorbed. Water again after placing and tamping final layer of planting soil mix.

C.	Organic Mulching: Apply 3-inch average thickness of organic mulch extending 12 inches beyond edge of planting pit or trench.

PART 3 - SEEDING

3.1	SEED

A.	Grass Seed: Fresh, clean, dry, new-crop seed complying with AOSA’s “Journal of Seed Technology; Rules for Testing Seeds” for purity and germination tolerances.

B.	Seed Species: Rebel fescue or similar hybrid seed.

C.	Seed Species: Seed of grass species as follows, with not less than 95 percent germination, not less than 85 percent pure seed, and not more than 0.5 percent weed seed:

D.	Sod: Locally grown fescue with less than 20% bluegrass or other grass. No Bermuda grass.

E.	Fertilizer

1.	Composition: 20 percent nitrogen, 10 percent phosphorous, and 10 percent potassium, by weight.

PART 4 - MULCHES

A.	Straw Mulch: Provide air-dry, clean, mildew- and seed-free, salt hay or threshed straw of wheat, rye, oats, or barley.

4.2	EROSION-CONTROL MATERIALS

A.	Erosion-Control Fiber Mesh: Biodegradable twisted jute or spun-coir mesh, a minimum of 0.92 lb/sq. yd., with 50 to 65 percent open area. Include manufacturer’s recommended steel wire staples, 6 inches long.

PART 5 - EXECUTION

5.1	LAWN PREPARATION

A.	Limit lawn subgrade preparation to areas to be planted.

B.	Newly Graded Subgrades: Loosen subgrade to a minimum depth of 4 inches. Remove stones larger than 1 inch in any dimension and sticks, roots, rubbish, and other extraneous matter and legally dispose of them off Owner’s property.

1.	Apply superphosphate fertilizer directly to subgrade before loosening.

2.	Thoroughly blend planting soil mix off-site before spreading or spread topsoil, apply soil amendments and fertilizer on surface, and thoroughly blend planting soil mix.

a.	Delay mixing fertilizer with planting soil if planting will not proceed within a few days.

b.	Mix lime with dry soil before mixing fertilizer.

3.	Spread planting soil mix to a depth of 4 inches but not less than required to meet finish grades after light rolling and natural settlement. Do not spread if planting soil or subgrade is frozen, muddy, or excessively wet.

a.	Spread approximately one-half the thickness of planting soil mix over loosened subgrade. Mix thoroughly into top 2 inches of subgrade. Spread remainder of planting soil mix.

5.2	SEEDING

A.	Sow seed with spreader or seeding machine. Do not broadcast or drop seed when wind velocity exceeds 5 mph. Evenly distribute seed by sowing equal quantities in two directions at right angles to each other.

1.	Do not use wet seed or seed that is moldy or otherwise damaged.

B.	Sow seed at the rate of 6 lb /1000 sq. ft.

C.	Rake seed lightly into top 1/8 inch of topsoil, roll lightly, and water with fine spray.

D.	Protect seeded areas with slopes exceeding 1:3 with erosion-control fiber mesh installed and stapled according to manufacturer’s written instructions.

E.

Protect seeded areas with slopes not exceeding 1:6 by spreading straw mulch. Spread uniformly at a minimum rate of 2 tons/acre to form a continuous blanket 1- 1/2 inches in loose depth over seeded areas. Spread by hand, blower, or other suitable equipment.

1.	Anchor straw mulch by crimping into topsoil with suitable mechanical equipment.

2.	Bond straw mulch by spraying with asphalt emulsion at the rate of 10 to 13 gal./1000 sq. ft. Take precautions to prevent damage or staining of structures or other plantings adjacent to mulched areas. Immediately clean damaged or stained areas.

PART 6 - Begin maintenance immediately after each area is planted and continue until acceptable lawn is established, but for not less than the following periods:

1.	Seeded Lawns: One year from date of Substantial Completion.

B.	Maintain and establish lawn by watering, fertilizing, weeding, mowing, trimming, replanting, and other operations. Roll, regrade, and replant bare or eroded areas and remulch to produce a uniformly smooth lawn.

1.	In areas where mulch has been disturbed by wind or maintenance operations, add new mulch. Anchor as required to prevent displacement.

C.	Watering: Provide and maintain temporary piping, hoses, and lawn-watering equipment to convey water from sources and to keep lawn uniformly moist to a depth of 4 inches.

1.	Schedule watering to prevent wilting, puddling, erosion, and displacement of seed or mulch. Lay out temporary watering system to avoid walking over muddy or newly planted areas.

2.	Water lawn at a minimum rate of 1 inch per week.

D.	Mow lawn as soon as top growth is tall enough to cut. Repeat mowing to maintain specified height without cutting more than 40 percent of grass height. Remove no more than 40 percent of grass-leaf growth in initial or subsequent mowings. Do not delay mowing until grass blades bend over and become matted. Do not mow when grass is wet. Schedule initial and subsequent mowings to maintain the following grass height:

1.	Mow grass 2 to 3 inches high.

E.	Lawn Postfertilization: Apply fertilizer after initial mowing and when grass is dry.

1.	Use fertilizer that will provide actual nitrogen of at least 1 lb/1000 sq. ft. to lawn area.

2.	Schedule watering to prevent wilting, puddling, erosion, and displacement of seed or mulch. Lay out temporary watering system to avoid walking over muddy or newly planted areas.

3.	Water meadow at a minimum rate of 1/2 inch per week for 4 weeks after planting.

6.2	SATISFACTORY LAWNS

A.	Satisfactory Seeded Lawn: At end of maintenance period, a healthy, uniform, close stand of grass has been established, free of weeds and surface irregularities, with coverage exceeding 90 percent over any 10 sq. ft. and bare spots not exceeding 5 by 5 inches.

B.	Reestablish lawns that do not comply with requirements and continue maintenance until lawns are satisfactory.

6.3	CLEANUP AND PROTECTION

A.	During exterior planting, keep adjacent pavings and construction clean and work area in an orderly condition.

B.	Protect exterior plants from damage due to landscape operations, operations by other contractors and trades, and others. Maintain protection during installation and maintenance periods. Treat, repair, or replace damaged exterior planting.

6.4	DISPOSAL

A.	Disposal: Remove surplus soil and waste material, including excess subsoil, unsuitable soil, trash, and debris, and legally dispose of them off Owner’s property.

END OF SECTION 02900

EXHIBIT E

(Sign Easements)

EXHIBIT E

). BOX 497, OAK RIDGE, NC 27310 PLAT BOOK________ PAGE________

NOTES:

1. LOTS CANNOT BE ACCESSED FROM NC HWY. 68, OR NC HWY. 150
2. THIS TRACT IS NOT LOCATED IN A DESIGNATED WATER SUPPLY WATERSHED.
3. NO PORTION OF THIS TRACT IS LOCATED WITHIN A FLOOD ZONE. REFER TO FIRM COMMUNITY PANEL No. 370111 0020 B, EFFECTIVE 6/4/80.

NIR Control Corner
N67°26'32"E
206.74'
S00°56'16"W
321.92'
CENTRAL BAPTIST CHURCH
DB 2156, PG 185
ACL 6-374-1118N-012
ZONED RS-30
EIP Control Corner
20' LANDSCAPING, UTILITY & SIDEWALK ESM'T
375.08'
20'x20' SIGN ESM'T
L1
EIP
S00°44'46"E
144.53'
L27
S89°12'00"E
241.00'
C1
L18
S89°12'00"E
122.99'
L19
L20
N00°48'00"E
116.72'
F
39,764 SF
0.913 ACRES
#2215
BUILDING SETBACK
C2
S08°21'46"E
100.02'
PUBLIC R/W WIDTH V
NC HWY 68
C12
C16
C11
N81°01'06"W
238.89'
20' LANDSCAPING, UTILITY & SIDEWALK ESM'T
L17
E
S08°18'46"E
135.03'
20' UTIL
A
727 SF
ACRES
205A

NCGS GRID NORTH (NAD 83)

MEADOWS ROAD
NC HWY 68
LISA DRIVE
SITE
NC HWY 150
OAK RIDGE
NC HWY 150
NC HWY 68
LINVILLE ROAD

VICINITY MAP ± 1" = 2000'

REZONING CONDITIONS (CASE #44-98)

45,770 SF
1.051 ACRES
#2213
CENTERLINE
30' ACCESS AND UTILITY
EASEMENT
N71°26'10"W
295.59'
N 883,665.2572
E 1,707,960.40
D
45,209 SF
1.038 ACRES
#2211
N31°53'20"W
196.55'
N 883,532.72
E 1,707,898.13
BUILDING SETBACK
S61°34'58"W
174.88'
C
50,394 SF
1.157 ACRES
#2209
S61°34'58"W
127.54'
S57°50'24"W
119.85'
S58°40'14"W
723.85'
NC HWY 150
PUBLIC R/W WIDTH VARIES
N27°33'28"W
493.07'
ZONED BC (HD)
ZONED RS-30
JPC MONROE, LLC
DB 5174, PG 520
ZONED RS-30
ACL-6-374-1118N-018
S63°33'50"W
267.74'
20' LANDSCAPING, UTILITY &
SIDEWALK ESMT
N63°33'50"E
277.28'
B
68,940 SF
1.583 ACRES
#2207
BUILDING SETBACK
20' UTILITY ESMT
N22°33'28"W
178.11'
20' UTILITY ESM'T
N67°33'28"W
118.64'
S37°50'14"W
110.48'
20'x20' SIGN ESM'T
C1
C2
C3
C4
C5
C6
C7
C8
C9
C10
C14
C15
C17
C18
C19
L2
L3
L4
L6
L7
L8
L9
L10
L11
L12
L13
L14
L15
L16
L23
L24
L28
L29
L30
L31

CURVE TABLE

CURVE	LENGTH	RADIUS	CHORD	DISTA
C1	46.39	1790.00	S00°34'11"W	46.3
C2	183.07	1790.00	S03°06'10"E	162.9
C3	148.52	1790.00	S08°24'55"E	148.4
C5	253.18	796.00	S45°32'31"W	252.
C6	41.45	321.00	S30°08'07"E	41.4
C7	36.03	279.00	S30°08'07"E	36.0
C8	14.80	111.00	S65°33'39"W	14.7
C9	64.96	171.00	N46°24'51"E	64.5
C10	55.86	171.00	N26°15'27"E	55.6
C11	31.78	221.00	N14°46'53"E	31.7
C12	38.04	221.00	N05°43'53"E	37.9
C13	26.70	34.00	S03°56'10"E	26.0
C14	26.70	34.00	S41°03'43"W	26.0
C15	19.75	34.00	S80°12'16"W	19.4
C16	63.18	200.00	N09°51'01"E	62.9
C17	117.28	166.00	N39°08'26"E	114.8
C18	17.33	130.00	S65°33'39"W	17.3
C19	66.76	85.00	S05°56'10"E	65.0

KATHERINE LEE PAYNE, REGISTER OF DEEDS

GUILFORD COUNTY

201 SOUTH EUGENE STREET

GREENSBORO, NC 27402

* * * * * * * * * * * * * * * * * * * * * *

State of North Carolina, County of Guilford

The foregoing certificate of	Margaret Shea Burnham
Shirley H Smith
Ruth M Burnell

A Notary (Notaries) Public is (are) certified to be correct. This instrument and this certificate are duly registered at the date and time shown herein.

KATHERINE LEE PAYNE, REGISTER OF DEEDS

By:
Deputy - Assistant Register of Deeds

* * * * * * * * * * * * * * * * * * * * * *

THIS CERTIFICATION SHEET MUST REMAIN WITH THE DOCUMENT

EXHIBIT D

Procedure for Construction of Improvements

Subject to and as provided in Article 6 of this Lease, Tenant shall construct Improvements on the Premises, including the construction of initial improvements including a building containing no more than 6,686 square feet (the “Initial Tenant Improvements”).

The Initial Tenant Improvements shall be constructed by Tenant, at Tenant’s cost and expense, in substantial compliance with the plans and specifications therefor to be prepared for Tenant in accordance with the following procedure:

1. Within thirty (30) days after execution of this Lease by Landlord and Tenant, Tenant, at Tenant’s expense, shall proceed promptly to prepare complete and final plans and specifications (the “Plans and Specifications”) for the Initial Tenant Improvements, and shall submit the Plans and Specifications to Landlord for its approval. Such final Plans and Specifications shall include architectural design, exterior elevations and performance specifications for HVAC, electrical, plumbing and fire protection. Within fifteen (15) business days after the Plans and Specifications are submitted to Landlord, Landlord shall inform Tenant in writing of any objections thereto. Tenant shall then have fifteen (15) business days to propose in writing corrective amendments, which Landlord shall accept or reject within the next fifteen (15) business days. Landlord’s failure to inform Tenant of its objections within the applicable fifteen (15) business day period shall constitute Landlord’s approval of the Plans and Specifications.

2. Upon such approval (a) Tenant will cause the Plans and Specifications to be filed, at Tenant’s sole cost and expense, with appropriate governmental agencies in such form as necessary in order to obtain the necessary permits for the construction of the Initial Tenant Improvements, and (b) Landlord and Tenant shall initial two (2) sets of Plans and Specifications. Tenant shall have the right to make any changes to the Plans and Specifications as may be required by the appropriate governmental agencies subject to the approval of such changes by Landlord, which approval shall not unreasonably be withheld with respect to any required changes to portions of the Plan and Specifications related to the design of the interior of the Improvements or the performance specifications for HVAC, electrical, plumbing and fire protection; however, any required changes to the exterior of the Improvements may be withheld by Landlord in its sole discretion. Tenant shall use good faith efforts to obtain the necessary approvals and permits for construction from the appropriate governmental agencies within sixty (60) days after the execution of this Lease by Landlord and Tenant.

3. Within fifteen (15) business days upon receipt of the necessary permits, Tenant shall commence construction of the Initial Tenant Improvements (the “Construction Start Date”) and shall diligently continue work on such improvements until completion. The Initial Tenant Improvements shall be constructed at Tenant’s sole cost and expense in a good and workmanlike manner in accordance in all material respects with all requirements of codes, ordinances, rules and regulations of all governmental agencies having jurisdiction with respect to the construction thereof and consistent with the Declaration, as defined in the Lease.

4. Landlord agrees to cooperate with Tenant in providing the necessary access to the Premises and the Shopping Center as required by Tenant and Tenant’s contractors and construction personnel. Tenant shall not obstruct or interfere with access to or use of the Common Areas of the Shopping Center.

5. Prior to commencement of construction, Tenant shall deliver to Landlord a copy of the executed construction contract and, if Landlord shall require it, a payment and performance bond in the amount of the cost of such construction. The construction contract will be with a contractor licensed to do business in North Carolina (hereinafter “Contractor”). Tenant shall also deliver to Landlord a builder’s risk insurance policy naming Landlord as an additional insured in accordance with Article 9 of this Lease.

6. If, after construction is begun, Tenant desires substantial changes in the Plans and Specifications or substantial additions thereto, it shall serve upon Landlord a statement thereof, together with appropriate plans and specifications showing in detail the nature of the proposed changes or additions. Any change or addition proposed by Tenant shall be deemed part of the Plans and Specifications approved by both parties unless, within fifteen (15) business days after receipt thereof, Landlord notifies Tenant that it refuses to accept the proposed change or addition. Landlord may withhold its consent to any substantial exterior changes to the Improvements in its sole discretion; however, Landlord shall not unreasonably withhold its consent to any substantial interior changes to the Plans and Specifications. Minor changes in the work or materials that do not affect the general character of the Initial Tenant Improvements and do not affect the exterior of the Improvements may be made in the Plans and Specifications at any time without Landlord’s approval.

7. Upon completion of the Initial Tenant Improvements and any subsequent alterations or improvements, Tenant shall furnish Landlord with contractor’s affidavits, full and final waivers of liens and receipted bills covering all labor and materials expended and used. The Initial Tenant Improvements and any subsequent alterations or improvements shall comply with all insurance requirements and all laws, ordinances, rules and regulations of all governmental authorities and shall be constructed in a good and workmanlike manner. Tenant shall permit Landlord to inspect construction operations in connection with the Initial Tenant Improvements and any subsequent repairs, restoration, alterations or improvements.

8. The Initial Tenant Improvements shall be deemed to be complete upon issuance of a Certificate of Occupancy for the building constructed incident to the Initial Tenant Improvements.

2

EXHIBIT E

Landlord’s Rules and Regulations

1. Tenant shall not obstruct the walks or any Common Areas with any thing or in any manner whatsoever, and shall maintain any and all entrances, exits, walks, corridors, docks, and facilities serving the Premises free and clear of any and all dirt, accumulation of water, litter, refuse and hazardous conditions whatsoever.

2. Tenant shall not display, sell or offer to sell goods, wares, or merchandise in or about any part of the Shopping Center or Common Areas (including the sidewalks or ceiling in front of the Premises) except the interior of the Premises, and shall not solicit or conduct business in the Common Areas.

3. Tenant shall not leave, place or dispose of any refuse, garbage or thing outside the Premises or elsewhere in the Shopping Center other than garbage or refuse in containers or receptacles expressly designated by Landlord for that purpose as and where so designated.

4. All refuse in and from the Premises, and from Tenant and those under its control, shall be deposited in containers acceptable to Landlord and disposed of in a manner and at times acceptable to Landlord. A refuse company selected by the Landlord shall supply refuse removal service and Tenant shall timely pay for such removal of its refuse as and when invoiced for the same.

5. Receiving, shipping, loading and unloading of merchandise, supplies and fixtures by Tenant shall be done at times, places and in a manner acceptable to Landlord.

6. Tenant shall not conduct, advertise, or suffer the occurrence of any auction sale, bankruptcy sale, going-out-of-business sale, distress sale or the like at the Premises or the Shopping Center.

7. Tenant shall keep the Premises clean and free of refuse at all times. Tenant shall use pest extermination services as and when required and whenever Landlord shall direct. Tenant shall keep all carpets in the Premises clean and free from rips, ripples, tears and stains.

8. Tenant shall comply with all applicable laws and governmental authorities regarding Sunday openings as said laws may from time to time appear and/or be amended.

9. Tenant shall keep and maintain temperatures at the Premises sufficiently high to prevent freezing of or interference of any flow in pipes in, at and about the Premises.

10. Tenant shall not attach, display, or maintain on the outer walls, doors, windows or roof of the Premises or any portion of the Shopping Center or Common Areas any sign, awning, aerial, lettering matter or thing of any kind without Landlord’s prior written consent, which consent Landlord may withhold in its absolute discretion. No sign, display or lettering shall be employed by Tenant unless the same conforms in all respects with the “Sign Criteria” provided by Landlord. Tenant shall conform to and abide by said “Sign Criteria” and shall maintain and keep any and all sign, displays and/or lettering in good repair, good appearance and good working order at all times and make all replacements thereto as and when required to keep the same in such condition. Landlord shall have the right to amend said “Sign Criteria” from time to time, and Tenant shall fully comply with any such amendment. Unauthorized signs may be removed by Landlord without notice or liability for damages.

11. Tenant shall not use any sound device which shall be deemed objectionable to Landlord or other tenants, including but not limited to loud speakers, microphones, transmitters, amplifiers or phonographs, and any sound system operated or used within the Premises shall be harmonious with any system used by Landlord with respect to the Common Areas of the Shopping Center.

12. Tenant shall not do anything which may damage the personal property of any business or occupant at the Shopping Center or any part thereof or be a nuisance to other tenants there.

13. All fixtures and/or trade fixtures installed by Tenant at the Premises shall be new or thoroughly reconditioned.

14. The plumbing facilities, drains, and lines in or about the Premises and/or the Shopping Center shall not be used for any other purpose by Tenant or anyone under its control than for the purpose for which they are constructed, nor shall Tenant put (or dispose of) any foreign substance therein of any kind (including grease) other than that for which such facility was specifically designed or permit such event to occur; and all cost and expense of repairing, replacing, or restoring said facilities or equipment by reason of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant.

15. Tenant shall not burn any trash or garbage of any kind in or about the Premises, the Shopping Center or within one thousand (1,000) feet of the outside property lines of the Shopping Center.

16. No radio, television, electronic games, electronic blood pressure instruments or other health screening devices, or other similar device shall be installed in or about the Premises without first obtaining Landlord’s consent in writing in each instance. No aerial shall be erected on the roof or exterior walls of the Premises or at or about the Shopping Center without, in each instance, the prior written consent of the Landlord. Any aerial installed without prior written consent of Landlord may be removed by Landlord without notice at any time and without liability of any kind to Landlord, and if Landlord consents to the installation of such an aerial, it shall be installed in accordance with any and all applicable governmental requirements.

17. Soliciting for any reason in the Common Areas requires prior written approval from Landlord.

18. Tenant shall not place decorations in or about any part of the Shopping Center or Common Areas except the interior of the Premises.

2

19. Tenant shall not use the Common Areas for any business purposes or special events without Landlord’s prior written approval.

20. Tenant shall conduct and operate its business in a manner in keeping with the dignity and reputation of the Shopping Center and shall make all reasonable efforts to work harmoniously with other merchants in the Shopping Center. Tenant shall not mislead or deceive the public. Tenant shall not impair the reputation or dignity of the Landlord, the Shopping Center or the other tenants.

21. Tenant shall not have or acquire any property right or interest in or to any name or distinctive designation (including logos, layout, or aerial photographs of the Shopping Center) which may become identified or associated with Oak Ridge Commons; all property rights and rights of use of such name or distinctive designation shall be and remain the property of Landlord. Tenant shall not use the name or distinctive designation of the Shopping Center in any way which impairs the dignity of the Shopping Center or Landlord.

3

EXHIBIT F

Title Insurance Policy

4

INVESTORS TITLE INSURANCE COMPANY A Stock Company P.O. Drawer 2687 Chapel Hill, North Carolina 27515-2687 OWNER’S POLICY OF TITLE INSURANCE

SCHEDULE A

Policy Number  200104886G            Policy Date  07/26/2001            Time  11:26 AM

Amount of Insurance $9,392,000.00

1. Name of Insured JPC Monroe LLC

2. The estate or interest in the land which is covered by this policy is: FEE SIMPLE

3. Title to the estate or interest in the land is vested in the Insured.

4. The land herein described is encumbered by the following mortgage and assignments, if any:

DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT FROM JPC MONROE LLC, TO NEW SALEM, INC., TRUSTEE (S) FOR WACHOVIA BANK, N,A., DATED 7-25-2001, AND RECORDED 7-26-2001, AT 11:26 AM IN BOOK 005276 AT PAGE 000052, GUILFORD COUNTY RECORDS, NC, TO SECURE A NOTE OF $9,392,000.00.

and the mortgages, if any, shown in Schedule B hereof.

5. The land referred to in this Policy is in the State of NC County of Guilford and described as follows:

SEE ATTACKED FOR THE CONTINUATION OF SCHEDULE A:

Issued through the Office of: Investors Title Insurance Company 127 N. Greene Street, Ste. 100 PO Box 3565 Greensboro, NC 27402 Tel. (800)758-4842 Fax (800)659-3014

Authorized Countersignature

INVESTORS TITLE INSURANCE COMPANY

A Stock Company

P.O. Drawer 2687

Chapel Hill, North Carolina 27515-2687

Policy No. 200104886G

SCHEDULE B

EXCEPTIONS FROM COVERAGE

This Policy does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees or expenses) which arise by reason of:

I. The lien of the security instrument reflected in Item 4, Schedule A, if any be shown.

II. The dower, curtesy, homestead, community property, or other statutory marital rights, if any, of the spouse of any individual insured.

III.

1. Taxes for the year 2001, and subsequent years, not yet due and payable.

2. Easement (s) and/or Right(s) of way to Duke Power Company, recorded in Book 1361 at Page 565; Book 1455, Page 253; Book l674, Page 143; Book 1804, Page 279; Book 1371, Page 36; Book 1384, Page 500; Book 1410, Page 566; Book 1735, Page 344; and Book 1804, Page 275.

3. Easement(s) and/or Right(s) of way to VYVX, Inc., recorded in Book 4585 at Page 673.

4. Easement(s) and/or Right(s) of way to the North Carolina Department of Transportation (Lisa Drive), recorded in Book 2721 at Page 671.

5. Easement(s) and/or Right(s) of way to Transcontinental Gas Pipe Line Co., recorded in Book 1292 at Page 235.

AS TO TRACT 1:

6. Title to that portion of insured premises within the right-of-way of NC Highway 150 and NC Highway 68 North.

7. Rights of others thereto entitled in and to the continued uninterrupted flow of stream located on insured premises.

8. Plat of survey by William F. Greco, Jr., RLS, dated 1-26-2001 and last 7-6-2001, shows overhead utilities and poles located on insured premise.

INVESTORS TITLE INSURANCE COMPANY

A Stock Company

P.O. Drawer 2687

Chapel Hill, North Carolina 27515-2687

Policy No. 200104886G

AS TO TRACT 2:

9. Title to that portion of insured premises within the right-of-way of Lisa Drive and Meadows Road.

10. Memorandum of Lease in favor of Lowes Foods, Inc., recorded in Book 5224, Page 1466.

AS TO TRACTS 1 AND 2:

11. Pending such time as the improvements contemplated upon insured premises shall be commenced, liability under this policy is limited to the purchase price paid for the land, but as and when the erection of such improvements shall be commenced, liability hereunder shall increase, as the improvements progress, in the amount of the cost thereof, up to the face amount of this policy.

12. No liability is assumed for possible unfiled mechanics’ and materialmen’s liens.

13. UCC Financing Statement recorded 7-26-2001 at 11:27 a.m., in Book 5276 at Page 0074.

INVESTORS TITLE INSURANCE COMPANY

A Stock Company

P.O. Drawer 2687

Chapel Hill, North Carolina 27515-2687

SCHEDULE A - CONTINUED

The land referred to is described as follows:

Being a portion of property previously owned by Jerry M. Cooke and Phyllis H. Cooke as recorded in Deed Book 2737, Page 767, Guilford County Registry and more particularly described as follows:

Tract 1:

Beginning at a point in the centerline of NC Hwy 150, thence N30° 28’ 46”W, 29,74’ to an existing iron pipe, said pipe being the Southeast corner of property owned by Ronald L. Hedrick as recorded in Deed Book 4490, Page 29, thence continuing with Hedrick N30° 28’ 46”W, 191.95’ to an existing iron pipe (bent), the Northeast corner of the said Hedrick tract, thence with Hedrick’s North line, S85° 55’ 30”W, 185.14’ to an existing iron pipe, the Northeast corner of property owned by Lawrence C. Smith and Laura J. Smith as recorded in Deed Book 4512, Page 1158, thence with said Smith, S85° 47’ 44”W, 339.98’ to an existing iron pipe, the Southeast corner of property owned by Kurt H. Kusche’ and Cindy L. Kusche’ as recorded in Deed Book 5125, Page 1937, thence with Kusche N14° 54’ 04”W, 766.87’ to an existing iron pipe, the Northeast corner of said Kusche’ thence with Kusche’, N83° 31’ 03”W, 60.79’ to a new iron, rod, thence new lines through property previously owned by Jerry M. Cooke and Phyllis H. Cooke as recorded in Deed Book 2737, Page 767, N23° 34’ 02”E, 720.63’ to a new iron rod, thence N86° 40’ 53”E, 220.00’ to a new iron rod, thence N 45° 17’ 30”E, 578.00’ to a new iron rod, thence S88° 35’ 07”E, 280.00’ to an existing iron pipe, a corner property owned by Reggie K. Meadows as recorded in Deed Book 2307, Page 327, thence with said Meadows, S22° 17’ 14”E, 397.36’ to an existing iron pipe, the Southwest corner of said Meadows and Northeast corner of property owned by Central Baptist Church as recorded in Deed Book 2156, Page 185, thence with Central Baptist Church, S00° 56’ l6”W, 394.77’ to an existing iron pipe, the Southwest corner of said Central Baptist Church, thence with Central Baptist Church S89° 12’ 00”E, 295.09’ to an existing iron pipe, thence continuing S89° 12’00”E, 26,45’ to a point in the centerline of NC Hwy 68 North, thence running with the centerline of NC Hwy 68 North the following four calls; S00° 04’ 46”E, 144,53’ to a point, thence S08° 21’ 46”E, 100.02” to a point, thence S08° 18’ 46”E, 135,03’ to a point thence S09o 42’ 46”E, 157.58’ to a point, said point being the centerline intersection of NC Hwy 68 North and NC Hwy 150, thence running with the centerline of NC Hwy 150 the following three calls; S58° 40’ 14”W, 723.85’, thence S37o 50’ 14”W, 198.50’, thence S32° 48’ 14”W, 168.30’ to a point, the point and place of beginning, containing 48.033 Acres, more or less, according to survey dated January 26, 2001, last revised July 6, 2001 by Land Solutions, PC (William F. Greco, Jr. NCPLS No. L-3867).

INVESTORS TITLE INSURANCE COMPANY

A Stock Company

P.O. Drawer 2687

Chapel Hill, North Carolina 27515-2687

SCHEDULE A - CONTINUED

The land referred to is described as follows:

Being a portion of property previously owned by Jerry M. Cooke and Phyllis H. Cooke as recorded in Deed Book 2737, Page 767, Guilford County Registry and more particularly described as follows:

Tract 2:

Beginning at a point in the centerline of Lisa Drive, thence N02° 45’ 47”E, 1232,60’ to a point on the Western margin of Lisa Drive, the Southeast corner of Lot No. 1, Plat for Ada J. Parrish Heirs as recorded in Plat Book 88, Page 137, thence with the centerline of Meadows Road, N80° 57, 23”E. 1292.38’ to a railroad spike in the centerline of Meadows Road, thence S01° 17’38”W, 32.53’ to a new iron rod, on the Southern Right of Way line of Meadows Road, thence S01° 17’ 38”W, 11.41’ to an existing iron pipe, a corner with property owned by Reggie K. Meadows as recorded in Deed Book 2307, Page 327, thence with said Meadows S01° 24’53”W, 332.06’ to an existing iron pipe, thence new lines through property previously owned by Jerry M. Cooke and Phyllis H. Cooke as recorded in Deed Book 2737, Page 767, thence N88° 35’ 07”W. 280.00’ to a new iron rod, thence S45° 17, 30”W, 578.00’ to a new iron rod, thence S86° 40’ 53”W, 220.00’ to a new iron rod, thence S23° 34’ 02”W, 720.63’ to a new iron rod in the Northern line of property owned by Kurt H. Kusche’ and Cindy L. Kusche’ as recorded in Deed Book 5125, Page 1937, thence with said Kusche’ N83° 31’ 03”W, 100.00’ to an existing iron pipe, thence N83° 31’ 03”W, 28.91 to a point in the centerline of Lisa Drive, the point and place of beginning, containing 19,318 Acres, more or less, according to survey dated January 26, 2001, last revised July 6, 2001 by Land Solutions, PC (William F. Greco, Jr. NCPLS No. L-3867).

SAVE AND EXCEPT a triangular tract of land containing .004 Acres, more or less, previously conveyed by Jerry M. Cooke and Phyllis H. Cooke to Nancy S. Parrish as shown by Deed recorded in Book 3544, Page 619, in the Guilford County Registry.

NORTH CAROLINA	BANK OF OAK RIDGE
FIRST AMENDMENT TO LEASE
GUILFORD COUNTY

THIS FIRST AMENDMENT TO LEASE is entered into this the 13th day of September, 2005 by and between JPC MONROE, LLC (“Landlord”) and Bank of Oak Ridge (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant entered into a lease dated June 1, 2002 (the “Lease”), whereby Landlord agreed to lease to Tenant certain property described therein, as amended by a Boundary Line Agreement dated October 3, 2003, recorded in Book 5961, Page 1359, Guilford County Registry (the “Premises”) of the shopping center known as Oak Ridge Commons located at the intersection of Highway 68 and Highway 150 in Oak Ridge, North Carolina (the “Shopping Center”);

WHEREAS, Landlord and Tenant desire to modify the Lease upon the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Release of Portion of Exclusive Use. Tenant agrees to modify its exclusive use set forth in Section 5.3 of the Lease. The first paragraph of Section 5.3 is hereby amended and restated as follows:

5.3 Exclusive Use. Landlord covenants and agrees that, commencing with the date this Lease is executed and continuing during the Term of this Lease, Landlord shall not sell, lease, rent, use or occupy or suffer or permit to be used or occupied, any part of the Shopping Center (other than the Premises) for the operation of (i) a national bank or savings bank, state bank or savings bank, state bank, savings and loan, credit union or other federally insured financial institution, a trust company, a stand-alone “ATM” located outside a Tenant’s business location, a loan production office, mortgage broker or other mortgage office or company (except as specifically provided below) or a bank holding company (the “Bank Exclusive Use”); provided, however, Tenant acknowledges and agrees that the Bank Exclusive Use applies only to traditional retail banking services conducted at a branch office and does not apply to financial and other services which may be provided by a bank or another financial services institution, such as insurance services or stock brokerage services; Tenant further acknowledges that the Bank Exclusive Use does not apply to a mortgage origination office owned and operated by Allen Tate Realtors (“Allen Tate”) in connection with an Allen Tate real estate sales office; the Bank Exclusive Use shall not apply to the use of an indoor stand-alone “ATM” machine by a tenant. Tenant further acknowledges that Landlord has already entered into certain leases, including a lease with Lowe’s Food Stores, Inc., which leases are not bound by the Bank Exclusive Use. Therefore, it is possible that Lowe’s Food Stores, Inc. may operate a bank within its leased premises or locate an ATM machine outside its premises and any such use by Lowe’s Food Stores, Inc. shall not constitute a breach of the Bank Exclusive Use. The Bank Exclusive Use shall terminate if Tenant ceases to operate traditional retail banking services for a period of 120 days, except when such failure to operate is caused by renovations, strikes, labor disputes, casualty or conditions beyond the control of Tenant.

The second paragraph of Section 5.3, as set forth in the Lease, remains unchanged.

It is the express intention of the Tenant to release that portion of its exclusive use that would have prohibited Allen Tate as a tenant at Oak Ridge Commons from operating a mortgage origination office in connection with an Allen Tate real estate sales office.

Notwithstanding the release of the exclusive as set forth above, Tenant reserves the right to operate as a mortgage loan production office, mortgage broker or other mortgage office or company, mortgage bankers or mortgage loan services in connection with a real estate sales office as a permitted use and as an exclusive use as to other tenants of Oak Ridge Commons with the exception of Allen Tate.

2

2. Tenant agrees to execute the Second Amendment to Declaration of Easements, Covenants and Restrictions for Oak Ridge Commons, a copy of which is attached hereto, as Exhibit A, to evidence its consent to the Second Amendment.

3. Except as herein specifically modified and amended, the terms, covenants and provisions of the Lease shall remain in full force and effect and Tenant and Landlord do hereby ratify and affirm the Lease and their rights and obligations thereunder. All obligations of Tenant with respect to the Premises shall remain in full force and effect including all obligations to pay rent and additional rent. Tenant acknowledges that it has no right of set-off or counterclaim against Landlord for any sums due or becoming due under the Lease. This instrument is a modification and not a novation and shall be binding upon the parties hereto, their successors and assigns.

IN WITNESS WHEREOF, Landlord and Tenant have caused this First Amendment to Lease to be executed the day and year first above written.

LANDLORD:

JPC MONROE, LLC

By:
Manager

TENANT:

BANK OF OAK RIDGE

By:
Name:	Ronald O. Black
Title:	President and Chief Executive Officer

3